Exhibit 2.7


                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT is made as of March 14, 2003, by and among Conseco Finance Corp., a Delaware corporation (the "Company"), the Subsidiaries of the Company owning Purchased Assets, which are named on the signature pages hereof or become parties hereto in accordance with this Agreement (the "Selling Subsidiaries"), and General Electric Capital Corporation, a Delaware corporation (the "Buyer"). The Company and the Selling Subsidiaries are collectively referred to herein as the "Sellers" and, individually, as a "Seller". The Sellers, the Parent and the Buyer are collectively referred to herein as the "Parties" and, individually, as a "Party".

                  WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, the Purchased Assets and, with respect to the Company and the Filing Company Subsidiaries, in a sale authorized by the Bankruptcy Court pursuant to, inter alia, sections 105, 363, 365 and 1146(c) of the Bankruptcy Code;

                  WHEREAS, it is intended that the acquisition of the Purchased Assets be accomplished through the sale, transfer and assignment of assets of the Company and the Selling Subsidiaries owning, leasing or having the right to use the Purchased Assets and/or, as provided herein, through the sale of capital stock of one or more direct or indirect Subsidiaries of the Company;

                  WHEREAS, the Buyer also desires to assume, and the Sellers desire to assign and transfer, the Assumed Liabilities; and

                  WHEREAS, the Company and the Filing Company Subsidiaries either have filed or will file one or more Chapter 11 Cases.

                  NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

              "Accounting Principles" means the accounting principles (including accounting methods, practices and procedures) set forth in Part II of Section 1.1A of the Business Schedules. When the accounting principles (including accounting methods,


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practices and procedures) set forth in Part II of Section
1.1A of the Business Schedules do not specifically address a particular matter necessary to prepare the Schedule of Assets Acquired and Liabilities Assumed, then the accounting principles (including accounting methods, practices and procedures) set forth in Part II of Section 1.1A of the Business Schedules shall be supplemented in accordance with GAAP, but only to the extent necessary to address such matter.

              "Accrued and Unpaid Interest" means, with respect to any Loan, as of any date, the interest, fees, premiums, consignment fees, costs, advances and other charges that have accrued on such Loan (whether or not such fees, costs or charges have been billed) but have not been paid by the Obligor on such Loan or otherwise collected by offset, recourse to collateral or otherwise.

              "Acquired Securitization Assets" means the PL Residual Assets.

              "Active Merchant Agreements" means program agreements set forth in
Section 2.1(a)(A)(iii) of the Business Schedules.

              "Acxiom Models" means (a) all of the models set forth in Attachment E to Section 3.12(a) of the Business Schedules, that are designated therein as Purchased Assets, other than the Credit Lifecycle and Clustering Models, and all associated software programs, algorithms, scripts, interfaces, data layouts, database schema, decision engines and strategies and all other data and documentation related thereto and (b) any other models and associated software programs, algorithms, scripts, interfaces, data layouts, database schema, decision engines and strategies and all other data and documentation related thereto, which are used exclusively in the Purchased Businesses as operated by the CFC Parties prior to the Cut-Off Time, and were created (i) pursuant to the Acxiom Contracts set forth in Attachment A to 2.1(a) of the Business Schedules and Section 6.13 of the Business Schedules or (ii) developed by a CFC Party or a Third Party and administered pursuant to the Acxiom Contracts set forth in Attachment A to 2.1(a) of the Business Schedules and
Section 6.13 of the Business Schedules.

              "Additional Lehman Debt" means an additional warehouse financing facility (or an amendment of an existing Lehman Facility) to be provided by Lehman Brothers Holdings, Inc. or any of its Affiliates in an amount not to exceed $250 million to finance the origination of loans by the Company and its Subsidiaries.

              "Administrative Claims Escrow Agent" means Deutsche Bank Trust Company Americas.

              "Administrative Claims Escrow Agreement" means an escrow agreement between the Administrative Claims Escrow Agent, the Buyer and the Company in form and substance reasonably satisfactory to the Buyer and the Company.

              "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

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              "Affiliated Group" means any affiliated group of corporations within the meaning of Section 1504(a) of the Tax Code as well as any other group of corporations filing consolidated, combined or unitary Income Tax Return under federal, state, local or foreign Law.

              "Agreement" means this Asset Purchase Agreement and the schedules, exhibits and annexes attached hereto, as such Asset Purchase Agreement, schedules, exhibits or annexes may be amended, restated, supplemented or otherwise modified from time to time.

              "Allocation Statement" shall have the meaning set forth in Section 5.1(g) hereof.

              "Allowed Operating Expenses" shall have the meaning set forth in
Section 5.5(a)(xix)(b).

              "Assigned Contracts" means (a) the Discount Accounts Receivables and (b) the Insurance Accounts Receivables.

              "Assigned Receivables" means (a) all Receivables and Loans of the PL Business, (b) the HI and CL Mill Creek Bank Loans and (c) those Receivables and Loans constituting part of the Visa/Mastercard Portfolio, including, without limitation, in each case any Receivable and Loan that has been charged-off, but shall not mean, in any case, the Excluded Receivables.

              "Assumed Agreements" means, collectively, the Assumed Leases, the Assumed Contracts, the Assumed Receivables Contracts, the Private Label Credit Card Master Trust Documents and the Assumed Retention Agreement.


              "Assumed Contracts" means those Contracts identified in Section 2.1(a) of the Business Schedules but excluding (i) Assumed Leases, Assumed Receivables Contracts and those Contracts that expire or are terminated in the ordinary course of business, consistent with past practices of the Sellers prior to the Cut-Off Time and (ii) all Employee Agreements (other than the Assumed Retention Agreement).

              "Assumed Leases" means the real property leases, subleases, licenses or other Contracts set forth in Section 2.1(a)(B)(ii) of the Business Schedules.

              "Assumed Liabilities" shall have the meaning set forth in Section 2.2(a) hereof.

              "Assumed Receivables Contracts" means Contracts evidencing or executed and delivered in connection with the Assigned Receivables and the Securitized Receivables.

              "Assumed Retention Agreement" means that certain agreement dated as of December 19, 2002, by and between the Company and Todd Woodard.

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              "Auction" means the auction conducted by the Sellers pursuant to the Bidding Procedures Order.

              "Auditor" means Ernst & Young LLP.

              "Backlog" means any commitment by any Seller to enter into a financing transaction, which transaction (i) has not been entered into on or prior to the Cut-Off Time and (ii) would, had it been entered into prior to the Cut-Off Time, have constituted an Assumed Receivables Contract.

              "Backup Agreements" shall mean the purchase agreement among certain of the CFC Parties and EMC Mortgage Corporation (or any of its Affiliates) and the purchase agreement among certain of the CFC Parties and Charlesbank Capital Partners, LLC (or any of its Affiliates) to acquire certain assets of the Sellers and entered into pursuant to the Auction.

              "Bank Information" shall have the meaning set forth in Section
5.24 hereof.

              "Bank Merger Act" means the federal Bank Merger Act, Section 18(a) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(c).

              "Banks" means (a) Mill Creek Bank and (b) Green Tree Retail Services Bank.

              "Bankruptcy Acquiror" means any purchaser of the rights, title and interest of any Seller in any of the Properties of the Company and its Subsidiaries pursuant to a Final Order of the Bankruptcy Court approving such sale, other than the Buyer.

              "Bankruptcy Code" means title 11 of the United States Code.

              "Bankruptcy Court" means (i) with respect to the Company and the Filing Subsidiaries, the United States Bankruptcy Court for the Northern District of Illinois or such other court having jurisdiction over the Chapter 11 Case originally administered in the United States Bankruptcy Court for the Northern District of Illinois, and (ii) with respect to the Parent or any other Affiliate of the Company, the United States Bankruptcy Court for the Northern District of Illinois or such other court having jurisdiction over the cases commenced under the chapter 11 of the Bankruptcy Code by the Parent or any other Affiliate of the Company, as applicable.

              "Bankruptcy Event" means, with respect to any Person, that such
Person:

         (a) commences any case, proceeding or other action (i) under any existing Laws of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up,

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              liquidation, dissolution, composition or other relief with respect to such Person or such Person's debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of such Person's creditors;

         (b) has commenced against such Person any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

         (c) has commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of such Person's assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

         (d) fails generally to pay such Person's debts as such debts become due; or

         (e) takes any corporate action in furtherance of, or indicating such Person's consent to, approval of, or acquiescence in, any of the acts set forth above.

              "Base Amount" means, subject to Section 2.4(f) hereof, $221 million.

              "Bid Adjustment Amount" means $66 million.

              "Bidding Procedures Order" means (a) the order of the Bankruptcy Court dated December 20, 2002 granting in part, CFC debtors' motion for order pursuant to Sections 105(a), 363, 365, and 1146(c) of the Bankruptcy Code (I)
(A) establishing the bidding procedures in connection with the sale of substantially all of the assets of the CFC debtors, including certain buyer protections; (B) approving the form and manner of notices; (C) approving the form of the asset purchase agreement, (D) setting a sale hearing, and (E) granting related relief; (II) approving the sale of the CFC debtors assets free and clear of all liens, claims and encumbrances to the successful bidder; and
(III) authorizing the assumption and assignment of certain executory contracts and leases; and (b) the order of the Bankruptcy Court dated January 8, 2003: (I) Approving Bidding Procedures in Connection with the Sale of Substantially All of the Assets of the CFC Debtors, Including Certain Buyer Protections; (II) Approving the Form and Manner of Notices and (III) Approving Procedures for Approval of the Sale.

              "Book Value" means, at any time, with respect to any Property, the value set forth for such Property on the books and records of the applicable Seller as of such time.

              "Business Area Balance Sheets" means the November 30 Balance Sheet, the December 31 Balance Sheet and the January 31 Balance Sheet.

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              "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

              "Business Employee" means, as of the Cut-Off Time, (A) the Employees primarily engaged in the PL Business and (B) those employees primarily engaged in the origination platform (but not servicing platforms) of the CL Business and HI Business, in each case as identified in Section 5.12 of the Business Schedules.

              "Business Leased Premises" means the real property leased, subleased or otherwise used or occupied by the CFC Parties that are required to be listed in Section 3.8(b) of the Business Schedules.

              "Business Schedules" means the Purchased Businesses Schedule.

              "Buyer" shall have the meaning set forth in the Preamble.

              "Buyer Indemnified Parties" shall have the meaning set forth in
Section 9.2(a) hereof.

              "Buyer Information" shall have the meaning set forth in Section 5.3(b)) hereof.

              "Buyer's Knowledge" means, with respect to the Buyer, the knowledge of Renier Lemmens, Rick Buckley and Beverly A. Belcamino, in each case in the exercise of their respective duties as employees of the Buyer.

              "Cap" shall have the meaning set forth in Section 9.3(b) hereof.

              "CFC Parties" means, collectively, the Company, the Company's Subsidiaries and their respective Affiliates.

              "CFC Party" means, individually, the Company, any of the Company's Subsidiaries or any of their respective Affiliates, as applicable.

              "CFN" means CFN Investment Holdings LLC.

              "CFN Agreement" means the Amended and Restated Asset Purchase Agreement dated as of March 14, 2003 among certain of the CFC Parties and CFN to acquire assets of the Sellers.

              "Change of Control Event" means, with respect to any Person, any sale of all or substantially all of the assets of such Person (whether in one or a series of transactions) or a merger or consolidation of such Person into another Person or the transfer of the capital stock or other equity interest of such Person.

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              "Chapter 11 Case" means, collectively, the cases commenced and to be commenced by the Company and the Filing Company Subsidiaries under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

              "Charged-Off Accounts" means Receivables that have been charged-off by the CFC Parties prior to the Cut-Off Time.

              "CL Business" means the consumer installment loan business of the CFC Parties, excluding securities taken back or retained by any CFC Party in connection with a Securitization.

              "CL Origination Platform" means the Property and employees that, in the ordinary course of business and consistent with the past practices of the CFC Parties, are utilized in the making or purchasing of, or necessary to make or purchase, Loans and Receivables (including, without limitation, the origination and activation of dealers, consumer application processing, credit underwriting, document preparation and funding) that constitute the CL Business.

              "Company" shall have the meaning set forth in the Preamble.

              "Confidentiality Agreement" means that letter agreement, dated as of November 5, 2002, between the Parent and the Buyer.

              "Consumer Loan" means the retail installment contracts and direct and indirect consumer loans, whether or not secured by a purchase money or other security interest creating a first lien in favor of the lender or obligee on personal property such as recreational vehicles, motorcycles, watercraft, trailers and snowmobiles, and the related promissory notes or other evidences of indebtedness, together with any and all rights, benefits, collateral, payments, recoveries and proceeds arising therefrom but shall not mean any Receivable or Loan constituting part of the PL Business.

              "Contract" means any contract, license, sublicense, franchise, permit, terms and conditions of a revolving account, the account relationship, mortgage, deed to secure debt or deed of trust, purchase order, indenture, loan agreement, note, lease, sublease, agreement, obligation, commitment, understanding, instrument or other arrangement or any commitment to enter into any of the foregoing (in each case, whether written or oral including the terms of an offer of credit which may be accepted by a purchaser or a credit card user and the relationship between such Person and the Sellers), including, without limitation, any schedules, exhibits, annexes, attachments, amendments or other modifications thereto.

              "CRA" means any Property that is held, made or extended by any Person for Community Reinvestment Act purposes.

              "Credit Lifecycle and Clustering Models" means (a) all of the models set forth in Attachment E to Section 3.12(a) of the Business Schedules, that are designated therein as Purchased Assets, other than the Acxiom Models, and all associated software programs, algorithms, scripts, interfaces, data layouts, database schema, decision engines

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and strategies and all other data and documentation related thereto and (b) any other models and all associated software programs, algorithms, scripts, interfaces, data layouts, database schema, decision engines and strategies and all other data and documentation related thereto, which are used exclusively in the Purchased Businesses as operated by the CFC Parties prior to the Cut-Off Time and were created or developed by a CFC Party or a Third Party.

              "Cut-Off Time" means 12:01 a.m. Eastern time on the Effective Closing Date.

              "December 31 Balance Sheet" means the Restricted and Unrestricted Balance Sheets as of December 31, 2002 set forth on Annex B hereto.

              "Deferred Promotional Discount Amount" means an amount, calculated as of the Cut-Off Time, equal to that portion of any merchant discounts or similar amounts collected by or owed to any CFC Party relating to purchases initially subject to a promotional discount with respect to any Receivables of the PL Business but not yet, as of the Cut-Off Time, accreted by the CFC Parties into income. The Deferred Promotional Discount Amount shall be computed in a manner consistent with CFC's past practices as described in Conseco's accounting policy labeled "Promotional Discount Deferral and Amortization for Revolving Products" set forth in Section 10 of the Accounting Principles.

              "DIP Loan" means any debtor-in-possession extension of credit for the benefit of the Company and the Filing Company Subsidiaries approved by the Bankruptcy Court in connection with the Chapter 11 Cases.

              "Disposition Agreement" means any agreement, contract or other arrangement (other than this Agreement) pursuant to which any interest in any Purchased Asset or any payment due with respect to any Purchased Asset has been sold, used as collateral, transferred to or otherwise disposed of to any Person or Persons by any Seller.

              "Disposition Proceeds" means the amount of the cash proceeds of any sale, transfer or assignment of Home Equity Loans, Reaffirmed Accounts, CRAs and Charged-off Accounts owned by Mill Creek Bank Inc., as certified by the Company in accordance with Section 5.40 hereof and provided that such amounts are reflected on the Final Schedule of Assets Acquired and Liabilities Assumed as cash or cash equivalents.

              "Direct Claim" means any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim.

              "Direct Initial Payment" means an amount equal to 92.5% of the Initial Payment.

              "Discount Accounts Receivable" means any receivable associated with any Active Merchant Agreement and that represents promotional discounts billed, but not collected by the CFC Parties, prior to the Cut-Off Time.

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              "Domain Name Transfer Agreement" means the assignment agreement to be executed by the Parties on or prior to the Funding Date, effective as of the Cut-Off Time, in customary form and substance as reasonably agreed by the Parties, that effects the assignment from the Sellers to the Buyer of all Internet domain names included in the Purchased Assets.

              "Drop Dead Date" means September 30, 2003 or such later date as may be extended by the Buyer for an additional period of up to 90 days if the failure of the Funding Date to occur prior to September 30, 2003 is a result of the conditions set forth in Sections 6.4 and 6.13 not having been satisfied.

              "Effective Closing Date" means the first day of the month in which the conditions set forth ARTICLES 6 and 7 are satisfied or waived in accordance with the terms thereof.

              "Employee Agreements" means employment, retention, severance, long-term incentive, change in control and any other similar agreements between the Sellers or any Affiliate of the Sellers and any Employee.

              "Employee Benefit Plans" shall have the meaning set forth in
Section 3.16(a) hereof.

              "Employment Costs" means, with respect to the Business Employees and the Shared Services Employees to whom Buyer offers employment in accordance with Section 5.12(a)(ii) hereof: (1) base salary or wages, including any overtime pay, deferred amounts and other payroll amounts, if applicable; (2) bonus or incentive compensation, if any; (3) benefits and premiums payable to or for the benefit of such employees and their eligible dependents (if applicable), including, without limitation: (a) the actual costs of benefits, including, without limitation, the actual cost of welfare benefits incurred during the period from the Cut-Off Time through the Funding Date; (b) the employer portion of applicable payroll taxes; (c) premiums paid by the Sellers and/or CFC Parties with respect to health, dental, life, disability and other welfare benefit coverages or expenses under the welfare plans, including paid time off, sick pay, vacation and severance benefits; and (d) contributions to any qualified retirement plan or supplemental retirement plan made on behalf of such employees; (4) statutory benefits and unemployment contributions; and (5) actual workers compensation benefits (if uninsured) paid to such employees and workers compensation premiums.

              "Employees" shall have the meaning set forth in Section 3.14 hereof.

              "Environmental Law" means any Law relating to (a) the release or threatened release of Hazardous Substances, (b) pollution or the protection of human health, safety or the environment, including ambient air (including air inside buildings), surface water, ground water, land surface or subsurface strata and natural resources or (c) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances.

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              "Equipment" means any personal property set forth in Section
2.1(a)(B)(iii) of the Business Schedules, as such section may be updated from time to time in accordance with this Agreement.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with Sellers under Section 414(b), (c),
(m) or (o) of the Tax Code.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Act Rules" means the rules and regulations promulgated under the Exchange Act.

              "Excluded Assets" means any and all assets of any Seller other than those included in the definition of the Purchased Assets and shall include, without limitation, the Specified Excluded Assets.

              "Excluded Businesses" means any business or operation of the CFC Parties or portions thereof that is not part of the Purchased Businesses.

              "Excluded Contracts" means any Contract that is not an Assumed Agreement, including, without limitation, (a) any Contract with respect to any Reaffirmed Account (whether or not designated as such on the Final Data Tape),
(b) any Assumed Receivable Contract that in any manner does not comply with applicable Law, which non-compliance impairs enforceability or validity of such Assumed Receivable Contract, (c) the Contracts set forth in Section 2.1(c) of the Purchased Businesses Schedule, (d) all Employment Agreements (other than the Assumed Retention Agreement) and (e) the Contracts set forth in Section 2.1(a) of the Business Schedule designated as Excluded Contracts.

              "Excluded Liabilities" has the meaning set forth in Section 2.2(b) hereof.

              "Excluded Receivables" means any Loan or Receivable (a) that is a Reaffirmed Account (whether or not designated as such on the Final Data Tape),
(b) the terms or conditions of which violate or contravene any applicable Law and such violation or contravention impairs enforceability or validity of such Loan or Receivable and (c) that has not been made or purchased in the ordinary course of business consistent with the past practices of the CFC Parties.

              "Facilities" means the Leased Premises.

              "FDIC" shall have the meaning set forth in Section 3.3 hereof.

              "FFIEC" means the Federal Financial Institutions Examination Council.

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              "Files" means, whether in paper or electronic form, books;
records; customer and vendor lists; correspondence; files; advertising, marketing and sales materials; personnel files of employees; financial records and statements; correspondence, reports and examinations of Governmental Authorities other than those with respect to Mill Creek Bank and legal proceedings materials.

              "Filing Company Subsidiaries" means the Selling Subsidiaries and such other Subsidiaries of the Company and of any Selling Subsidiary as the Buyer may elect by notice to the Company; provided, however, that neither Mill Creek Bank Inc. nor Green Tree Retail Services Bank shall be deemed Filing Company Subsidiaries.

              "Final Data Tape" means the Month's End Data Tape prepared as of the Effective Closing Date which is to be delivered by the Sellers to the Buyer, pursuant to Section 5.38 hereof, setting forth the Portfolio Information as of the Cut-Off Time for all Loans and Assigned Receivables included in the Purchased Assets and all Securitized Receivables in existence as of such time.

              "Final Order" means an order or judgment of the Bankruptcy Court
(i) that is not the subject of a pending appeal, petition for certiorari, motion for reconsideration or other proceeding for review, rehearing or reargument,
(ii) that has not been reversed, stayed, modified or amended, and (iii) respecting which the time to appeal, to petition for certiorari, to move for reconsideration or to seek review, rehearing or reargument shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure and other applicable Laws.

              "Final Schedule of Assets Acquired and Liabilities Assumed" means the Schedule of Assets Acquired and Liabilities Assumed delivered by the Buyer to the Company pursuant to Section 5.39(e) hereof.

              "Finance Laws" shall have the meaning set forth in Section 3.3 hereof.

              "Financial Statements" shall have the meaning set forth in Section
3.19 hereof.

              "FIRPTA" shall have the meaning set forth in Section 3.22(c) hereof.

              "Funding" shall have the meaning set forth in Section 2.3(a) hereof.

              "Funding Date" means the 10th day (or if such date is not a Business Day, the next Business Day after such date) of the month following the Effective Closing Date.

              "GAAP" means United States generally accepted accounting principles consistently applied.

              "Governmental Authority" means any federal, state, provincial, local, department, county, municipal, governmental regulatory or administrative authority, agency, bureau, department or commission or any court, tribunal or judicial or arbitral

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body or other governmental authority or instrumentality, in each case, whether domestic or foreign.

              "Green Tree Retail Services Bank" means Green Tree Retail Services Bank, Inc., a South Dakota chartered limited purpose credit card bank, and its wholly-owned Subsidiaries.

              "Guarantees" means any and all obligations relating to guarantees, letters of credit, support agreements, bonds and other credit assurances or supports of a comparable nature, of any CFC Party.

              "Hazardous Substances" means any substance, whether solid, liquid, gaseous or any combination of the foregoing which is listed, defined or regulated pursuant to any Environmental Law.

              "HE Business" means the home equity loan business of the CFC Parties, excluding securities taken back or retained by any CFC Party in a Securitization.

              "HELOC Loans" means all revolving, variable rate mortgage loans secured by first or junior liens on single-family residential real property (including, without limitation, condominiums and planned unit developments), and the related promissory notes or other evidences of indebtedness, together with any and all rights, benefits, collateral, payments, recoveries and proceeds arising therefrom or in connection therewith.

              "HI Business" means the home improvement loan business of the CFC Parties, excluding (a) securities taken back or retained by any of the CFC Parties in a Securitization and (b) Loans pledged to the Lehman Warehouse Facility.

              "HI and CL Mill Creek Bank Loans" means those Loans and Receivables that are either Home Improvement Loans or Consumer Loans of the HI Business and the CL Business (and, in each case, the corresponding Receivables) and that were owned by Mill Creek Bank as of December 31, 2002 or, subject to
Section 5.5 hereof, made (but not purchased) by Mill Creek Bank during the period from December 31, 2002 though the Cut-Off Time and for the avoidance of doubt excluding any Home Equity Loans.

              "HI and CL Servicing Assets" means all Intellectual Property, fixtures equipment and all computer hardware required for the Servicing of the Home Improvement Loans and Consumer Loans originated by the HI Origination Platform and the CL Origination Platform and the HI and CL Mill Creek Bank Loans, including, without limitation, (a) the Intellectual Property, (b) the fixtures, equipment and computer hardware, and (c) the Contracts, in each case as set forth in Section 5.31(a) of the Business Schedules and designated as "HI and CL Servicing Assets."

              "HI Origination Platform" means the Property and employees that, in the ordinary course of business and consistent with the past practices of the CFC Parties, are utilized in the making or purchasing of, or necessary to make or purchase, Loans and Receivables (including, without limitation, the origination and activation of dealers, consumer application processing, credit underwriting, document preparation and funding) that constitute the HI Business.

              "Home Equity Loans" means all fixed or variable rate Loans secured by first or junior liens on residential real Property (including, without limitation, condominiums and planned unit developments), including, without limitation, any such high loan-to-value mortgage loans, and the related promissory notes or other evidences of indebtedness, together with any and all rights, benefits, collateral, payments, recoveries and proceeds arising therefrom or in connection therewith.

              "Home Improvement Loans" means all first or junior liens or unsecured home improvement Loans, and the related promissory notes or other evidences of indebtedness, whether insured or uninsured, and the related promissory notes or other evidences of indebtedness, together with any and all rights, benefits, collateral, payments, recoveries and proceeds arising therefrom or in connection therewith.

              "Honda Purchase Agreement" means that certain Purchase and Sale Agreement, dated as of May 28, 2001, among Transamerica Bank, N.A., Transamerica Retail Financial Services and Conseco Bank, Inc.

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations related thereto.

              "Inactive Employees" shall have the meaning set forth in Section 5.12(a) hereof.

              "Income Tax" means all domestic or foreign federal, state, local Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, minimum taxes and any Taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes); (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured, or calculated with respect to, is described in clause (i); or (iii) withholding taxes, measured by, or calculated with respect to, any payments or distributions (other than wages).

              "Income Tax Return" means any return, declaration, report, claim for refund, information return, amended return or statement relating to Income Taxes, including any schedule or attachment thereto.

              "Incremental Liabilities" shall have the meaning set forth in
Section 2.1(b) hereof.

              "Indemnified Parties" shall have the meaning set forth in Section 9.2(b) hereof.

              "Indemnifying Party" means a Person from whom indemnification is sought.

              "Indemnity Deductible" shall have the meaning set forth in Section 9.3(b) hereof.

              "Insurance Accounts Receivable" means (a) any forced placed insurance premium due from an Obligor in respect of an Assumed Receivable Contract and (b) any charge card insurance premium due from an Obligor in respect of an Assumed Receivables Contract relating to the PL Business.

              "Insurance Policies" means those policies of insurance which the CFC Parties maintain with respect to their assets and operations, including, without limitation, liability, property, workers' compensation, directors and officers liability.

              "Intellectual Property" means all of the rights arising from or in respect of the following in any U.S. or foreign jurisdiction: (a) patents, patent applications and patent disclosures including re-issues, continuations, divisions, continuations-in-part, renewals and extensions; (b) trademarks, service marks, trade dress rights, trade names, corporate names, logos and slogans (whether registered or unregistered, and all translations, adaptations, derivations and combinations of the foregoing), and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) trade secrets, confidential information, know-how, processes, technology and inventions; (e) computer software and systems (including, without limitation, in source code, executable code or other form, data, databases and documentation); (f) all other intellectual property and proprietary rights and rights of a similar nature; and (g) registrations, applications and licenses related to any of the foregoing.

              "Intellectual Property Assignment Agreements" means the Trademark Assignment Agreement and Domain Name Transfer Agreement.

              "January 31 Balance Sheet" means the Restricted and Unrestricted Balance Sheets as of January 31, 2003 set forth on Annex C attached hereto.

              "Knowledge" means, with respect to the Sellers, the knowledge of Keith A. Anderson, James R. Breakey, Cheryl A. Collins, Brian F. Corey, Charles
H. Cremens, Dan Finn, Tony Foster, Shawn R. Gensch, Dan Hall, Ron Siemers, Pamela Strauss, Barbara Thornton and Todd Woodard, in each case in the exercise of their respective duties as an employee of the applicable CFC Party.

              "Laws" means any and all statutes, rules, regulations, codes, injunctions, judgments, writs, orders, decrees, rulings, constitutions, ordinances, common laws, standards, limitations, compliance schedules, written directions, requests or treaties, whether legislatively, judicially, administratively or otherwise promulgated, of any Governmental Authority.

              "Leased Premises" means the real property, premises and facilities leased or otherwise used or occupied by any CFC Party as the tenant, licensee or occupant thereof pursuant to the Assumed Leases.

              "Lehman Facilities" means, collectively, the Lehman Residuals Facility and the Lehman Warehouse Facility.

              "Lehman Residuals Facility" means (a) the Master Repurchase Agreement and Annex to Master Repurchase Agreement Supplemental Terms and Conditions, each dated as of September 29, 1999, between Green Tree Residual Finance Corp. I and Lehman Brothers, Inc., and as amended by the amendments thereto dated as of September 22, 2000, January 30, 2002, April 30, 2002 and December 20, 2002 and (b) the Asset Assignment Agreement, dated as of February 13, 1998, between Green Tree Residual Finance Corp. I and Lehman ALI Inc., as assignee of Lehman Commercial Paper Inc., and as amended by the amendments thereto dated as of June 23, 1998, February 23, 2000, May 10, 2000, August 1, 2000, September 22, 2000, September 28, 2001, January 30, 2002, April 30, 2002,
October 9, 2002 and December 20, 2002, and as each of the same may be further amended in accordance with the terms thereof and of this Agreement.

              "Lehman Warehouse Facility" means the Second Amended and Restated Master Repurchase Agreement, dated as of January 30, 2002, between Lehman Commercial Paper, Inc. and Green Tree Finance Corp.-Five, as amended by the amendments thereto dated as of April 30, 2002, August 12, 2002, October 9, 2002 and December 20, 2002, and as the same may be further amended in accordance with the terms thereof and of this Agreement.

              "Liability" means any liability or obligation, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due, including any liability for Taxes or any other liability arising out of applicable Law.

              "Lien" means any mortgage, deed to secure debt or deed of trust, pledge, security interest, encumbrance, claim, Tax, equitable interest, negative pledge, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof) or any agreement to file any of the foregoing, any sale of receivables with recourse against the Sellers or any of their Affiliates, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute and all claims (including, but not limited to, all "claims" within the meaning of section 101(5) of the Bankruptcy Code).

              "Loans" means all loans, or other extensions of credit, either purchased by a CFC Party from Third Parties or pursuant to which the CFC Parties have lent money, advanced funds or extended credit or are obligated to do so in each case, which are owned by the CFC Parties or subject to repurchase by or similar Contract of a CFC Party, including, but not limited to, (a) loans which have been partially or fully charged off, (b) interests in loan participations and assignments, (c) legally binding commitments and obligations to extend credit (including any unfunded or partially funded revolving loans, lines of credit or similar arrangements) and (d) retail installment contracts or revolving credit arrangements, in each case that are not Securitized Loans as of the Cut-Off Time.

              "Loss" means any loss, Liability, judgment, equitable relief granted, settlements, awards (including back-pay awards), demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses, court costs and all amounts paid in investigation, defense or settlement of any of the foregoing and enforcement of any rights of indemnification against any Indemnitor or with respect to any appeal). With respect to the Buyer or any of its Affiliates, Loss shall also be deemed to include, without limitation, any and all Losses resulting from the failure of the Buyer or any of its Affiliates to receive any amounts payable with respect to any Assumed Receivables Contract resulting from any breach of any representation, warranty or covenant made by the Sellers in this Agreement.

              "Material Adverse Effect" means (a) any change or effect that is materially adverse to the business, financial conditions, property, operations, net income or assets of the Purchased Businesses taken as a whole; or (b) any material adverse effect that would prevent or materially impair the ability of the Sellers to consummate the transactions contemplated by this Agreement or the Transaction Documents, including, without limitation, the appointment of the FDIC as receiver, trustee, custodian or conservator for Mill Creek Bank Inc. or the initiation of any proceeding for the termination of insurance or the initiation of any other enforcement action against Mill Creek Bank Inc. undertaken by the FDIC; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any adverse change, event, development or effect arising from or relating to (A) general business or economic conditions, including such conditions related to the businesses of the Sellers and their Subsidiaries, except for such changes, events, developments or effects which disproportionately impact the Purchased Businesses, or (B) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, except for such changes, events, developments or effects which disproportionately impact the Purchased Businesses and (ii) the filing of the Chapter 11 Case and the Parent's filing of its case under chapter 11 of the Bankruptcy Code.

              "Material Agreement" shall have the meaning set forth in Section
3.11 hereof.

              "MH Business" means the manufactured housing business of the CFC Parties.

              "Mill Creek Bank" means Mill Creek Bank Inc., a Utah industrial loan corporation, and its wholly-owned Subsidiaries.

              "Month's End Data Tape" means, with respect to each month to occur between the date hereof (including April) and the Funding Date, a CD-ROM to be delivered by the Sellers to the Buyer, pursuant to Section 5.38 hereof, setting forth the Portfolio Information as of 12:01 a.m. Eastern Time on the first day of such month for all

Loans and Receivables that will be included in the Purchased Assets if such day is the Effective Closing Date and all Securitized Receivables that are in existence as of such time.

              "Net Assets Value" means an amount equal to (i) the excess of the aggregate amount of (A) the Specified Purchased Assets over (B) the Assumed Liabilities, in each case, as reflected on the Final Schedule of Assets Acquired and Liabilities Assumed minus (ii) the Deferred Promotional Discount Amount.

              "Net NAV" means an amount equal to (a) the Net Asset Value minus
(b) the Disposition Proceeds.

              "Non-Assumable Claim" means any claim, action or proceeding (i) involving any Governmental Authority, (ii) seeking injunctive relief, (iii) involving a class action, (iv) involving an allegation of criminal activities, or (v) involving allegations of any violation of any domestic or foreign federal or state Laws governing extension of credit (including, without limitation, any Finance Laws), any domestic or foreign federal or state securities Laws or regulations or any domestic or foreign federal or state antitrust Laws, and such claim, action or proceeding involves or relates to, in any material respect, any of the Purchased Assets or the operation or conduct of any of the Purchased Businesses.

              "November 30 Balance Sheet" means the Restricted and Unrestricted Balance Sheets as of November 30, 2002 set forth on Annex A.

              "Obligor" means, with respect to any Loan, the Person(s) obligated to make payments with respect to such Loan, including, without limitation, the applicable borrower, or any guarantor, co-signer, surety or other obligor therefor, but shall not include the lender or obligee thereunder.

              "Order" means any decree, order, injunction, rule, judgment or consent of or by any Governmental Authority.

              "Organizational Documents" means certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, limited liability partnership agreements, partnership or limited partnership agreements or other formation or governing documents of a particular entity.

              "Other Transferred Intellectual Property" means, other than the Transferred Trademarks and the Transferred Intellectual Property Agreements, (a) all other Intellectual Property that is used exclusively in the Purchased Businesses as operated by the CFC Parties prior to the Cut-Off Time, and (b) all of the other Intellectual Property set forth in Section 3.12 of the Business Schedules and designated therein as Purchased Assets.

              "Overvalue Amount" means the amount by which the Net NAV exceeds the Base Amount.

              "Owned Real Property" means each of (i) Units 1, 2, 33 through 44 and 47 through 62 of Condominium Number 199, Ramp Condominium; Units 1, 2, 101, 201, 202, 301, 401, 501, 601, 701, 801, 901, 1001, 1101, 1201, 1301, 1401, 1501,
1601, 1701 and 1801 of Condominium Number 200, Amhoist Tower Condominium; and Units 19A through 19E and 20A through 20E of Condominium Number 201, Park Towers, all located in St. Paul, MN and (ii) 1400 Turbine Drive, Rapid City, SD.

              "Parent" means Conseco, Inc., an Indiana corporation.

              "Parties" shall have the meaning set forth in the Preamble.

              "Participating Affiliates" shall have the meaning set forth in
Section 6.4(a)(ii)(E) hereof.

              "Party" shall have the meaning set forth in the Preamble.

              "Permitted Liens" shall mean: (a) statutory liens for current Taxes or other governmental charges with respect to the assets of a CFC Party not yet due and payable or which may thereafter be paid without penalty or the amount or validity of which is being contested in good faith by appropriate proceedings by the CFC Party and for which appropriate reserves have been established on the CFC Party's books and records in accordance with GAAP, (b) mechanic's, carrier's, worker's, repairer's and similar statutory liens arising or incurred in the ordinary course of business of the Sellers with respect to a Liability which is not yet due or delinquent; (c) zoning, entitlement, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Leased Premises which are not violated by the current use and operation of the Leased Premises; and (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to any Purchased Assets which do not, individually or in the aggregate, materially impair the present value, occupancy or continued use of any Purchased Assets for the purposes for which each is currently used in the respective Purchased Business.

              "Person" means an individual, a partnership, a limited liability company, a corporation, a cooperative, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

              "PL Business" means the private label credit card business of the CFC Parties, including, without limitation, the private label credit card business conducted by Mill Creek Bank, but excluding, in all cases, (x) securities taken back or retained by any CFC Party in a Securitization (other than the PL Residual Assets), (y) all Properties of Green Tree Retail Services Bank and (z) any business related to Visa or Mastercard credit cards or accounts.

              "PL Excluded Servicing Liabilities" means all Liabilities under the PL Servicing Contracts other (i) than the duty to act as a servicer or successor thereunder and (ii) any Liabilities arising from conduct of the Buyer or its designee as servicer or successor servicer after the Cut-Off Time.

              "PL Residual Assets" means the residuals, retained interests listed on the PL Residuals Schedule under the caption "Credit Cards", and any other interest, including equity, retained or residual interests, the Transferors' Interest (as defined in the Private Label Credit Card Master Trust Documents), the Transferors' Amount (as defined in the Private Label Credit Card Master Trust Documents) (whether certificated or uncertificated), issued or created by or in connection with a Securitization relating to the PL Business or similar transaction relating to the PL Business in each case, that the Company or any other CFC Party holds or owns (whether or not pledged to another Person or sold under a repurchase agreement), including, without limitation, all other cash or other proceeds, and all other rights arising from certificated or uncertificated securities, interests or rights purchased or retained by a CFC Party in connection with a Securitization relating to the PL Business, including, without limitation, rights to prepayment penalties or charges, late fees, investment income, cash collateral accounts, spread accounts, reserve accounts and similar accounts and other charges not required to be paid to the servicer, and repurchase options or similar rights arising in connection with a Securitization relating to the PL Business.

              "PL Residuals Schedule" means Section 3.21 of the disclosure schedules attached hereto containing information relating to the PL Residual Assets.

              "PL Servicing Business" means all PL Servicing Rights of a CFC Party relating to the PL Business and all assets of the CFC Parties primarily used in the conduct of such business, including, without limitation, all cash, deposits, receivables and Prepaid Expenses relating thereto.

              "PL Servicing Contracts" means the Contracts providing for loan servicing in connection with all Securitizations relating to the PL Business that are outstanding at the Cut-Off Time and all related documents.

              "PL Servicing Fees" means all servicing and other fees, compensation or moneys payable from time to time to the Servicer under the PL Servicing Contracts.

              "PL Servicing Rights" means the right to act as servicer or successor servicer under each of the PL Servicing Contracts and all rights, privileges and benefits of being servicer or successor servicer under each PL Servicing Contract or that are incidental thereto including, without limitation, any and all of the following: (a) any and all rights to service any Securitized Loan relating to the PL Business; (b) all Servicing Fees; and (c) any late fees, investment income or similar payments or penalties (including, without limitation, prepayment penalties) with respect to each Securitized Loan relating to the PL Business payable to the servicer under the PL Servicing Contracts.

              "Portfolio Information" means, with respect to any Receivable,

              (a) the following information, which information is required to appear, or which appears on the Pre-Signing Data Tapes:

                   A. with respect to the accounts in the PL Business: (i)
              "cdrelease2.txt", created November 10, 2002 (12 months of history
              - excluded historical charge offs and historical information for accounts not on the books as of most recent date); (ii) "cdrelease3.txt", created November 15, 2002 (13 through 24 months of history for accounts missing history in cdrelease2.txt, does not include charge off history); (iii) "cdrelease4.txt", created November 18, 2002 (24 months of account balance history and deferred credit plan balance information as of most recent date);
              (iv) "losses24.txt", created November 18, 2002 (24 months of historical charge offs, includes history prior to the charge offs); and (v) "old24all.txt" created November 21, 2002 (24 months of history for accounts not on the books of the CFC Parties as of most recent date);

                   B. with respect to the accounts and contracts in the HI
              Business: (i) "HIDdatatape.txt", created November 27, 2002 (HID Account History from December 2000 - October 2002 excludes Charge offs), and (ii) "HIDLOSSdata.txt", created November 27, 2002 (HID Charge off History from December 2000 - October 2002);

                   C. with respect to the accounts and contracts in the CL
              Business: (i) "Nov00.txt", created November 27, 2002 (status at end of month for November, 2000), (ii) "Dec00.txt", created November 27, 2002 (status at end of month for December, 2000),
              (iii) "Jan01.txt", created November 27, 2002 (status at end of month for January, 2001), (iv) "Feb01.txt", created November 27, 2002 (status at end of month for February, 2001), (v) "Mar01.txt", created November 27, 2002 (status at end of month for March, 2001), (vi) "Apr01.txt", created November 27, 2002 (status at end of month for April, 2001), (vii) "May01.txt", created November 27, 2002 (status at end of month for May, 2001), (viii) "Jun01.txt", created November 27, 2002 (status at end of month for June, 2001),
              (ix) "Jul01.txt", created November 27, 2002 (status at end of month for July, 2001), (x) "Aug01.txt", created November 27, 2002 (status at end of month for August, 2001), (xi) "Sept01.txt", created November 27, 2002 (status at end of month for September, 2001), (xii) "Oct01.txt", created November 27, 2002 (status at end of month for October, 2001), (xiii) "Nov01.txt", created November 27, 2002 (status at end of month for November, 2001), (xiv) "Dec01.txt", created November 27, 2002 (status at end of month for December, 2001), (xv) "Jan02.txt", created November 27, 2002 (status at end of month for January, 2002), (xvi) "Feb02.txt", created November 27, 2002 (status at end of month for February, 2002), (xvii) "Mar02.txt", created November 27, 2002 (status at end of month for March, 2002), (xviii) "Apr02.txt", created November 27, 2002 (status at end of month for April, 2002), (xix) "May02.txt", created November 27, 2002 (status at end of month for May, 2002), (xx) "Jun02.txt", created November 27, 2002 (status at end of month for June, 2002), (xxi) "Jul02.txt", created November 27, 2002 (status at end of month for July, 2002), (xxii) "Aug02.txt", created November 27, 2002

              (status at end of month for August, 2002) (xxiii) "Sept02.txt", created November 27, 2002 (status at end of month for September, 2002), and (xxiv) "Oct02.txt", created November 27, 2002 (status at end of month for October, 2002).

              and (b) the following information that is required to appear or will appear on each Month's End Data Tape:

                   A. with respect to Assigned Receivables from the PL Business which are open-end revolving accounts (other than the Assigned Receivables associated with the VISA/MasterCard Portfolio) and Securitized Receivables: (i) the account number, (ii) the name(s) of the Obligor(s) that appears on such account, (iii) the street, city, state, zip code and apartment number, if applicable, and the country if not the United States, (iv) the Social Security Number of the Obligor(s), (v) the Retailer to which the account is associated, (vi) the total balance of the account as of the date the file is created and the date as of which the file is created,
              (vii) the code of such account's level of delinquency (e.g., Current, 1-29 days, 30-59 days, 60-89 days, etc.) (viii) the code indicating the account's status (e.g., Closed, Bankrupt, Legal, Lost/Stolen, etc.) and if Bankrupt the type of bankruptcy, (ix) the date the account was opened, (x) the date the account charged off, (xi) the gross charge off amount, (xii) the type of charge off (e.g., Bankrupt, Deceased, Fraud, Aging, etc.) and if Bankrupt the type of bankruptcy, (xiii) the date the account was last reaged, (xiv) the day of the month the account cycles, (xv) the most recent credit limit, (xvi) the most recent refreshed credit score, (xvii) the date the most recent refreshed credit score was received, (xviii) the code indicating if the balance on the account is tied to an item which has been repossessed, (xix) the code indicating if the debt is a reaffirmation, (xx) the code indicating to which Bank the account belongs (e.g., Mill Creek Bank Inc.), (xxi) the portion of the balance that is finance charges, (xxii) the portion of the balance that is fees, (xxiii) whether such Receivable is a Securitized Receivable and (xxiv) any other information necessary to determine the Principal Balance of such Receivables;

                   B. with respect to Assigned Receivables that are open-end
              revolving accounts associated with the Visa/MasterCard Portfolio:
              (i) the account number, (ii) the name(s) of the Obligor(s) that appears on such account, (iii) the street, city, state, zip code and apartment number, if applicable, and the country if not the United States, (iv) the Social Security Number of the Obligor(s),
              (v) the Retailer, if any, to which the account is associated, (vi) the total balance of the account as of the date the file is created and the date as of which the file is created, (vii) the code of such account's level of delinquency (e.g., Current, 1-29 days, 30-59 days, 60-89 days, etc.) (viii) the code indicating such account's status (e.g., Closed, Bankrupt, Legal, Lost/Stolen, etc.) and if Bankrupt the type of bankruptcy, (ix) the date the account was opened, (x) the date the account charged off, (xi) the gross charge off amount, (xii) the type of charge off (e.g., Bankrupt, Deceased, Fraud, Aging, etc.) and if Bankrupt the type of bankruptcy, (xiii) the date the account was last reaged, (xiv) the day of the month the account cycles, (xv) the most recent credit limit, (xvi) the most recent refreshed credit bureau score, (xvii) the date the most recent refreshed credit bureau score was received, (xviii) the code indicating if the debt is a reaffirmation, (xix) the date the credit card expires, (xx) whether the account is Visa or MasterCard and (xxi) the code indicating to which Bank the account belongs (e.g., Mill Creek Bank);

                   C. with respect to Assigned Receivables from the CL Business:
              (i) the account or contract number, (ii) the name(s) of the Obligor(s), (iii) the street, city, state, zip code and apartment number, if applicable, and the country if not the United States,
              (iv) the Social Security Number of the Obligor(s), (v) the Collateral Type Identifier (specific product type within category), (vi) the Collateral Category Identifier (e.g., RV, Motorcycle, Marine Product, etc.), (vii) the initial amount financed, (viii) the Annual Percentage Rate the customer is being charged, (ix) the balance net of finance charges and fees and the date as of which the file is created, (x) the code of the level of delinquency (e.g., Current, 1-29 days, 30-59 days, 60-89 days, etc.) (xi) the code indicating the status (e.g., Closed, Bankrupt, Legal, Lost/Stolen, etc.) and if Bankrupt the type of bankruptcy,
              (xii) the date the account or contract was applied for, (xiii) the date the account or contract was funded, (xiv) if the account or contract was charged off, the date the account or contract charged off, (xv) the charge off amount net of finance charges and fees,
              (xvi) the type of charge off (e.g., Bankrupt, Deceased, Fraud, Aging, etc.) and if Bankrupt the type of bankruptcy, (xvii) the FICO bureau score at time of application, (xviii) the code indicating if the balance on the account or contract is tied to an item which has been repossessed, (xix) the date of repossession, if any, (xx) the code indicating if the debt is a reaffirmation,
              (xxi) the code indicating to which Bank the account or contract belongs (e.g., Mill Creek Bank Inc.), and the finance charges bill not yet collected, and (xxiv) any other information necessary to the determination of the Principal Balance of such Assigned Receivables;

                   D. with respect to Assigned Receivables from the HI Business:
              (i) the account or contract number, (ii) the name(s) of the Obligor(s), (iii) the street, city, state, zip code and apartment number, if applicable, and the country if not the United States,
              (iv) the Social Security Number of the Obligor(s), (v) the Collateral Type Identifier (specific product type within category), (vi) the Collateral Category Identifier (e.g., Pool, Siding, Room Addition, etc.), (vii) the initial amount financed,
              (viii) the Annual Percentage Rate the customer is being charged,
              (ix) the balance net of finance charges and fees and the date as of which the file is created, (x) the code of the level of delinquency (e.g., Current, 1-29 days, 30-59 days, 60-89 days, etc.) (xi) the code indicating the status (e.g., Closed, Bankrupt,

              Legal, Lost/Stolen, etc.) and if Bankrupt the type of bankruptcy,
              (xii) the date the account or contract was applied for, (xiii) the date the account or contract was funded, (xiv) if the account or contract was charged off, the date the account or contract charged off, (xv) the charge off amount net of interest and fees, (xvi) the type of charge off (e.g., Bankrupt, Deceased, Fraud, Aging, etc.) and if Bankrupt the type of bankruptcy, (xvii) the FICO bureau score at time of application, (xviii) the code indicating if the balance on the account or contract is tied to an item which has been repossessed, (xix) the date of repossession, if any, (xx) the code indicating if the debt is a reaffirmation, (xxi) the code indicating to which Bank the account or contract belongs (e.g., Mill Creek Bank Inc.), (xxii) the finance charges but not yet collected of each account or contract, (xxiii) whether the obligation is open- or closed-end credit and (xxiv) any other information necessary to the determination of the Principal Balance of such Assigned Receivable.

              "Post-Funding Tax Period" means (a) any taxable year or period beginning after the Funding Date, and (b) for any Straddle Period, the portion of such period beginning after the Funding Date.

              "Post-Signing Balance Sheets" shall have the meaning set forth in
Section 5.29(a) hereof.

              "Pre-Cut-Off Period" shall have the meaning set forth in Section 2.1(a) hereof.

              "Pre-Funding Period" means the period commencing on the date hereof and ending at and including the Funding Date.

              "Pre-Funding Tax Period" means (a) any taxable year or period ending on or before the Funding Date and (b) for any Straddle Period, the portion of such period ending on and including the Funding Date.

              "Prepaid Expenses" means operating costs or other expenses which were paid by the Sellers or any Subsidiary of Sellers on or prior to the Cut-Off Time in respect of the Purchased Business and the Purchased Assets but that are attributable to periods or portions thereof beginning after the Cut-Off Time, including any real or personal property, use or other Taxes (other than Income Taxes).

              "Pre-Signing Data Tape" means:

              a. with respect to the PL Business, the following electronic files delivered to Buyer prior to the date hereof: (i) "cdrelease2.txt", created November 10, 2002, (ii) "cdrelease3.txt", created November 15, 2002, (iii) "cdrelease4.txt", created November 18, 2002, (iv) "losses24.txt", created November 18, 2002 and (v) "old24all.txt" created November 21, 2002;

              b. with respect to the HI Business, the following electronic files delivered to Buyer prior to the date hereof: (i) "HIDdatatape.txt", created November 27, 2002, (ii) "HIDLOSSdata.txt", created November 27, 2002;

              c. with respect to the CL Business, the following electronic files delivered to Buyer prior to the date hereof: (i) "Nov00.txt", created November 27, 2002, (ii) "Dec00.txt", created November 27, 2002, (iii) "Jan01.txt", created November 27, 2002, (iv) "Feb01.txt", created November 27, 2002, (v) "Mar01.txt", created November 27, 2002, (vi) "Apr01.txt", created November 27, 2002, (vii) "May01.txt", created November 27, 2002, (viii) "Jun01.txt", created November 27, 2002, (ix) "Jul01.txt", created November 27, 2002, (x) "Aug01.txt", created November 27, 2002, (xi) "Sept01.txt", created November 27, 2002, (xii) "Oct01.txt", created November 27, 2002, (xiii) "Nov01.txt", created November 27, 2002, (xiv) "Dec01.txt", created November 27, 2002, (xv) "Jan02.txt", created November 27, 2002, (xvi) "Feb02.txt", created November 27, 2002, (xvii) "Mar02.txt", created November 27, 2002, (xviii) "Apr02.txt", created November 27, 2002, (xix) "May02.txt", created November 27, 2002, (xx) "Jun02.txt", created November 27, 2002, (xxi) "Jul02.txt", created November 27, 2002, (xxii) "Aug02.txt", created November 27, 2002, (xxiii) "Sept02.txt", created November 27, 2002, (xiv) "Oct02.txt", created November 27, 2002.

              "Principal Balance" means, as of any time, for any Assigned Receivable, the amount of the outstanding unpaid indebtedness incurred by an Obligor with respect to the applicable Assumed Receivables Contract as of such time (including the amount of the liabilities of the Company or any of its Subsidiaries incurred by it in the ordinary course of its business and consistent with its past practices in respect of checks, drafts, wire transfers or other similar payment instructions which checks, drafts, wire transfers or other similar payment instructions have not, as of such time, been charged as a final matter against its applicable account), any properly posted charges for goods and services purchased by such Obligor from any Person (whether or not billed to such Obligor) that have not been paid as of such time, finance charges charged with respect to such Assigned Receivable (including the Accrued and Unpaid Interest) that are unpaid as of such time, and any fees, interest, penalties or other charges (whether or not billed to Obligor) that are accrued and unpaid as of such time, as determined in accordance with GAAP; provided, however, that (i) the Principal Balance shall be calculated without regard to any allowance for bad debt except as required by Section 5 of the Accounting Principles and (ii) with respect to Assigned Receivables from the PL Business and Assigned Receivables of the VISA/Mastercard Portfolio, the amount of finance charges accrued but not yet billed in respect thereof for the period from the last billed date to the Effective Closing Date shall be computed in the manner set forth in Section 9 of the Accounting Principles (determined as if the Effective Closing Date was the end of a month, but prorated appropriately if the Effective Closing Date is not the end of a month).

              "Private Label Credit Card Master Trust Certificates" means the Conseco Private Label Credit Card Master Note Trust 2001-A, Class C and Class D notes.

              "Private Label Credit Card Master Trust Documents" means (a) the Conseco Private Label Credit Card Master Note Trust Amended and Restated Trust Agreement, dated as of May 1, 2001, between Mill Creek Bank Inc., as transferor, Conseco Finance Credit Card Funding Corp., as transferor, and Wilmington Trust Company, as owner trustee; (b) the Master Indenture, dated as of May 1, 2001, by and among Conseco Private Label Credit Card Master Note Trust, trust, U.S. Bank, indenture trustee and securities intermediary, and Mill Creek Bank Inc., servicer; (c) the Series 2001-A Indenture Supplement, dated as of May 1, 2001, by and among Conseco Private Label Credit Card Master Note Trust, U.S. Bank, indenture trustee and securities intermediary, and Mill Creek Bank Inc., servicer; (d) the Series 2001-B Indenture Supplement, dated as of May 1, 2001, by and among Conseco Private Label Credit Card Master Note Trust, U.S. Bank, indenture trustee and securities intermediary, and Mill Creek Bank Inc., servicer; (e) the Class A Note Purchase Agreement, dated as of May 31, 2001, by and among Conseco Private Label Credit Card Master Note Trust, issuer, Mill Creek Bank Inc., transferor and servicer, Conseco Finance Credit Card Funding Corp., individually and as a transferor, Green Tree Retail Services Bank, individually and as an account owner, the Class A Purchasers, the agents for the Purchaser Groups, from time to time parties thereto, and Credit Suisse First Boston, administrative agent for the Class A Purchasers, and as amended by the amendments thereto dated as of May 30, 2002 and September 30, 2002 and (f) Transfer and Servicing Agreement, dated as of May 1, 2001, among Mill Creek Bank Inc., as a transferor and as servicer, Conseco Finance Credit Card Funding Corp., as a transferor, and Conseco Private Label Credit Card Master Note Trust.

              "Property" means all property and assets of whatever nature, including, but not limited to, personal property, whether tangible or intangible, and claims, rights and choses in action.

              "Purchase Price" shall have the meaning set forth in Section 2.4(a) hereof.

              "Purchased Assets" means:

              (a) all assets, Properties, Contracts (other than the Excluded Contracts) and rights that constitute a part of, or are used in or necessary for, the operation of any of the PL Business, the HI Origination Platform or the CL Origination Platform, of whatever kind and nature, real or personal, tangible or intangible, owned, leased, licensed, used or held for use or license, wherever located (excluding, in each case, (i) any Intellectual Property and (ii) other intangible Properties, in each case that are provided pursuant to the Servicing Agreements entered into pursuant to Section 5.27 hereof);

              (b) the Assumed Agreements, including, without limitation, the Assumed Receivables Contracts;

              (c) the Assigned Receivables and the Assigned Contracts;

              (d) those other assets, Properties, Contracts (other than the Excluded Contracts) and rights set forth on Section 2.1(a) of the Business Schedules;

              (e) Backlog entered into in the ordinary course of business and consistent with past practice of the CFC Parties;

              (f) the Transferred Intellectual Property; and

              (g) the Private Label Credit Card Master Trust Documents, the PL Residual Assets, the PL Residual Certificates, the PL Servicing Rights and the PL Servicing Contracts, in each case only if the CFC Parties have not repaid, redeemed and discharged the obligations represented by the Trust and terminated the Private Label Credit Card Master Trust Documents, and the owners of the Receivables and other Property that is subject thereto have not transferred such Receivables and other Property to Mill Creek Bank Inc. and/or Conseco Finance Credit Card Funding Corp. prior to the Cut-Off Time; and

              (h) subject to Section 5.31(a), the HI and CL Servicing Assets,

but shall not mean, in any case, any Specified Excluded Assets.

              "Purchased Businesses" means the PL Business and the CL Origination Platform and the HI Origination Platform.

              "Purchased Businesses Schedule" means the schedule by that name annexed to this Agreement.

              "Reaffirmed Account" means any Loan or Receivable with respect to which an Obligor has reaffirmed such Obligor's obligation with respect to such indebtedness in connection with any proceeding under the Bankruptcy Code (whether or not designated as such on the Final Data Tape).

              "Receivables" means all financial obligations of any Obligor arising under the Loans, including, but not limited to, any amounts owing for the payment of goods and services, periodic finance charges (including unearned and billed), Accrued and Unpaid Interest, late charges, charge-off amounts, accounts without a balance, bank advances and any other fee, expense or charge of any nature, kind and description whatsoever.

              "Records" means books and records of the CFC Parties (wherever located) relating to the Purchased Businesses, the Purchased Assets or the Assumed Liabilities, including (a) customer and vendor lists, correspondence and files, (b) advertising, marketing and sales materials, (c) personnel files of the Transferred Employees, (d) all accounting books and records, financial records and statements, subject to Section 2.3(b)(vii) and Section 5.25 hereof, in each case specifically excluding any such other property that is listed as an Excluded Asset.

              "Registration Statements" means the registration statements in respect of the Securitizations relating to the PL Business outstanding as of the Cut-Off Time.

              "Regulators" shall have the meaning set forth in Section 5.24 hereof.

              "REMIC" means a real estate mortgage investment conduit under
Section 860D(a) of the Tax Code or any other entity or arrangement that has purported to be a real estate mortgage investment conduit that is a REMIC under
Section 860D(a) of the Tax Code irrespective of whether such entity or arrangement qualifies as a REMIC under Section 860D(a) of the Tax Code.

              "Residual Assets" means the interests, including equity, retained or residual interests (whether certificated or uncertificated), issued or created by or in connection with a Securitization (not related to the PL Business) or similar transaction that the Company or any other CFC Party may hold or own (whether or not pledged to another party or sold under a repurchase agreement), and all other cash or other proceeds and all other rights arising from certificated or uncertificated securities, interests or rights purchased or retained by a CFC Party including, without limitation, rights to prepayment penalties or charges, late fees, investment income, cash collateral accounts, spread accounts, reserve accounts and similar accounts and other charges not required to be paid to the servicer, and repurchase options or similar rights arising in connection with a Securitization not relating to the PL Business. Residual Assets shall exclude any PL Residual Assets.

              "Restricted and Unrestricted Balance Sheets" means balance sheets of the Company and its Subsidiaries setting forth the assets and liabilities of Parties by entity and by whether the assets set forth therein are restricted or unrestricted, as classified by the Company.

              "Rule" or "Rules" means the Federal Rules of Bankruptcy Procedure.

              "Sale Hearing" means the hearing of the Bankruptcy Court to approve this Agreement and the transactions contemplated herein.

              "Sale Order" means an order of the Bankruptcy Court substantially in the form of Annex E hereto, together with such changes as shall be reasonably satisfactory to the Company and the Buyer.

              "Schedule of Assets Acquired and Liabilities Assumed" means with respect to the first day of a month, a schedule of assets acquired and liabilities assumed reflecting, without duplication, the assets and liabilities that will be Specified Purchased Assets and the Assumed Liabilities, and the respective amounts thereof as of 12:01 a.m. on such day, prepared as if (a) such day is the Effective Closing Date and (b) in accordance with Section 5.39.

              "Section 338 Election" shall have the meaning set forth in Section 5.1(i) hereof.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Securities Act Rules" means the rules and regulations promulgated under the Securities Act.

              "Securitization" means, generally, any transaction in which any Person transferred loans, other debt instruments or interests therein to a trust, either taking back or selling securities or other similar interests evidencing the ownership of such trust.

              "Securitization Documents" means each pooling and servicing agreement, transfer agreement, sale and servicing agreement, indenture, assignment agreement and each and every document to which a CFC Party is or was a party in connection with any Securitization relating to the PL Business that is outstanding as of Cut-Off Time.

              "Securitized Loan" means any loan (or other debt instrument) (a) pledged by an entity or arrangement as collateral for a debt instrument issued by such entity, (b) treated as sold by or through an entity or arrangement in the form of securities in a trust or a REMIC or (c) otherwise pledged, transferred or sold in a Securitization related to the PL Business.

              "Securitized Receivables" means all receivables and loans subject to the Private Label Credit Card Master Trust Documents.

              "Seller" shall have the meaning set forth in the Preamble.

              "Seller Indemnified Parties" shall have the meaning set forth in
Section 9.2(b) hereof.

              "Sellers" shall have the meaning set forth in the Recitals.

              "Selling Subsidiaries" shall have the meaning set forth in the Recitals.

              "Servicing" means the performance of all customer and merchant services and functions, including without limitation, management and servicing of inbound calls, backline functions, managing correspondence, disputes, fraud claims, accounting services, payment settlements, payment processing and management of collections.

              "Servicing Agreements" shall have the meaning set forth in Section
5.27 hereof.

              "Settlement Interest" means the amount of accrued interest on the Purchase Price (subject to Section 2.4(b)(ii) hereof) calculated at the Settlement Rate, as in effect on the date prior to the Funding Date for the period from the Effective Closing Date to, but not including, the Funding Date (calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be).

              "Settlement Rate" means, on any date, the "Target" federal funds rate reported in the "Money Rates" section of the eastern edition of The Wall Street Journal published for such date. In the event The Wall Street Journal ceases publication of the federal funds rate or fails on any particular date to publish the federal funds rate, the federal funds rate shall refer to the rate for the last transaction in overnight federal funds arranged prior to such date by a financial institution mutually agreed upon by the Buyer and the Company.

              "Shared Service Employees" shall have the meaning set forth in
Section 5.12(a)(ii) hereof.

              "Shortfall Amount" means the amount by which the Net NAV is less than the Base Amount.

              "Shares" shall have the meaning set forth in Section 2.1(b) hereof.

              "Specified Excluded Assets" means (i) the Excluded Contracts; (ii) the Properties, Contracts and rights, if any, set forth in Section 2.1(c) of the applicable Business Schedules; (iii) the outstanding capital stock of Green Tree Retail Services Bank and Mill Creek Bank Inc.; (iv) any Properties of Green Tree Retail Services Bank; (v) any deferred tax assets or other tax assets; (vi) any motor vehicles owned or leased by any CFC Party; (vii) any Properties subject to a Securitization (other than any Property transferred to the Trust); (viii) any Securitized Loan and any Residual Assets (other than the PL Residual Assets);
(ix) any Consumer Loans or Home Improvement Loans (other than HI and CL Mill Creek Bank Loans); (x) any HELOC Loans; (xi) any Home Equity Loans; (xii) any Properties constituting part of the MH Business of the CFC Parties; (xiii) any cash or cash equivalents of any Person other than Mill Creek Bank Inc. (other than the PL Residual Assets); (xiv) any real Property owned by any CFC Parties, including, without limitation, any Owned Real Property; (xv) any Contracts that after giving effect to the transactions specifically contemplated hereby are between or among the Company's Affiliates (other than the Trust); (xvi) any receivable due to or due from any of the Company's Affiliates (other than the Trust) to any other Affiliate(s) of the Company (other than the Trust); (xvii) any CRA; (xviii) all other claims, rights and courses of action which do not relate to the ownership, use or operation of the Purchased Assets following the Funding Date, it being understood and agreed that without limiting the generality of the foregoing, claims, rights and causes of actions against the holders of liens, pledges or security interests in the capital stock of Mill Creek Bank Inc. constitute Specified Excluded Assets; and (xvix) any right of any CFC party under this Agreement and the CFN Agreement.

              "Specified Purchased Assets" means the following Purchased Assets: cash and cash equivalents of Mill Creek Bank, the Assigned Receivables, the PL Residual Assets (but only if the CFC Parties have not repaid, redeemed and discharged the obligations represented by the Trust and terminated the Private Label Credit Card Master Trust Documents, and the owners of the Receivables and other property that is subject thereto have not transferred such Receivables and other Property to Mill Creek Bank Inc. prior to the Cut-Off Time), fixed tangible assets, capitalized intellectual property, repossessed property and Prepaid Expenses.

              "State Banking Authority" shall have the meaning set forth in
Section 3.3 hereof.

              "Statement" shall have the meaning set forth in Section 5.1(c)(ii) hereof.

              "Stock Sale" shall have the meaning set forth in Section 2.1(b) hereof.

              "Straddle Period" shall mean any taxable year or period beginning on or before and ending after the Funding Date.

              "Subject Subsidiary" shall have the meaning set forth in Section 2.1(b) hereof.

              "Subject Subsidiary Owner" shall have the meaning set forth in
Section 2.1(b)(iii) hereof.

              "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

              "Tax" or "Taxes" means (a) any federal, state, local or foreign income, gross receipts, capital gains, franchise, alternative or add-on minimum, excess inclusion income, prohibited transaction, estimated, sales, use, goods and services, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, employment, disability, payroll, license, employee or other withholding, contribution or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (b) any Liability for Taxes as a transferee under a Contract indemnity; (c) any Liability for Taxes under Treasury Regulation ss. 1.1502-6 or similar Law applicable in the case of a group that files on a consolidated, combined or unitary basis; and (d) any applicable Liability for Taxes due to application of bulk sale laws.

              "Tax Code" means the Internal Revenue Code of 1986 as amended from time to time.

              "Tax Proceeding" means any claim, examination, suit, action, negotiation or proceeding, or other proposed change or adjustment by any Tax authority involving Liability for Taxes.

              "Tax Return" means any return, declaration, report, claim for refund, information return, amended return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Person or the administration of any laws, regulations or administrative requirements relating to any Taxes.

              "Taxable Period" shall have the meaning set forth in Section 5.1(b)(iii) hereof.

              "Third Party" means any Person other than (a) the Parent, the Company and its Subsidiaries or any of their Affiliates and (b) the Buyer and its Affiliates.

              "Third Party Claim" means any claim or the commencement of any claim, action or proceeding made or brought by a Third Party.

              "Trademark Assignment Agreement" means the assignment agreement to be executed by the Parties on or prior to the Funding Date, to be effective as of the Cut-Off Time, in customary form and substance as reasonably agreed by the Parties, that effects the assignment from the Sellers to the Buyer of the Transferred Trademarks.

              "Transaction Documents" means this Agreement and any other agreement, certificate, consent, waiver, document or instrument to be executed and/or delivered at Funding, including, but not limited to, those agreements, certificates, consents, waivers, documents and other instruments required to be delivered by or on behalf of a Person under ARTICLE 6 or ARTICLE 7 herein, as applicable.

              "Transferred Employees" shall have the meaning set forth in
Section 5.12(b) hereof.

              "Transferred Intellectual Property" means the Transferred Trademarks, Other Transferred Intellectual Property, and the Transferred Intellectual Property Agreements, together with all income, royalties, damages, and payments due or payable as of the Cut-Off Time or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world.

              "Transferred Intellectual Property Agreements" means all licenses and other agreements that relate to any Intellectual Property, used or held for use exclusively in the Purchased Businesses as operated by the CFC Parties prior to the Cut-Off Time, including, without limitation, the agreements required to be set forth in Attachment D to Section 3.12 of the Business Schedules, Attachment A to Section 2.1(a) of the Business Schedules and Section 6.13 of the Business Schedules.

              "Transferred Trademarks" means all trademarks, service marks, trade dress rights, trade names, corporate names, logos and slogans (whether registered or unregistered), and all registrations and applications related to any of the foregoing, owned or held by a Seller or any Affiliate of a Seller exclusively for use in the Purchased Businesses as operated by the CFC Parties prior to the Cut-Off Time, including, without limitation, the marks required to be set forth in Attachment B to Section 3.12 of the Business Schedules together with the goodwill associated therewith.

              "Treasury Regulation" means a regulation promulgated by the Treasury Department under the Tax Code, including a temporary regulation and a proposed regulation to the extent that, by reason of their actual or proposed effective date, would or could, as of the date of any determination or opinion as to the Tax consequences of any action or proposed action or transaction, be applied to the Purchased Businesses and Purchased Assets.

              "Trust" means the Conseco Private Label Credit Card Master Note Trust.

              "U.S. Bank" means U.S. Bank National Association, a national banking association, and its successors.

              "VISA/MasterCard Portfolio" means Receivables, Loans, account relationship and all documentation relating thereto, including, without limitation, Charged-Off Accounts and zero balance accounts, owned by Mill Creek Bank Inc. in connection with credit cards bearing the trademark/name Visa or Mastercard, either alone or in connection with other trademarks/names.

              "WARN Act" means the Workers Adjustment and Retraining Notification Act and any state and local "plant closing" or "mass layoff" law.

              "Welfare Benefits" shall have the meaning set forth in Section 5.12(i) hereof.

                                   ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

         2.1  Purchased Assets.

              (a) Purchase and Sale of Assets. On the terms and subject to the conditions contained in this Agreement, on the Funding Date, effective as of the Cut-Off Time, the Company will sell, convey, transfer, assign and deliver to (or cause to be sold, conveyed, transferred, assigned and delivered by the relevant Selling Subsidiaries owning, leasing or having the right to use the Purchased Assets) the Buyer, and the Buyer will purchase and take assignment and delivery from the Sellers of good and marketable title to the Purchased Assets in existence at the Cut-Off Time, free and clear of any Lien of any kind whatsoever other than a Permitted Lien. The Purchased Assets will include any additions to such assets, properties, Contracts and rights that constitute the Purchased Assets as of the date hereof that have arisen in the ordinary course of business and consistent with the past practices of the CFC Parties between the date hereof and the Cut-Off Time (the "Pre-Cut-Off Period"), but specifically excluding (x) the Specified Excluded Assets and (y) subject to compliance with Section 5.5(b), any deletions, dispositions or expirations of such assets, properties, Contracts and rights during the Pre-Cut-Off Period, in all cases, in the ordinary course of business consistent with the past practice of the CFC Parties.

              (b) Stock Sale. At any time prior to the Effective Closing Date, the Buyer may, with the consent of the Company (not to be unreasonably withheld), elect to acquire the Purchased Assets, in part, through the purchase of all of the outstanding capital stock (the "Shares") of one or more of the Selling Subsidiaries (a "Subject Subsidiary") that own, lease or have the right to use Purchased Assets ("Stock Sale"), it being agreed that, with respect to any Subject Subsidiary, such consent of the Company may not be withheld if (i) the sale of the Shares of such Subject Subsidiary would not result in the CFC Parties incurring any net incremental Liabilities (which are not Assumed Liabilities), as compared to a sale of the Purchased Assets owned by such Subject Subsidiary, as determined in good faith by the Parties ("Incremental Liabilities"), or (ii) the Buyer, at its option, elects to pay or hold the Company harmless (under arrangements reasonably satisfactory to the Company) from such Incremental Liabilities. In connection with any Stock Sale, the Company shall cause any such Subject Subsidiary to become a Filing Company Subsidiary and shall take all reasonable actions to obtain an order from the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 3003(c) establishing a bar date for prepetition claims and shall diligently prosecute objections to such claims, as appropriate, in order to ensure that the Liabilities of such Subject Subsidiary consist only of those Liabilities that would be Assumed Liabilities if the Buyer would have acquired the Purchased Assets of such Subject Subsidiary free and clear of all Liens other than Permitted Liens. In the event the Buyer elects to acquire a portion of the Purchased Assets through a Stock Sale, then the Shares which are the subject of the Stock Sale shall be deemed Purchased Assets hereunder. If the Buyer elects one or more Stock Sales:

                   (i) prior to the Funding Date, effective as of the Cut-Off
              Time, the Company shall unconditionally assume, or shall cause one of its Affiliates (other than another Subject Subsidiary) to unconditionally assume all Liabilities of the Subject Subsidiary (other than the Assumed Liabilities) in a manner and in form and substance reasonably satisfactory to the Buyer and the Company;

                   (ii) prior to the Funding Date, effective as of the Cut-Off
              Time, the Company shall, or shall cause the Subject Subsidiary to, transfer any Excluded Assets of the Subject Subsidiary to the Company or one of its Affiliates (other than another Subject Subsidiary) in a manner and in form and substance reasonably satisfactory to the Buyer and the Company; and

                   (iii) the Company shall, or shall cause its Subsidiary which directly owns the Shares (the "Subject Subsidiary Owner") to, sell, assign, transfer, convey and deliver the Shares, free and clear of all Liens, to the

              Buyer, and the Buyer shall purchase and accept the Shares, at the Funding, effective as of the Cut-Off Time, (in which case, the Subject Subsidiary Owner shall be deemed a Selling Subsidiary hereunder, and the Company shall cause such Subject Subsidiary Owner to execute a counterpart signature page hereto).

              Notwithstanding the foregoing, this Section 2.1(b) shall not apply to Mill Creek Bank Inc. or Green Tree Retail Services Bank, and the Buyer hereby waives any and all of its rights under this Section 2.1(b) except to the extent this Section 2.1(b) may apply to any Seller's right, title to, or interest in the Trust.

              (c) Excluded Assets. No Seller shall sell, assign, transfer or convey to the Buyer, nor shall the Buyer purchase, any Seller's right, title or interest in and to any Excluded Asset.

         2.2  Liabilities.

              (a) Assumed Liabilities.

                   (i) Subject to the conditions set forth herein, the Buyer
              will assume at the Funding, effective as of the Cut-Off Time, and will pay, perform and discharge in accordance with their terms, as and when due, only those liabilities specifically identified in
              Section 2.2(a) of the Business Schedules (the "Assumed Liabilities").

                   (ii) Notwithstanding anything to the contrary herein, the
              Sellers shall pay, perform and discharge the Assumed Liabilities from the Cut-Off Time through the Funding Date, in accordance with the terms of such Assumed Liabilities.

                   (iii) On the Funding Date, the Buyer shall reimburse the
              Sellers, without duplication, for (A) the amounts advanced under any Loan that is a Purchased Asset during the period commencing as of the Cut-Off Time and ending on the Funding Date, (B) the amounts advanced by any Seller with respect to the Backlog, in accordance with the terms of such Backlog during the period commencing as of the Cut-Off Time and ending on the Funding Date,
              (C) the amount of Employment Costs paid by the Sellers and other CFC Parties and attributable to (x) Business Employees and (y) Shared Service Employees to whom the Buyer offers employment in accordance with Section 5.12(a)(ii) hereof for the period commencing at the Cut-Off Time and ending on the Funding Date, and
              (D) the amount of any payment made by the Sellers with respect of the Assumed Liabilities in accordance with their terms during the period commencing as of the Cut-Off Time and ending on the Funding Date; provided, however, the Buyer's obligations hereunder shall be offset to the extent that the Sellers have failed to comply with Sections 2.5, 5.4 and 5.5 hereof that relate to cash or cash equivalents, the sale, transfer or assignment of any Purchased

              Asset or the incurrence or discharge of Liabilities; provided, further, that in each case the amount of such reimbursements shall be reduced by any amounts paid by Mill Creek Bank Inc. in accordance with Section 5.5(a)(xix)(C).

              (b) Excluded Liabilities. The Sellers shall retain and pay, perform and discharge in accordance with their terms (as the same may be modified in connection with the Chapter 11 Case or otherwise), as and when due, all Liabilities of the CFC Parties or the Parent (arising before, on or after the Cut-Off Time) that are not expressly Assumed Liabilities (the "Excluded Liabilities"). The Excluded Liabilities include, but are not limited to, the following Liabilities of the CFC Parties or the Parent (the "Specified Excluded Liabilities")

                   (i) arising from, related to or in connection with any of the
              Parent's or the Sellers' transaction expenses;

                   (ii) except for the Liabilities specifically set forth in
              Section 2.2(a) of the applicable Business Schedules, for (A) any indebtedness or any other Liability of the CFC Parties or the Parent, including intercompany indebtedness between or among their respective Affiliates or (B) any Liabilities arising from or in connection with any Securitization or Residual Assets (other than Liabilities with respect to PL Residual Assets arising after the Cut-Off Time) or any Guarantees of the CFC Parties or the Parent, including intercompany Guarantees between Affiliates and any Guarantees given to any holders of interests in a Securitization;

                   (iii) for any Taxes, whether or not relating to the Purchased
              Businesses, the Purchased Assets or the transactions contemplated hereby, whether before, on or after the Funding Date, other than Taxes of any Subject Subsidiary (or a Subsidiary of a Subject Subsidiary after the Funding Date) for any Post-Funding Tax Period solely to the extent the Buyer purchases the Shares of such Subject Subsidiary in a Stock Sale, provided, that Taxes of a Subject Subsidiary (or Subsidiary thereof) for a Post-Funding Tax Period shall not include any Liability of Parent or any Affiliate of the Company that a Subject Subsidiary or Subsidiary thereof is required to pay by virtue of Treasury Regulation Section 1.1502-6 or comparable provision of state, local or foreign Law;

                   (iv) attributable to the Purchased Assets or the operation of the Purchased Businesses for all periods up to and including the Cut-Off Time, including, without limitation, any Liabilities for any default or breach, or for any event, occurrence, condition or act which, with the giving of notice, the passage of time or both, would result in a default or breach, of any of the Assumed Agreements, to the extent such default or breach or event, occurrence, condition or act existed on or prior to the Cut-Off Time;

                   (v) to indemnify any Person by reason of the fact that such
              Person was a director or officer of any of the CFC Parties or was serving at the request of the CFC Parties as a partner, trustee, director, officer, employee or agent of another Person;

                   (vi) with respect to any principal, partner, employee,
              officer, director, consultant, independent contractor, agent or Affiliate of the CFC Parties or the Parent (other than Liabilities assumed by the Buyer under Section 5.12 hereof and the Assumed Retention Agreement) arising out of employment, compensation, severance, change-of-control, stay-pay, sale bonus, retention bonus or other special compensation or golden parachute agreements, plans or arrangements, including any such Liability incurred in connection with the execution and performance of this Agreement or any other Transaction Documents and the consummation of the transactions contemplated hereby and not expressly assumed herein, including any Employee Agreement.

                   (vii) arising under, out of, with respect to or in connection with any Employee Benefit Plan and any other employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained or sponsored by any Seller or any ERISA Affiliate and not expressly assumed by the Buyer herein;

                   (viii) arising out of or resulting from any noncompliance
              with or violation of any Laws (including, without limitation, any securities Laws or Environmental Laws);

                   (ix) arising out of any occurrences of bodily injury,
              property damage or personal injury which take place on or prior to the Cut-Off Time;

                   (x) arising out of, related to, in connection with or with respect to any deferred purchase price payment obligations or non-competition payment obligations associated with (A) any acquisition prior to the Cut-Off Time of any business, Subsidiary, security or assets of any Person or (B) any disposition of any business, Subsidiary, security or assets of any Person;

                   (xi) to indemnify any Third Party in connection with the
              disposition of any subsidiary, business, properties or assets or operations of any Person;

                   (xii) arising from, in connection with or with respect to
              such Person's direct or indirect ownership (beneficial or otherwise) at any time of any capital stock of or other beneficial interest in (or any right to acquire such stock of or interest in) any of the CFC Parties;

                   (xiii) arising from, related to or in connection with any
              cure or other amount payable with respect to the assignment of any contractual obligation to the Buyer hereunder;

                   (xiv) arising from, related to, in connection with or with respect to any Excluded Asset;

                   (xv) under this Agreement;

                   (xvi) for infringement or misappropriation of any
              intellectual property rights of a third party arising from the operation of the Purchased Businesses on or before the Cut-Off Time;

                   (xvii) relating to any claim, dispute, litigation or
              arbitration asserted or threatened or governmental proceeding or investigation instituted or threatened, arising out of any act or omission of the CFC Parties or the Parent or any of their Affiliates on or prior to the Cut-Off Time, or arising out of the conduct, on or prior to the Cut-Off Time, of the Purchased Businesses or any other businesses of CFC Parties (including, without limitation, any claim, dispute, litigation or arbitration with respect to or in connection with unpaid wages or Fair Labor Standards Act classification and any other litigation and arbitration listed in Section 3.18 of the Business Schedules);

                   (xviii) arising out of (A) any noncompliance with or
              violation of any Environmental Law on or before the Cut-Off Time,
              (B) any existing environmental condition (whether or not relating to any noncompliance) of the Purchased Assets, or (C) any release of Hazardous Substances on or before the Cut-Off Time, in each case, regardless of whether any of the foregoing was known to or disclosed to the Parties or any of their Affiliates;

                   (xix) under any insurance coverage, self-insurance or
              retention program provided to customers in connection with the Purchased Businesses;

                   (xx) arising from, related to or in connection with Assumed
              Leases arising or accruing on or prior to the Cut-Off Time and/or due to a breach by the Sellers or any of their Subsidiaries under any contractual obligation, except to the extent relating to any Permitted Lien;

                   (xxi) to any equity holder or former equity holder of the CFC
              Parties;

                   (xxii) relating to any repurchase, assumption or similar
              Liability under any Contract pursuant to which loans were sold to a Third Party or pursuant to any Securitization not relating to the PL Business;

                   (xxiii) that are PL Excluded Servicing Liabilities;

                   (xxiv) under the Honda Purchase Agreement; or

                   (xxv) assumed by the Company or one of its Affiliates
              pursuant to Section 2.l(b)(i).

              The Buyer shall not assume or otherwise become liable for any Excluded Liabilities (whether or not such Excluded Liability is specifically set forth above). Nothing contained in this Agreement shall be construed to imply that the Buyer will assume the PL Excluded Servicing Liabilities or any Guarantees given to any holders of interests in a Securitization.

         2.3  Funding Transactions.

              (a) Closing. Subject to the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Funding") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, at 10:00 a.m., on the Funding Date, or at such other place or time and on such other date as the Parties may agree to in writing. The Funding shall be deemed effective as of the Cut-Off Time.

              (b) Funding Transactions. Subject to the conditions set forth in this Agreement, the Parties shall consummate the following transactions on the Funding Date:

                   (i) The Sellers shall convey all of the Purchased Assets to the Buyer in accordance with Section 2.1 and shall deliver to the Buyer such appropriately executed instruments of sale, transfer, conveyance and delivery, deeds, assignments, certificates duly registered in the Buyer's name representing the PL Residual Assets (to the extent such PL Residual Assets are certificated), vehicle titles, transfer Tax declarations, and all other instruments of conveyance which are necessary or desirable to effect transfer to the Buyer of good and marketable title to the Purchased Assets and which are in form and substance reasonably satisfactory to the Buyer and the Sellers.

                   (ii)  (A) On and prior to the Funding Date, the Sellers
                             shall, with respect to all Purchased Assets that are owned of record by any Person other than the Company or a Selling Subsidiary (including, without limitation, the PL Residual Assets), exercise all rights, and take all such other actions, as may be necessary to effect the conveyance of the Purchased Assets to the Buyer as of the Cut-Off Time. If any Purchased Assets are owned of record or beneficially by any CFC Party other than the Company or a Selling Subsidiary, then the Company shall cause such CFC

                             Party to become a party to this Agreement and execute a counterpart signature page to this Agreement as a Selling Subsidiary hereunder; provided, however, that neither the Parent nor any other Affiliate of the Company that is not a Subsidiary of the Company shall be required to become a party to this Agreement; provided, further, that on or prior to the Funding the Parent and such Affiliates that own (legally or beneficially) any of the Purchased Assets shall have entered into an agreement or agreements with the Buyer in form and substance reasonably satisfactory to the Parent or such Affiliates and the Buyer with respect to the sale of the Purchased Assets owned by the Parent and such Affiliates to the Buyer and, with respect to the Parent and any such Affiliate that is a debtor-in-possession, a Final Order shall have been entered by the Bankruptcy Court approving the terms and conditions of such agreement or agreements on or prior to the Funding Date. Such agreements shall incorporate by reference the representations and warranties set forth in this Agreement to the extent such representations and warranties are applicable to the parties to such agreements and the Properties to be transferred and assigned to the Buyer pursuant to such agreements and contain an acknowledgement by the Parent and such other Affiliates that the Parent and such Affiliates have conducted the Purchased Businesses and operated the Purchased Assets owned by them in accordance with the covenants set forth in this Agreement. For the avoidance of doubt such agreements shall be deemed "Transaction Documents".

                         (B) Subject to Section 2.4(b)(ii), 2.4(e), 2.4(f)
                             and Section 5.8, the Buyer shall deliver to the Company or its designee, by wire transfer of immediately available funds to an account or accounts designated not less than three Business Days before the Funding Date by the Sellers the amount equal to the Purchase Price.

                   (iii) The Buyer shall assume the Assumed Liabilities as set forth in Section 2.2(a) hereof and shall deliver to the Sellers such appropriately executed assumption agreements and all other instruments which are necessary or desirable to effect the assumption by the Buyer of the Assumed Liabilities.

                   (iv) Each Seller and the Buyer shall deliver all other
              Transaction Documents required to be delivered by or on behalf of such Person, as applicable, which Transaction Documents shall be in form and substance reasonably satisfactory to the Buyer and the Sellers.

                   (v)   (A) The Company shall deliver, or cause to be
                             delivered, at the Funding, to the Buyer or to such Person or Persons as the Buyer may designate (including, without limitation, any custodian appointed by the Buyer to hold such items) all documentation and other items pertaining to the Assigned Receivables and, to the extent in the possession of the Sellers, Securitized Receivables, including, without limitation, original notes (with appropriate endorsements), applications, account agreements, installment contracts, original guarantees, original mortgages and originals of all other security agreements and all assignments, assumptions, modifications, consolidations and extensions thereof, UCC financing statements or such other evidence of perfection of a security interest in the applicable collateral in the relevant jurisdictions, powers of attorney, original certificates of title, all evidence of title insurance policies, hazard or flood insurance policies, loan applications, closing statements, credit reports, appraisals, surveys, disclosure statements, sales contracts, tax and insurance receipts, verification statements delivered by the borrowers, and all other documentation related to the loan files associated with the applicable Assigned Receivables and Securitized Receivables, in each case duly executed by all parties thereto and notarized as applicable. If, after the Funding Date, a CFC Party (or any other Person acting on its behalf) comes into possession of any additional documentation, books and records relating to the Assigned Receivables and Securitized Receivables, such additional documentation shall be deemed to have been received and held in trust for the benefit of the Buyer and promptly shall be delivered to the Buyer or such other Person or Persons as the Buyer may direct. Effective as of the Cut-Off Time, the Company shall (i) have caused to be terminated any existing custodial or other similar arrangement under which any of the documentation relating to the Assigned Receivables is held and shall obtain and deliver to the Buyer appropriate releases in connection therewith and (ii) execute and deliver, and shall cause other CFC Parties to execute and deliver, to the Buyer (or its designees) on the Funding Date powers of attorney in form and substance reasonably satisfactory to the Buyer giving the Buyer or such designees full power and authority to execute any further agreements, assignments, endorsements or other documentation as may be deemed necessary by the Buyer to allow the Buyer (and its designees) to exercise full rights of ownership with respect to the Assigned Receivables. The Company shall fully cooperate with the Buyer from and after the Funding to take all other actions necessary or appropriate to effect the transfer of, and vest in the Buyer, all right, title and interest in and to the Assigned Receivables.

                         (B) The Company shall execute and deliver, and
                             shall cause other CFC Parties to execute and deliver, on the Funding Date powers of attorney in form and substance reasonably satisfactory to the Buyer giving the Buyer or its designees full power and authority to execute any further agreements, assignments, endorsements or other documentation as may be deemed necessary by the Buyer to allow the Buyer (and its designees) to exercise full rights of ownership with respect to the Purchased Assets (other than the Assigned Receivables). The Company shall fully cooperate with the Buyer from and after the Funding to take all other actions necessary or appropriate to effect the transfer of, and vest in the Buyer or its designees, all right, title and interest in and to the Purchased Assets (other than the Assigned Receivables).

                         (C) The Sellers shall use commercially reasonable
                             efforts to deliver to the Buyer at the Funding amendments to the Active Merchant Agreements duly executed by all parties thereto to ensure that after the Cut-Off Time no Bankruptcy Event or Change of Control Event of any Seller or any of its Affiliates may constitute an event of default under such Active Merchant Agreements.

                   (vi) The Sellers shall deliver all the Records or copies
              thereof in the Sellers' possession to the Buyer which Records relate primarily to the

              Purchased Businesses, the Purchased Assets or the Assumed Liabilities (including, without limitation, true, correct and complete copies of all closing documents relating to the Private Label Credit Card Master Trust, including but not limited to the Conseco Private Label Credit Card Master Note 2001-A transaction).

         2.4  Purchase Price.

              (a) Purchase Price. The aggregate price for the Purchased Assets (the "Purchase Price") shall be equal to the sum of (i) the Net Assets Value and
(ii) the Bid Adjustment Amount.

              (b) (i) If the Net NAV is less than the Base Amount, then in addition to the amounts payable pursuant to Section 2.4(a) hereof, the Buyer shall pay to the Company an amount equal to the sum of (a) 0% of the first $20 million of the Shortfall Amount, (b) 100% of the next $10 million of the Shortfall Amount (if and to the extent of such Shortfall Amount), (c) 50% of next $20 million of the Shortfall Amount (if and to the extent of such Shortfall Amount), and (d) subject to Section 8.1(j) hereof, 100% of the remaining amount of the Shortfall Amount (if and to the extent of such Shortfall Amount).

                   (ii) If the Net NAV is greater than the Base Amount, then the amounts payable by the Buyer pursuant to Section 2.4(a) hereof shall be reduced by the sum of (a) 0% of up to the first $5 million of the Overvalue Amount and (b) 50% of the remaining Overvalue Amount.

              (c) Settlement Interest. At the Funding, the Buyer shall pay to the Company by wire transfer in immediately available funds the Settlement Interest.

              (d) All amounts payable pursuant to Sections 2.4(b)(i) and 2.4(c) hereof shall be payable at Funding by wire transfer in immediately available funds to an account or accounts designated in writing by the recipient thereof to the other party three Business Days prior to the Funding Date.

              (e) Notwithstanding anything in this Agreement to the contrary, in the event that the Buyer and the Company have not been able to resolve any and all disputes with respect to the draft Schedule of Assets Acquired and Liabilities Assumed that was prepared as of the Cut-Off Time and neither the Buyer, on the one hand, nor the Sellers, on the other hand, have exercised their rights, if any, to terminate this Agreement pursuant to Section 8.1(j), then the Buyer will make the payments or reduce the payments required to be made by it, as the case may be, by subsection (b) on the basis of the amount of the Net NAV not in dispute. Once all such disputes have been resolved (either by the Auditor in accordance with Section 5.39 or by the mutual agreement of the Buyer and the Company), then:

                   (i) the Buyer shall make the payments required to be made by it by Section 2.3(b)(ii)(B) hereof after giving effect to any payments previously made by it pursuant to such section, so that the aggregate amounts paid by the Buyer pursuant to such section equal those amounts that would have been payable by the Buyer had the final amount of the Net Assets Value been known on the Funding Date;

                   (ii) if there is a Shortfall Amount at such time that is less than the Shortfall Amount used for the calculation of the amounts due on the Funding Date (or an Overvalue Amount at such time), the Buyer will make the payments required to be made by it by subsection (b)(i) hereof (or in case of an Overvalue Amount, by subsection (b)(ii)), after giving effect to any payments previously made by it pursuant to such subsection so that the aggregate amounts paid by the Buyer pursuant to such subsection
              (b)(i) (or (b)(ii)) equals the amounts that would have been payable by it had the final amount of the Shortfall Amount (or Overvalue Amount, as the case may be) been known on the Funding Date; and

                   (iii) if there is a final Overvalue Amount that is greater than the Overvalue Amount used for the calculation of the amounts due on the Funding Date, the Buyer shall pay to the Company an amount (if any) that after giving effect to any payments made pursuant to this Section 2.4 (including, without limitation payment of the Purchase Price) previously made by the Buyer, the Company shall have received the amounts that it would have received had the final amount of the Overvalue Amount been known on the Funding Date (i.e., 100% of up to the first $5 million of the Overvalue Amount and 50% of the remaining Overvalue Amount).

              (f) The parties hereto agree that the Base Amount shall be reduced by the amount of Allowed Operating Expenses paid by Mill Creek Bank Inc. during the Pre-Cut-Off Period.

         2.5 Post-Effective Time Amounts Received and Paid; Assignment of New Loans; Securitized Receivables.

              (a) All amounts which are received by the Company or any of its Affiliates in respect of the Purchased Assets which are properly allocable to periods after the Cut-Off Time, shall be received by such Person as agent, in trust for and on behalf of the Buyer, and at the Funding and following the Funding, on a weekly basis, the Sellers shall transfer, or cause to be transferred, by wire transfer of immediately available funds, and remit (or cause to be remitted) to the Buyer all such amounts received by or paid to the Company or any of its Affiliates as of such date and shall provide the Buyer information as to the nature and source of such payments, including any invoice related thereto. All amounts included in the Excluded Assets (or which are paid in respect of the Excluded Assets) and received by the Buyer following the Funding Date shall be received by the Buyer as agent, in trust for and on behalf of the applicable Seller, and the Buyer shall pay or cause to be paid all such amounts over to such Seller and shall provide such Seller information as to the nature and source of such payments, including any invoice relating thereto.

              (b) Subject to Section 2.8 hereof, at the Funding, the Sellers shall transfer and assign to the Buyer good and marketable title to all Properties acquired, originated or entered into by the Sellers in accordance with this Agreement during the period from the Cut-Off Time through the Funding Date that would have been Purchased Assets if acquired, originated or entered into prior to the Cut-Off Time.

              (c) At the Funding, the Sellers shall deliver to the Buyer by wire transfer of immediately available funds the amount equal to all cash and cash equivalents that constituted the Purchased Assets as of the Cut-Off Time.

              (d) If the Trust is terminated after the Cut-Off Time, upon such termination the Sellers shall deliver to the Buyer good and marketable title to Receivables that were Securitized Receivables as of the Cut-Off Time (other than the Excluded Receivables) free and clear of all Liens other than Permitted Liens.

         2.6 Sale of Assets. Upon the sale of the Purchased Assets, the Sellers shall have no legal or equitable title or interest whatsoever in the Purchased Assets or any collections thereunder, and the Sellers shall have no right to redeem any Purchased Assets.

         2.7 Assumption of Certain Leases and Contracts. The Sale Order shall provide for the assumption by the Sellers and assignment to the Buyer, upon the Funding but effective as of the Cut-Off Time, of the Assumed Agreements set forth on a pleading submitted to the Bankruptcy Court on the following terms and conditions:

              (a) As of the Cut-Off Time, the Sellers (as applicable) shall assign to the Buyer the Assumed Agreements. The Assumed Agreements shall be identified by the date of the Assumed Agreements (if available), the other party to the Contract and the address of such party, all included on an exhibit attached to either the motion filed in connection with the Sale Order or a motion for authority to assume and assign such Assumed Agreements. Such exhibit shall set forth the amounts necessary to cure defaults under each of such Assumed Agreements as determined by the Sellers based on the Sellers' Records.

              (b) If there exists at the Cut-Off Time any default related to an Assumed Agreement, the Sellers shall be responsible for any amounts needed to be cured pursuant to Section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assumed Agreement. Upon the Funding but effective as of the Cut-Off Time, the Sellers shall pay all cure amounts for the Assumed Agreements.

              (c) Except as set forth in Section 2.7(b) and subject to Section 2.2(a)(ii) hereof, the Buyer shall be responsible for all costs and expenses (other than the costs and expenses that are the Excluded Liabilities), incurred after the Cut-Off Time, that are determined by the Buyer to be necessary in connection with providing adequate assurance of future performance with respect to the Assumed Agreements.

         2.8  Consents to Certain Assignments.

              Without limiting the effect of ARTICLE 6, the Buyer and the Sellers agree that there shall be excluded from the Purchased Assets any Assumed Agreements that are not assignable or transferable pursuant to the Bankruptcy Code or otherwise without the consent of any Person other than the Sellers or any Affiliate of the Sellers, to the extent that such consent shall not have been given prior to the Funding; provided, however, that the Sellers shall have the continuing obligation (both before and after the Funding) to use all commercially reasonable efforts (including, without limitation, prosecution of appropriate motions pursuant to Section 365 of the Bankruptcy Code) to endeavor to obtain all necessary consents to the assignment thereof and, upon obtaining the requisite Third Party consents thereto, such Purchased Asset shall be assigned to the Buyer at no cost free and clear of all Liens other than the Permitted Liens; provided, further, that the Sellers shall not be required to incur any unreasonable costs or make any material payment to any Third Party (other than cure costs) to obtain any consent. With respect to any Assumed Agreement which is not transferred at the Funding as contemplated by the immediately preceding sentence, effective as of the Cut-Off Time, the Sellers shall enter into arrangements reasonably requested by the Buyer designed to provide the Buyer the full and exclusive benefits of such asset; provided, however, that subject to Section 2.2(a)(ii) hereof, the Buyer assumes the duty to perform the obligations relating to such Assumed Agreements accruing after the Cut-Off Time. If and to the extent such arrangements cannot be made, the Buyer shall have no obligation with respect to such Assumed Agreement. For the avoidance of doubt, this Section 2.8 shall not be applicable to the PL Servicing Rights.

         2.9 Real Estate Taxes. Notwithstanding anything to the contrary herein, the Sellers shall be responsible for payment of all real property Taxes for all years prior to the year in which the Cut-Off Time occurs. The obligations of the Parties under this Section 2.9 shall survive the Funding.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Except as set forth in the Business Schedules, which schedules will be arranged in sections corresponding to the sections contained in this ARTICLE 3, as a material inducement to the Buyer to enter into this Agreement, the Sellers hereby represent and warrant to the Buyer the following:

         3.1  Organization and Power.

              (a) The Company is a Delaware corporation duly organized, validly existing and in good standing under the Laws of Delaware. Mill Creek Bank Inc. is an industrial loan corporation duly organized, validly existing and in good standing under the Laws of Utah and the FDIC. Each of the Selling Subsidiaries is listed in Section 3.1(a) of the Business Schedules and is duly organized, validly existing and in good standing under the Laws of its state of incorporation or organization (as applicable). Each of the Sellers is qualified to do business and is in good standing as a foreign corporation or entity (as applicable) in each jurisdiction listed in Section 3.1(a) of the Business Schedules, which jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it makes such qualification necessary, except for any failure to be so qualified or in good standing that has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Sellers have the requisite corporate or other entity power and authority to own and operate the Purchased Assets and to carry on the Purchased Businesses as currently conducted. The Company has delivered or otherwise made available to the Buyer complete and correct copies of the Organizational Documents of the Sellers and represents that such documents are in full force and effect and have not been amended, restated supplemented or otherwise modified in any respect. None of the Sellers is in default under or in violation of any provision of its Organizational Documents.

              (b) A complete and correct chart showing the Company and its direct and indirect Subsidiaries is set forth in Section 3.1(b) of the applicable Business Schedules.

         3.2 Authorization of Transactions. Each Seller has all the requisite corporate (or other similar organizational authority) power and authority to execute and deliver, and to perform its obligations under this Agreement and the other Transaction Documents to which such Seller is a party. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby to be consummated by the Sellers, have been duly and validly authorized by all necessary corporate or other entity action (as applicable) on the part of each Seller. This Agreement has been, and each of the other Transaction Documents after execution and delivery thereof at the Funding will have been, duly and validly executed and delivered by each Seller, and, subject to any necessary authorization from the Bankruptcy Court, this Agreement constitutes, and each of the other Transaction Documents will constitute, such Seller's legal, valid and binding obligation, enforceable against such Seller in accordance with its terms.

         3.3 Absence of Conflicts; Required Consents, Approvals and Filings. The execution and delivery of this Agreement and the other Transaction Documents, the compliance by the Sellers with the terms and provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby by the Sellers do not and will not (a) except as described in clause (d) below, constitute a material breach or violation of or default under any Law, governmental permit or license of the CFC Parties or to which any of the foregoing is subject, in each case relating to the Purchased Businesses, including but not limited to state usury laws, state laws requiring licenses to engage in consumer lending, consumer finance, mortgage lending and the other businesses of the Sellers, the U.S.A. Patriot Act, the Truth in Lending Act, Laws prohibiting deceptive, misleading and unfair acts and practices, the Gramm-Leach-Bliley Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act, the Consumer Credit Protection Act, the Right to Financial Privacy Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity

Protection Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act and other Laws regulating lending (including any Laws of any Governmental Authority) and all rules and regulations promulgated pursuant to any of the foregoing (the "Finance Laws") which breach, violation or default would prevent or materially delay the Sellers from being able to perform their obligations under this Agreement and the other Transaction Documents to which they are a party, (b) constitute a breach or violation of or default under the Organizational Documents of the Sellers, (c) except as set forth in Section 3.3 of the Business Schedules, conflict with or result in a breach of any terms, conditions or provisions of any agreement, Contract or commitment to which any Seller is a party or to which any Seller or any of its Properties is subject (including, without limitation, any Purchased Asset), which conflict or breach would prevent or delay in any material respect the Sellers from being able to perform their obligations under this Agreement and the other Transaction Documents to which they are party, (d) require the affirmative consent, approval of or filing with, any Governmental Authority, except for (i) the expiration or earlier termination of the waiting period under the HSR Act, (ii) filings in respect of, and approvals and authorizations of, any Governmental Authority having jurisdiction over the consumer lending, banking, insurance or other financial services businesses set forth in Section 3.3 of the Business Schedules, (iii) filings by the Buyer listed in Section 4.4, (iv) the approval required by a state banking regulatory authority under applicable state Law and listed in Section 3.3 of the Business Schedules (the "State Banking Authority") and (v) the approval of the Federal Deposit Insurance Corporation (the "FDIC") or any other applicable bank regulatory authority under the Bank Merger Act and the expiration of the required waiting period thereafter, or (e) with respect to any Assumed Agreement, require the affirmative consent or approval of any Third Party, except for consents and approvals set forth in Section 3.3 of the Business Schedules and consents and approvals which failure to obtain, individually or in the aggregate, would not adversely affect the conduct and operation of any Purchased Business or any of the Purchased Assets in any material respect.

         3.4 Company Subsidiaries. All of the outstanding shares of capital stock of, or other ownership interests in, each Selling Subsidiary, are owned by the Company, directly or indirectly. All of the issued and outstanding shares and interests (as applicable) of the Selling Subsidiaries and their Subsidiaries have been duly authorized, are validly issued, fully paid and assessable, were issued free of pre-emptive or similar rights and are held of record and beneficially by the Persons indicated on Section 3.1(b) of the Business Schedules. Other than this Agreement, the CFN Agreement and the Backup Agreements, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company, any of the Selling Subsidiaries, or their respective Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock or rights in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Selling Subsidiaries and their Subsidiaries.

         3.5 Good Title. Other than the Assumed Leases and the Transferred Intellectual Property, as to each Purchased Asset (including, without limitation, the Private Label Credit Card Master Trust Certificates) a Seller has good and valid title to, and, subject to obtaining the consents and approvals and making the filings set forth in Section 3.3 of the Business Schedules and Section 3.3 of this Agreement, the power and authority to sell, transfer and assign to the Buyer the Purchased Assets, free and clear of all Liens (other than Permitted Liens and Liens which will be discharged by the Bankruptcy Court prior to the Cut-Off
Time).

         3.6  Compliance with Laws; Permits.

              (a) Each Seller has conducted and is conducting the Purchased Businesses and has owned and operated the Purchased Assets in all material respects in compliance with all applicable Laws, including, without limitation, the Finance Laws. Except as set forth in Section 3.6(a) of the Business Schedules, there are no material proceedings pending or, to the Knowledge of the Sellers, threatened alleging any material violation of any such applicable Laws. Except as set forth in Section 3.6(a) of the Business Schedules and except for any violations previously rectified, no CFC Party has received since January 1, 2000, any written notice of violation of any Law from any Governmental Authority relating to any of the Purchased Assets, the Purchased Business or the ownership or operation thereof the consequence of which violation (including, without limitation, any cure to be undertaken in connection therewith or penalty incurred as a result thereof) would adversely affect the operation and conduct of any of the Purchased Businesses or any of the Purchased Assets in any material respect. Except as set forth in Section 3.6 of the Business Schedules, no Seller is subject to any judgment, writ, decree, injunction or order of any federal, state or local court (domestic or foreign) or Governmental Authority relating to the acquisition, collection, administration or enforcement of any Loan or Assigned Receivable or the foreclosure, acquisition or disposition of any Purchased Assets subject thereto or, in each case, any transactions or activities indicated thereto.

              (b) The CFC Parties have in effect all material authorizations, permits, licenses, certificates of authority, consents, orders and approvals of, and have made all material filings, applications and registrations with, Governmental Authorities that are necessary in order for the CFC Parties to own and operate the Purchased Assets and to conduct the Purchased Businesses in all material respects as presently conducted, and such authorizations, permits, licenses, certificates of authority, consents, orders and approvals (each of which is set forth on Section 3.6(b) of the Business Schedules opposite the name of the CFC Party which is the holder thereof) are in full force and effect and the CFC Parties are in compliance therewith in all material respects. Except as set forth in Section 3.6(b) of the Business Schedules, there are no material proceedings pending or, to the Knowledge of the Sellers, threatened seeking to terminate or suspend or to adversely modify any such authorization, permit, license, certificate of authority, consent, order or approval.

         3.7 Assets Necessary and Sufficient to Conduct Businesses. Except as set forth in Section 3.7 of the Business Schedules, subject to satisfaction of the conditions in ARTICLES 6 and 7, the Purchased Assets, together with the Buyer's rights under this Agreement and after taking into account the access to assets and services that are required to be provided to the Buyer pursuant to the Servicing Agreements with the applicable

CFC Parties, (a) constitute all of the assets, Properties, Contracts and rights used in the Purchased Businesses and which are necessary and (b) are sufficient to, carry on the Purchased Businesses from and after the Cut-Off Time without interruption in the same manner as the Purchased Businesses have been conducted by the Sellers prior to the Cut-Off Time and consistent with the Sellers' past practices. No part of the Purchased Businesses is conducted by or through any Person other than the Sellers.

         3.8  Facilities; Real Property.

              (a) [Intentionally Omitted].

              (b) Leased Premises. Section 3.8(b) of the applicable Business Schedules indicates with respect to each Assumed Lease (i) the current rent (including any additional rent) under such Assumed Lease, (ii) the expiration date of such Assumed Leases, (iii) the security deposits being held by any Person (and the identity of such Person) pursuant thereto, (iv) any guarantees provided or held pursuant to any Assumed Lease. Subject to the entry of the Sale Order, the Sellers hold good, valid and marketable leasehold title to the Assumed Leases, free and clear of all Liens, other than Permitted Liens. All of the Assumed Leases are in full force and effect and have not been modified, altered or amended in any material respect, except as set forth in Section 3.8(b) of the Business Schedules. Except in connection with matters that will be cured pursuant to the Sale Order, neither the Sellers nor any of their Affiliates have received written notice of any material default or event that with notice or lapse of time, or both, would constitute a default, under any Assumed Lease by the Sellers, or any of their Affiliates a party thereto and, to the Sellers' Knowledge, there has not occurred any default or event that with notice or lapse of time, or both, would constitute a default thereunder by any other party thereto. True, complete and accurate copies of the Assumed Leases (including amendments or modifications thereto and any non-disturbance agreements in connection therewith) have been delivered to the Buyer. Except as set forth in Section 3.8(b) of the Business Schedules, neither the Sellers, nor any of their Affiliates have assigned their interest under any Assumed Lease, or subleased all or any part of the space demised thereby, to any Third Party.

         3.9 Personal Property. Attachments A, B and C to Section 3.9(a) of the Business Schedules contains a complete and accurate list of all furniture, fixtures and equipment which the Sellers can identify based on their Records and limited review, as of December 31, 2002, located on the Business Leased Premises that are used or is necessary to be used in connection with the applicable Purchased Businesses.

         3.10 Receivables.

              (a) Each of the Pre-Signing Data Tapes sets forth all Receivables in existence as of the date the applicable Pre-Signing Data Tape was created that have been made or purchased in the ordinary course of business and consistent with past practices of the Sellers.

              (b) Each Assigned Receivable and Securitized Receivable was made or purchased by a Seller or its Affiliates (or by a predecessor of such Seller or such Affiliate): (i) in the ordinary course of business at the time such Assigned Receivable or Securitized Receivable was made or purchased, (ii) in all material respects in accordance with then existing applicable Laws; and (iii) in all material respects in accordance with such Seller's or such Affiliate's applicable underwriting and documentation guidelines then in effect at the time of origination or purchase.

              (c) Each Assigned Receivable and Securitized Receivable (i) has been originated or purchased and serviced and administered in all material respects in accordance with the CFC Parties' standard Loan origination, servicing and operating procedures as in effect from time to time and (ii) has otherwise complied with standards of evaluating, originating, underwriting and funding new business which are in all material respects consistent with the past practices of the CFC Parties; (iii) have been serviced and administered in accordance with all applicable Laws; and (iv) have been serviced and administered in accordance with the respective Loan documents governing such Assigned Receivable or Securitized Receivable.

              (d) Each Assigned Receivable and Securitized Receivable is evidenced by an Assumed Receivables Contract and constitutes a legal, valid and binding obligation of the respective Obligor(s), enforceable by the applicable Seller against such Obligor(s) in accordance with its written terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or rules of law governing equitable relief and other equitable remedies, or public policy. Each Assumed Receivables Contract is, or as of the Cut-Off Time will be, in full force and effect, free and clear of all Liens other than Permitted Liens.

              (e) Each secured Assigned Receivable and Securitized Receivable is secured by a valid, enforceable and perfected Lien on the secured property described in the applicable security agreement, mortgage, deed to secure debt or deed of trust, pledge, collateral assignment or other security agreement. No such Assigned Receivable or Securitization Receivable which is so secured has been waived or modified in any manner which would interfere in any material respect with the security interest.

              (f) There is no material breach or default existing under any Assumed Receivables Contract and the Sellers have not waived any material breach or default thereunder. The Sellers have performed their obligations in all material respects under all Assumed Receivables Contracts.

         3.11 Material Agreements.

              (a) Section 3.11 of the Business Schedules contains a complete and accurate list of the Material Agreements with respect to the Purchased Businesses, except for Loan files. For purposes hereof, "Material Agreement" shall mean (a) any Contract which requires payments by, on behalf of, or to the CFC Parties of $500,000 or more in the aggregate and (b) any Assumed Agreement, in each case including all amendments and modifications thereto; provided, however, that Contracts (other than the agreements listed on Attachment A to Section 2.1(a) of the Business Schedules) that are terminable on 60 days' notice or less without penalty shall not be deemed Material Agreements for the purposes of Section 3.11 of the Business Schedules. All Material Agreements are valid, in full force and effect and have not been modified or amended in any material respect. Except as set forth in Section 3.11 of the Business Schedules, to the Sellers' Knowledge, there are no material disputes, oral agreements or forbearance programs in effect as to any of the Material Agreements. None of the Sellers or any of their Affiliates that is a party to any Material Agreement has received written notice from any Third Party of any material default or breach by the Sellers or their Affiliates of any of the Material Agreements to which it is a party or given any written notice to any Third Party indicating that it or such other party, as the case may be, is presently in breach or violation of any Material Agreement. None of the Sellers is in material breach of or in material default under any Material Agreement except for any breach arising out of the filing of Chapter 11 Cases by any Seller. To the Knowledge of the Sellers, there has not occurred any material default or material breach thereunder by any other party thereto. Each such Material Agreement constitutes the legal, valid and binding obligations of the Sellers or any of their Affiliates that is a party thereto and, to the Knowledge of the Sellers, the respective Third Party thereto, and is enforceable against such Third Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors' rights generally, or rules of law governing specific performance, equitable relief and other equitable remedies, or public policy. All Material Agreements, except for the Loan files, Assumed Receivables Contracts and dealer agreements relating to the PL Business, the HI Origination Business and the CL Origination Business, have been made available to the Buyer.

              (b) [Intentionally Omitted].

              (c) Section 2.1(a)(A)(iii) of the Business Schedules sets forth all program agreements with merchants to which the Sellers are party and that are in effect.

         3.12 Intellectual Property.

              (a) Attachments A through F to Section 3.12 of the Business Schedules set forth a complete and correct list of all (i) patents, and patent applications, registrations and applications pertaining to the Transferred Trademarks and registered Other Transferred Intellectual Property; and the patent, registration, or application number, the issuance, registration or filing date, the jurisdiction and record owner as to each; (ii) material unregistered Transferred Trademarks; (iii) material software, applications and tools; (iv) Transferred Intellectual Property Agreements; (v) Acxiom Models and Credit Lifecyle and Clustering Models; and (vi) Internet domain names, all of which items (i) - (vi) above are included in the Transferred Intellectual Property. All registered Transferred Trademarks and patented or registered Other Transferred

Intellectual Property are unexpired, and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. Except as set forth in Section 3.12(a) of the Business Schedules, no registered Transferred Trademarks or patented or registered Other Transferred Intellectual Property (i) is the subject of any proceedings before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of patent or registration, and (ii) the Sellers have not previously assigned, transferred, conveyed or otherwise encumbered ownership thereof and none of the Sellers has granted to any Third Party a license to use such registered Transferred Trademarks or Other Transferred Intellectual Property in any manner. The consummation of the transactions contemplated hereby will not alter or impair any Transferred Intellectual Property in any material respect except to the extent any Transferred Intellectual Property Agreements require a Third Party's consent prior to transfer.

              (b) Except as set forth in Section 3.12(b) of the Business Schedules, the Sellers (i) own all right, title and interest in and to, or (ii) have a valid and enforceable right to use (A) all of the Transferred Intellectual Property, which right includes a valid and enforceable right to use the subject matter of the Transferred Intellectual Property Agreements, and (B) all of the Intellectual Property which is the subject of the rights and licenses granted by the Sellers or their Affiliates to the Buyer pursuant to Section 5.31 hereof and pursuant to the Servicing Agreements. Subject to Section 2.8 hereof and except as set forth in Section 3.7 of the Business Schedules, all of the Transferred Intellectual Property and the other Intellectual Property rights in item (ii) above in this Section 3.12(b), will be available to the Buyer following the Cut-Off Time in the same manner and to the same extent as they presently are available to the Sellers. The Sellers are in compliance with all material contractual obligations relating to the protection of the Transferred Intellectual Property Agreements. To the Knowledge of the Sellers, there are no conflicts with, or infringements of, the Transferred Trademarks and Other Transferred Intellectual Property by any Third Party. To the Knowledge of the Sellers, the Transferred Trademarks and Other Transferred Intellectual Property and the making, using, copying, selling or distributing thereof, either alone or in combinations, do not conflict with or infringe any Intellectual Property rights of any Third Party. There is no claim, suit, action or proceeding pending or, to the Knowledge of the Sellers, threatened against any Seller: (i) alleging any such conflict with or infringement of any Third Party's Intellectual Property; or (ii) challenging such Seller's ownership or use of, or the validity or enforceability of, the Transferred Trademarks and Other Transferred Intellectual Property. Except as set forth in Section 3.12(b) of the Business Schedules, no written claims of infringement or misappropriation of Intellectual Property have been received from Third Parties with respect to the applicable Purchased Businesses.

              (c) Except as set forth in Section 3.12(c) of the Business Schedules, none of the Sellers is under any obligation to pay royalties or other payments in connection with any agreement or, subject to Section 2.8 hereof, is restricted from assigning its rights respecting any Transferred Intellectual Property, nor will any Seller otherwise be, as a result of the execution and delivery of this Agreement or the performance of a Seller's obligations under this Agreement, in breach of any agreement relating to the Transferred Intellectual Property.

              (d) To the Knowledge of the Sellers, except as set forth in
Section 3.12(d) of the applicable Business Schedules, no present or former employee, officer or director of any of the Sellers, or agent or outside contractor of any of the Sellers, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Transferred Intellectual Property.

              (e) (i) To the Knowledge of the Sellers, none of the Sellers' trade secrets have been used, disclosed or appropriated to the detriment of any of the Sellers for the benefit of any Person other than the Sellers; and (ii) to the Knowledge of the Sellers, no employee, independent contractor or agent of any of the Sellers has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Seller.

              (f) With respect to the material computer software comprising Transferred Intellectual Property developed by or on behalf of the Sellers, to the Knowledge of the Sellers, (i) Sellers maintain readable master reproducible copies, and source code listings for the most current releases or versions thereof; (ii) in each case, the machine-readable copy conforms to the corresponding source code listing; and (iii) it operates without material operating defects.

         3.13 Brokerage. Other than Credit Suisse First Boston, the fees and disbursements of which will be a prepetition claim against the CFC Parties, and Lazard Freres & Co. LLC, the fees and disbursements of which are to be paid by the Parent, no Person has any claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers or any of their respective Affiliates.

         3.14 Employees. Section 3.14 of the applicable Business Schedules sets forth the names, employee identification numbers, positions (including department name, corporate area and business title), years of service, place of employment and the amount of paid time off of all employees of the Sellers and any of their Affiliates for each applicable Purchased Business who are as of the date hereof working primarily in the applicable Purchased Business (the "Employees"). A separate corresponding list which includes each Employee's current compensation and severance entitlement was provided to the Buyer. None of the Sellers or any of their ERISA Affiliates is, or has within the last six years been, a party to a collective bargaining agreement covering any of the Employees and, to the Knowledge of the Sellers, no union organizing activities have occurred with respect to any Employees.

         3.15 Affiliate Transactions. Section 3.15 of the Business Schedules describes all intercompany or affiliated transactions or Contracts under which credits or services are provided to or on behalf of the applicable Purchased Business by the Sellers

(including any "subsidiary" of Mill Creek Bank Inc., as that term is defined in section 23A of the Federal Reserve Act) and to or on behalf of the Sellers (including any such "subsidiary") by the applicable Purchased Business and all intercompany transactions or Contracts among the Sellers with respect to the applicable Purchased Business (including, in each case, a description of the costs and expenses charged to the applicable Purchased Business in connection therewith). Mill Creek Bank Inc. (and any such "subsidiary") is not, and has not been since January 1, 2000, in violation of section 23A or section 23B of the Federal Reserve Act, whether or not any such violation is known by any Governmental Authority.

         3.16 ERISA; Employee Benefit.

              (a) The Sellers have furnished or made available to the Buyer complete and correct copies of all employee benefit plans, as defined in Section 3(3) of ERISA, and all other retirement, deferred compensation, incentive compensation, insurance, bonus, medical, stock option, severance, retention, vision, dental, vacation policy and other material employee benefit plans in which the Employees participate (the "Employee Benefit Plans"), the current summary plan description for each Employee Benefit Plan subject to ERISA and any similar description of any other Employee Benefit Plan. None of the Employee Benefit Plans are multiemployer plans (as defined in Section 3(37) of ERISA). Each Employee Benefit Plan which is a defined contribution pension plan intended to be qualified under Section 401(a) of the Tax Code is so qualified. None of the Employee Benefit Plans are established under, or subject to, the Laws of any country other than the United States.

         3.17 Depository Institutions.

              (a) Mill Creek Bank Inc. is "well-capitalized" (as that term is defined at 12 C.F.R. 225.2(r)(2)(i) and 325.103(b)(1)) and "well managed" (as that term is defined at 12 C.F.R.225.8 1(c)) and its examination rating under the Community Reinvestment Act of 1977 is satisfactory or outstanding. Mill Creek Bank Inc. is not in a "troubled condition" (as that term is defined at 12 CFR 303.101(c)).

              (b) Except as set forth in Section 3.17 of the Business Schedules, Mill Creek Bank Inc. is not, and has not been since January 1, 2000, subject to any supervisory or remedial agreement of any kind, including but not limited to any memorandum of understanding, agreement, cease-and-desist order, consent order or enforcement order with or from any Governmental Authority.

              (c) Mill Creek Bank Inc. is in compliance in all material respects with all applicable Laws. There are no material investigations or proceedings pending or, to the Knowledge of the Sellers, threatened, alleging or contemplating any material violation of any applicable Law.

         3.18 Litigation. Except as set forth in Section 3.18 of the Business Schedules, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending (including but not limited to any counterclaims) or, to the Knowledge of any Seller, threatened, against any Seller relating to or affecting any of the Purchased Assets, the Purchased Businesses or any of the Assumed Liabilities that, if determined adversely to the interest of any Seller would be reasonably likely to give rise to a Liability or cost to any Seller in excess of $50,000 in any one instance or material injunctive relief or otherwise adversely affect the operations or the conduct of any of the Purchased Businesses or any of the Purchased Assets in any material respect. No Seller has been the subject of any proceeding nor to any Seller's Knowledge have there been any investigations by or before any Governmental Authority, in either case relating to any of the Purchased Assets or Assumed Liabilities or the business practices of the Purchased Businesses since January 1, 2000.

         3.19 Financial Statements. Section 3.19(i) of the Business Schedules sets forth true and complete copies of the unaudited Restricted and Unrestricted Balance Sheet of the Company and its Subsidiaries as of September 30, 2002 and as of December 31, 2002 and the related unaudited statements of income for the fiscal years ended September 30, 2002 and December 31, 2002 (collectively, the "Financial Statements"). The Financial Statements have been prepared from the Records of the Company and its Subsidiaries and fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and the results of all operations of the businesses of the Company and its Subsidiaries for the periods therein described, in each case in accordance with GAAP, consistently applied and consistent with the accounting principles set forth in Part I of Section 1.1A of the Business Schedules, except as otherwise provided in the Financial Statements; provided, however, that the Financial Statements reflect intercompany allocations of overhead and other non-specific expenses between the businesses of the Company and its Subsidiaries which the Sellers believe are reasonable and which have been disclosed to the Buyer in reasonable detail. Except as set forth in Section 3.19(ii) of the Business Schedules, each of the November 30 Balance Sheet, December 31 Balance Sheet and January 31 Balance Sheet sets forth the unaudited Restricted and Unrestricted Balance Sheet of the Company and its Subsidiaries as of November 30, 2002, December 31, 2002 and January 31, 2003, respectively, and was prepared from the Records of the Company and fairly presents, in all material respects, the financial position of the Company as of the date thereof in each case in accordance with GAAP consistently applied and consistent with the accounting principles set forth in Part I of Section 1.1A of the Business Schedules. The Records from which the Financial Statements and the November 30 Balance Sheet, December 31 Balance Sheet and January 31 Balance Sheet were prepared were complete and accurate in all material respects at the time of such preparation.

         3.20 Indebtedness; Guarantees; Absence of Undisclosed Liabilities.

              (a) Except as set forth in the Financial Statements, no CFC Party has any outstanding indebtedness. Except as set forth in Section 3.20(a) of the Business Schedules, no CFC Party is a party to any Loan agreement whereby such CFC Party has borrowed money, structured in the form of a loan or purchase and sale, has any outstanding Guarantees in favor of any other Person or is otherwise liable for any indebtedness of any other Person. Except as set forth in Section 3.20(a) of the Business Schedules, no CFC Party has any Liabilities, individually or in the aggregate, of the type required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP which were not fully reflected or reserved against in the Financial Statements (other than current Liabilities incurred in the ordinary course of business) consistent with past practices of the Sellers, except for those that would not reasonably be expected to have a Material Adverse Effect.

              (b) In the event that a Stock Sale is consummated, as of the Cut-Off Time, no Subject Subsidiary or any of its Subsidiaries will have any Liabilities other than the Assumed Liabilities.

         3.21 PL Residual Assets. The PL Residuals Schedule identifies, among other things, all of the assets relating to the Private Label Credit Card Master Note Trust that are owned by the Company or any other CFC Party and the information contained therein is accurate in all material respects as of the date hereof. The Sellers own all assets identified on the PL Residuals Schedule.

         3.22 Tax Matters.

              (a) Each of the CFC Parties has filed all Tax Returns that it was required to file, and each has paid all Taxes, whether or not required to be paid in connection with the filing of a Tax Return. Such Tax Returns are true, correct and complete. The reserves for Taxes in the Financial Statements are adequate. Except as set forth in Section 3.22(a) of the applicable Business Schedules, none of the CFC Parties has waived any statute of limitations in respect of any Tax Returns or Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (b) Section 3.22(b) of the Business Schedules sets forth (i) all Income Tax Returns filed with respect to the CFC Parties and the Purchased Businesses for all open Tax years, (ii) those Tax Returns that have been audited, (iii) those Tax Returns that currently are the subject of audit, and
(iv) any dispute or claim concerning Tax Liability relating to the Purchased Businesses or the CFC Parties. The Company has made available to the Buyer correct and complete copies of all federal and state Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the CFC Parties with respect to the Purchased Businesses for all open Tax years.

              (c) Except as set forth in Section 3.22(c) of the Business Schedules, (i) for all open Tax years all Taxes required to be withheld, collected or deposited by each CFC Party have been timely withheld, collected and deposited and, to the extent required by law, all such Taxes have been paid when due to the appropriate taxing authority and each CFC Party is in compliance with respect to all withholding and information and reporting requirements in the Tax Code; (ii) there are no closing agreements pursuant to Section 7121 of the Tax Code (or corresponding provision of state, local or foreign law) or rulings or requests for rulings relating to any CFC Party; (iii) none of the Purchased Assets is (A) property required to be treated as owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 (as amended and in effect prior to the 1986 act), (B) "tax-exempt use property" within the meaning of Code Section 168(h)(1), (C) "tax-exempt bond financed property" within the meaning of Code Section 168(g), (D) subject to Code Section 168(g)(1)(A), or (E) "limited use property" as defined in Revenue Procedure 76-30; (iv) none of the CFC Parties has filed a consent under Section 341 (f) of the Tax Code concerning collapsible corporations; (v) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Tax Code (relating to "FIRPTA"); (vi) none of the CFC Parties will be required to include any adjustment under Section 481(c) of the Tax Code (or any corresponding provision of state, local or foreign law) in taxable income as a result of a change in accounting method for a Tax period beginning on or before the Funding Date; (vii) no claim has ever been made by a Taxing authority in a jurisdiction where any CFC Party has never paid Taxes or filed Tax Returns asserting that such CFC Party is or may be subject to Taxes assessed by such jurisdiction; (viii) no power of attorney has been granted with respect to any matter relating to Taxes of any CFC Party that is currently in effect; (ix) none of the CFC Parties has made, changed or revoked, or permitted to be made, changed or revoked, any election or method of accounting with respect to Taxes affecting or relating to any CFC Party; (x) no Purchased Asset is an interest in a partnership or other entity treated as a partnership for U.S. federal income tax purposes; (xi) none of the Purchased Assets is a debt instrument the interest on which is, or purports to be excludable, in whole or in part, from gross income for federal income Tax purposes; (xii) none of the Purchased Assets constitutes an interest in a "taxable mortgage pool" within the meaning of
Section 7701(i) of the Tax Code; and (xiii) none of the Purchased Assets is a debt obligation that (A) was issued with "original issue discount" as defined in
Section 1273(a) of the Tax Code, (B) is a "registration-required obligation" as defined in Section 163(f)(2) of the Tax Code, (C) is an "applicable high yield discount obligation" as defined in Section 163(i)(1) of the Tax Code, or (D) is a "disqualified debt instrument" as defined in Section 163(l)(2) of the Tax Code.

              (d) Except as set forth in Section 3.22(d) of the Business Schedules, none of the CFC Parties is a party to any contract, plan or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Buyer or any of its Subsidiaries by reason of Sections 280G or 162(m) of the Tax Code.

              (e) [Intentionally Omitted.]

              (f) [Intentionally Omitted.]

              (g) [Intentionally Omitted.]

              (h) [Intentionally Omitted.]

              (i) To the extent any Securitizations relating to the PL Business are outstanding at the Cut-Off Time, the transactions contemplated by this Agreement will not adversely affect the tax characterizations of any of the Securitizations relating to the PL Business as originally represented in connection with such Securitizations relating to the PL Business, whether or not such representations were the subject of confirming legal opinions.

              (j) To the extent any Securitizations relating to the PL Business are outstanding at the Cut-Off Time, no elections have been made to treat any Securitizations relating to the PL Business, or parts thereof, as "financial asset securitization investment trusts" within the meaning of Section 860L(a) of the Tax Code.

              (k) Except as provided in Section 3.22(k) of the Business Schedules, a CFC Party has collected all but an immaterial number of resale certificates or other applicable documents as required for the application of any exemption with respect to any sales or use Tax applicable to the transfer of a repurchased or repossessed asset by a CFC Party, including all but an immaterial number of resale certificates for sales of repossessed manufactured housing.

              (l) With respect to the Securitizations relating to the PL
Business:

                   (i) the Trust is either a grantor trust, a partnership or a disregarded entity, and not an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool, for federal income tax purposes;

                   (ii) no employer identification number has ever been issued to the Trust by the Internal Revenue Service; and

                   (iii) to the extent that the Trust has issued instruments
              designed as notes, bonds, debentures or other evidences of indebtedness, such instruments will be characterized as indebtedness for federal income tax purposes.

         3.23 Insurance. Set forth in Section 3.23 of the Business Schedules is a list of all Insurance Policies for such Purchased Business, including summary coverage terms and expiration dates. All premiums due and payable with respect to the Insurance Policies have been timely paid. No notice of cancellation of, or indication of an intention not to renew, any material Insurance Policy has been received by the Sellers. To the Knowledge of the Sellers, (i) all such Insurance Policies are in full force and effect and (ii) the Sellers are not in default under any provisions of the Insurance Policies.

         3.24 Environment; Health and Safety. The CFC Parties are in compliance in all material respects with all Environmental Laws applicable to the Purchased Businesses and the Purchased Assets and have not received written notice from any Governmental Authority or other Person alleging non-compliance or that they are otherwise liable for the clean-up or other environmental response costs pursuant to any Environmental Law. The Sellers have provided the Buyer with copies of all material environmental, health and safety reports relating to the Purchased Business and Purchased Assets.

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

         3.25 Accounting Controls. Each CFC Party has devised and maintained systems of internal accounting controls which it believes are sufficient to provide reasonable assurances that (a) all material transactions are executed in accordance with its management's general or specific authorization; (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements; (c) access to its material property and assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for items is compared with the actual levels thereof at reasonable intervals and appropriate action is taken with respect to any variances.

         3.26 Summary of Securitizations Relating to PL Business. The information set forth in Section 3.26 of the applicable Business Schedules which identifies, among other things, all Securitizations relating to the PL Business, is true, complete and correct as of the date hereof.

         3.27 Representations as to Certain Purchased Assets. Exhibit A hereto sets forth certain additional representations and warranties with respect to the Loans and the PL Residual Assets, which Exhibit A is incorporated herein by reference.

         3.28 Securities Offerings. The offering memoranda, offering circulars, prospectuses and any other offering documents or registration statements for the offering of securities, and any amendments or supplements thereto, distributed, delivered or filed in connection with the Securitizations of the CFC Parties relating to the PL Business, as of their dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.29 No Powers of Attorney. Except as set forth in Section 3.29 of the applicable Business Schedules, no CFC Party has any powers of attorney or comparable delegations of authority outstanding with respect to the Purchased Assets.

         3.30 Securities Laws Matters; No Registration. No trust, arrangement, issuer or other entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, and no issue of securities or securities transaction will be required to be registered under the Securities Act as a result of the sale of Purchased Assets pursuant to this Agreement. The statutory or regulatory foundations for exemptions from registration under the Investment Company Act of 1940, as amended, on which the Securitizations relating to the PL Business rely include only Rule 3a-7, Section 3(c)(5)(C) and
Section 3(c)(5)(A) of the Investment Company Act of 1940, as amended.

         3.31 Securitizations Relating to PL Business.

              (a) The representations and warranties of the CFC Parties contained in the Securitization Documents shall be true and correct as of the date hereof and the Cut-Off Time.

              (b) Each of the CFC Parties has complied with each of their covenants and agreements set forth in the Securitization Documents. No event of default, servicer termination event, early amortization event (other than those specified in the PL Residuals Schedule), servicer default or similar event (whether now cured or uncured) and no event (whether now cured or uncured) that with the giving of notice or the passage of time or both would constitute any such event, has occurred, and no CFC Party is aware of any allegation that any such event has occurred. The ratings assigned to any class of securities issued in any Securitization relating to the PL Business upon issuance thereof have not been reduced, qualified or withdrawn, and no series thereof is on "watchlist" or similar rating agency status or under review by any rating agency for possible downgrade.

              (c) No Securitization Document is required to be qualified under the Trust Indenture Act of 1939.

              (d) The Registration Statements, as of their respective effective dates, were declared effective under the Securities Act and no stop order suspending the effectiveness of such Registration Statements has been issued. The Registration Statements, as of their respective effective dates, conformed in all material respects to the requirements of the Securities Act and the Securities Act Rules. On the dates of their use, each prospectus and preliminary prospectus conformed in all material respects to the requirements of the Securities Act and the Securities Act Rules. Neither the Registration Statements, as of their respective effective dates, nor the prospectuses or preliminary prospectuses, on the dates of their use, or any amendments or supplements to the foregoing, contained or incorporated by reference any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. A CFC Party has timely filed each servicer (or similar) report required by the Securitization Documents on a form 8-K and has timely filed each form 10-K with respect to each Trust, and each such filing complied with the applicable requirements of the Exchange Act and the Exchange Act Rules and the information set forth in each such filing was true and correct in all material respects. To the Sellers' Knowledge, the appropriate officer of the Seller could provide the certification with respect thereto required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 or 15d-14, as applicable, under the Exchange Act Rules if the same were required to be provided on the date hereof.

              (e) There are no pending or, to the Knowledge of the Sellers, threatened proceedings, lawsuits, or administrative actions or investigations alleging violations of the Securities Act, the Exchange Act, the Securities Act Rules or the Exchange Act Rules relating to any of the Registrations, preliminary prospectuses or prospectuses.

              (f) No provision of any Securitization Document has been amended, modified, waived or supplemented since the original date thereof.

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

              (g) The Sellers have not, as part of the conduct and operation of the PL Business, entered into or otherwise engaged in any outstanding securitization other than the Conseco Private Label Credit Card Master Note Trust 2001-A transaction. The Conseco Private Label Credit Card Master Note Trust 2001-B transaction has been terminated and no liabilities (fixed or contingent) remain outstanding thereunder.

         3.32 Conduct of Business.

              (a) Since December 17, 2002, each Seller has used all reasonable efforts to preserve substantially intact the business organization of the Sellers and to preserve the present relationships of the Sellers with each Person having any business relationships with any Seller that is advantageous to the Purchased Businesses, or the discontinuance of which could have a Material Adverse Effect. Except as set forth on Section 3.32(a) of the Business Schedules, since December 17, 2002, each Seller has conducted business with its Affiliates only in the ordinary course and consistent with the practices of such Seller and has not dealt with or entered into any Contracts, commitments or arrangements with its Affiliates on terms and conditions less favorable to it than would be available in a comparable transaction with a Person not an Affiliate of such Seller.

              (b) Except as set forth on Section 3.32(b) of the Business Schedules, (i) each Seller has conducted the Purchased Businesses only in the ordinary course consistent with the past practices of such Seller and has not deviated from or changed in any respect its credit policy or collateral eligibility standards; and (ii) to the extent that any Seller has approved credit applications with respect to (A) any financing constituting any Backlog, which, as of the Cut-Off Time, have not become an Assumed Receivables Contract or (B) any Assumed Receivables Contract entered into after December 17, 2002, but prior to the Cut-Off Time, such Seller has complied with standards of evaluating, originating, underwriting and funding new businesses which are in all respects consistent with the past practices of the CFC Parties.

              (c) Since January 1, 2000, Mill Creek Bank has complied with all of the applicable policies of the FFIEC including the charge-off policies.

         3.33 Absence of Certain Changes.

              (a) Except as set forth on Section 3.33(a) of the Business Schedules, since December 17, 2002, no Seller has deviated from or changed in any material respect their forms of notes, retail installment, revolving accounts, account holder agreements, guarantees, financing statements and other documents or instruments necessary for, or used in connection with, the conduct of the Purchased Businesses except for deviations or changes made in the ordinary course of business and consistent with the past practices of the applicable Seller.

              (b) Except as set forth on Section 3.33(b) of the Business Schedules, since December 17, 2002, no Seller has (i) made or agreed to make any increase in the compensation payable or to become payable to any Employee, except for regularly scheduled increases in compensation payable or increases otherwise occurring in the ordinary course of business consistent with the past practices of such Seller, or (ii) entered into, adopted, made any material amendments to or terminated any collective bargaining agreement, any Employee Benefit Plan or any other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee. Except as set forth on
Section 3.33(b) of the Business Schedules, (i) since December 17, 2002, Mill Creek Bank has not failed promptly to pay and discharge current Liabilities of Mill Creek Bank Inc. or any of its Subsidiaries, except in the case of such Liabilities which are disputed in good faith and for which adequate reserves are maintained by Mill Creek Bank (as applicable) in accordance with GAAP and (ii) since December 17, 2002, no other Seller has failed promptly to pay and discharge any Liabilities of such Seller arising after December 17, 2002, except in the case of such Liabilities which are disputed in good faith and for which adequate reserves are maintained by such Seller in accordance with GAAP.

         3.34 Maintenance of Books. Each Seller has maintained its books, accounts and records with respect to the Purchased Assets in the usual, regular and ordinary manner, in accordance with its past practices.

              For purposes of this Agreement, Mill Creek Bank Inc. is not making and shall not make any representation or warranty with respect to any Purchased Asset or a Purchased Business to the extent not owned by Mill Creek Bank Inc.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

              As a material inducement to the Sellers to enter into this Agreement, the Buyer hereby represents and warrants to the Sellers the following:

         4.1 Organization and Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which the Buyer is a party and perform its obligations hereunder and thereunder.

         4.2 Authorization of Transaction. The Buyer has all the requisite power and authority to execute and deliver, and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Buyer is a party have been duly and validly authorized by all requisite action on the part of the Buyer, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other Transaction Documents to which the Buyer is a party will, when executed, constitute, a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by applicable receivership, conservatorship and supervisory powers of bank

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

regulatory agencies generally as well as by bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, or rules of law governing specific performance, equitable relief and other equitable remedies.

         4.3 No Violation. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Buyer do not and will not (a) constitute a material breach or violation of or default under any applicable Law, or license, franchise or permit, in each case to which the Buyer is subject and which breach, violation or default would prevent or materially delay the Sellers from being able to perform their obligations under this Agreement and the other Transaction Documents to which they are party, or (b) constitute a breach or violation of or default under the Organizational Documents of the Buyer.

         4.4 Governmental Authorities and Consents. Except as required by (a) the Finance Laws, (b) the Bank Merger Act and federal and state banking Laws, the Buyer is not required to submit any notice, report or other filing with any Governmental Authority, and no consent, approval or authorization of any Governmental Authority or any other person is required to be obtained by the Buyer, in connection with the execution or delivery by it of this Agreement and the other Transaction Documents to which the Buyer is a party or the consummation of the transactions contemplated hereby or thereby, except for the filing and expiration or termination of the waiting period under the HSR Act.

         4.5 Litigation. As of the date hereof, there are no claims, actions, suits, investigations, proceedings or orders pending or, to the Buyer's Knowledge, threatened against or affecting the Buyer at law or in equity, or before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the Buyer's performance under this Agreement and the other Transaction Documents to which the Buyer is a party or the consummation of the transactions contemplated hereby or thereby.

         4.6 Brokerage. Except for Morgan Stanley Dean Witter, no Person has any claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Buyer.

         4.7 Availability of Funds. On the Funding Date, the Buyer will have sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

         4.8 Stock Purchase. The Shares of any Subject Subsidiary purchased by the Buyer pursuant to this Agreement, if any, are being purchased for investment only and not with a view to any public distribution thereof, and the Buyer will not offer to sell or otherwise dispose of such Shares so purchased by it in violation of any of the registration requirements of the Securities Act of 1933, as amended, or any applicable state securities Laws.

         4.9 Approvals. To Buyer's Knowledge, there is no fact or circumstance which is reasonably likely to result in Buyer's failing to obtain any consent, approval or authorization of the type referred to in Section 4.4 of this Agreement.

         4.10 Knowledge. As of the date hereof, the Buyer has no actual knowledge of any change, circumstance, breach or event which constitutes or has resulted in a Material Adverse Effect.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1 Tax Matters.

              (a) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by the Sellers when due, and the Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the Buyer shall join in the execution of any such Tax Returns and other documentation; provided, however, that except as provided in the following sentence, the Sellers and the Buyer hereby waive any requirements under any bulk sale rule arising from any transaction under this Agreement that relates to the application of any sales or use Taxes. At the request of the Buyer not more than 20 days after the execution and delivery of this Agreement, the Sellers will comply with the bulk sales procedures applicable in respect of sales and use tax in the jurisdiction specified by the Buyer.

              (b) Tax Sharing and Indemnification.

                   (i) The Sellers shall indemnify and hold harmless the Buyer and its Affiliates, each Subject Subsidiary, each Subsidiary of any Subject Subsidiary, the Trust and their respective directors, officers, employees, representatives, agents, successors and assigns with respect to any and all Losses that may be imposed on the Buyer, any Subject Subsidiary, any Subsidiary of any Subject Subsidiary, or in respect of the Purchased Assets resulting from
              (A) any Taxes of any CFC Party for any Pre-Funding Tax Period, (B) any Taxes of any Affiliated Group that includes Parent or any other CFC Party, including any Liability for Tax under Treasury Regulation Section 1.1502-6 or any comparable state, local or foreign Tax provision, except for any Taxes of any Subject Subsidiary (or a Subsidiary of a Subject Subsidiary after the Funding Date) for any Post-Funding Tax Period relating to an Affiliated Group of which the Subject Subsidiary (or such Subsidiary of a Subject Subsidiary) is a member after the Funding Date, (C) any breach of any representation or warranty of the Sellers contained in Section 3.22 hereof or any schedule delivered pursuant thereto, (D) any Taxes arising from a Section 338 Election with respect to any CFC Party, or (E) any Taxes arising out of the application of any bulk sale rule under federal, state, local or foreign law to any transaction contemplated by this Agreement including Taxes resulting from the failure to comply with any such bulk sale rule applicable in respect of any sales and use taxes.

                   (ii) For any federal, state, local or foreign Tax purposes,
              Taxes, if any, attributable to a Straddle Period of any Subject Subsidiary or any Subsidiary of a Subject Subsidiary shall be allocated to (A) the Sellers for the Pre-Funding Tax Period, and
              (B) the Buyer for the Post-Funding Tax Period. For purposes of the preceding sentence, Taxes for the Pre-Funding Tax Period and for the Post-Funding Tax Period of each Straddle Period shall be determined on the basis of an interim closing of the books as of the close of business on the Funding Date as if such Straddle Period consisted of one Taxable period ending at the close of business on the Funding Date followed by a Taxable period beginning on the day following the Funding Date. For purposes of this subparagraph (ii), exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a daily basis. Real, personal and intangible property Taxes of any Selling Subsidiary, any Subject Subsidiary or any Subsidiary of a Subject Subsidiary shall be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Funding Tax Period and the denominator of which is the total number of days in the Straddle Period. For purposes of this
              Section 5.1 and the representation contained in Section 3.22 hereof, any Tax that is based in whole or in part on income earned during a particular Taxable period shall be deemed to be a Tax attributable to and imposed in respect of such Taxable period; provided, that for purposes of this sentence, the term "Taxable period" shall include any portion of a Taxable period that ends on and includes the Funding Date.

                   (iii) Except as otherwise provided in Section 5.1, if a
              payment is required under Section 5.1, the Sellers shall discharge their obligation by paying the amount due not later than 10 days after notice to the Sellers stating that an amount is owed under
              Section 5.1 to the Buyer, the amount thereof, and that an indemnity payment is requested.

                   (iv) For the avoidance of doubt, any amount payable by the
              Sellers pursuant to Section 5.1(b) hereof shall be reduced by any estimated tax paid prior to the Funding with respect to the Tax for which the Buyer would otherwise have been liable under Section 5.1(b)(i).

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              (c) Tax Returns.

                   (i) The Sellers shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of each CFC Party, including consolidated, combined or unitary Tax Returns which include any CFC Party, for all Taxable periods of each CFC Party that end on or prior to the Funding Date. All such Tax Returns shall be prepared on a basis that is consistent with the manner in which the Sellers prepared or filed such Tax Returns for prior periods. No later than 30 days prior to the due date of such Tax Returns, the Sellers shall provide the Buyer with copies of (A) in the case of consolidated, combined or unitary Tax Returns that include a Subject Subsidiary and any Subsidiary of such Subject Subsidiary, pro forma materials for each Subject Subsidiary to be included in such consolidated, combined or unitary Tax Returns,
              (B) all other Tax Returns prepared by Sellers pursuant to Section 5.1(c), and (C) such work papers and other documents as may be reasonably necessary to determine the accuracy and completeness of such materials or Tax Returns. If the Buyer notifies the Sellers in writing within 10 days after receiving such materials or a Tax Return of any comments of the Buyer, the Sellers shall incorporate any such reasonable comments provided by the Buyer. If Sellers dispute the reasonableness of any such comment by the Buyer, such dispute shall be resolved by a "Big Four" accounting firm as selected by the Buyer in its discretion (other than an accounting firm regularly and materially used by the Buyer or its Affiliates) and such Tax Returns (or any amendment to such return) shall be filed in a manner consistent with resolution of such dispute. The Sellers shall, upon the Buyer's request, make reasonably available to the Buyer at a mutually convenient time and location any personnel involved in the preparation of any materials or Tax Return subject to this Section 5.1(c)(i)(A) and (B) for the purpose of answering any questions the Buyer may have regarding any such materials or Tax Return or the manner in which the same was prepared. The Buyer shall be responsible for filing all Tax Returns required to be filed by or on behalf of each Subject Subsidiary and each Subsidiary of any Subject Subsidiary for Taxable periods ending after the Funding Date.

                   (ii) With respect to any Tax Return required to be filed by the Buyer pursuant to subparagraph (i) above for a Straddle Period of any Subject Subsidiary or any Subsidiary of a Subject Subsidiary, the Buyer shall provide the Company with true copies of each of such completed Tax Returns, such work papers and other documents as may be reasonably necessary to determine the accuracy and completeness of such Tax Returns, and a statement setting forth the amount of Tax shown on such Tax Return that is allocable to the Sellers pursuant to subparagraph (ii) of paragraph (b) above (the "Statement") at least 30 days prior to the due date for the filing of such Tax Return. If the Company notifies the Buyer in writing within 10 days after receiving the Statement that the Company questions the information contained therein, then a "Big Four" accounting

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              firm as selected by the Buyer in its discretion (other than an accounting firm regularly and materially used by the Buyer or its Affiliates) shall be instructed to review the Statement and determine its accuracy and reasonableness within 15 days. If such accounting firm determines that the Statement is accurate, or if the Company does not provide any such notification, then not later than five days before the due date for payment of Taxes with respect to such Tax Return, the Sellers shall pay to the Buyer an amount equal to the Taxes shown on the Statement as being allocable to the Sellers pursuant to subparagraph (ii) of paragraph (a) above. If the accounting firm appointed to review a Statement pursuant to the foregoing procedure in this Section 5.l(c)(ii) determines that the Statement is inaccurate, the Buyer will amend the Statement and any related Tax Returns in a manner consistent with removing any such inaccuracy, and the Sellers shall pay the amount due to the Buyer within five days of the receipt of the amended Statement.

                   (iii) After the Funding Date, the Buyer and the Sellers shall provide each other with reasonable cooperation in connection with the preparation of Tax Returns of the CFC Parties and shall make available to the other and to any Taxing authority, as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Selling Subsidiaries and their Subsidiaries for all periods prior to or including the Funding Date and shall preserve all such information, records and documents until the expiration of any statute of limitations or extensions thereof.

              (d) Tax Contests. The Buyer shall promptly notify the Company in writing upon receipt by the Buyer, any Subject Subsidiary or any Subsidiary thereof of written notice of any Tax Proceeding in respect of the Trust, any Subject Subsidiary or any Affiliate of any Subject Subsidiary which, if determined adversely to the taxpayer, may be grounds for indemnification under this Section 5.1. Notwithstanding the foregoing, the failure of the Buyer to give notice under the preceding sentence shall not affect the Buyer's right to indemnification or relieve the Sellers of any other obligations hereunder unless such failure shall preclude the defense of such claim and the Sellers have been materially prejudiced by the Buyer's failure to give such notice, in which case the Sellers shall be relieved from its obligations under Section 5.1 only to the extent of such material prejudice. After notice to the Buyer, the Sellers will have the right to elect to assume the defense of any such Tax Proceeding at the Sellers' own expense. The Buyer and its representatives shall have the right to observe any such Tax Proceeding with counsel of its choice and at its own expense and to receive in advance copies of all submissions to be made to any Tax authority or to any court. The Sellers, in exercising their control of any such Tax Proceeding, shall consider in good faith all comments and suggestions of the Buyer in respect of such Tax Proceeding, including but not limited to comments on submissions and overall strategy. In the event that issues relating to potential adjustment for which the Sellers may be held liable are required to be dealt with in the same Tax Proceeding as separate issues relating to a potential adjustment for which the Buyer, a Subject Subsidiary, a

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

Subsidiary of a Subject Subsidiary or an Affiliate thereof may be liable, the Buyer shall have the right, at its own expense, to control the Tax Proceeding with respect to the latter issues. Under waiver of its right to indemnity hereunder, the Buyer may take sole control of any Tax Proceeding, at its sole cost and expense, and in such case the Sellers shall have no right to observe or participate in such Tax Proceeding. The Sellers shall not enter into any compromise or agreement to settle any claim in a Tax Proceeding involving Liability for Taxes of a Subject Subsidiary, a Subsidiary of a Subject Subsidiary, or for which the Sellers may otherwise be required to indemnify the Buyer under this Agreement without the consent of the Buyer, such consent not to be unreasonably withheld. Any refund received by the Buyer or any Affiliate thereof of Taxes with respect to which the Sellers have made payment pursuant to its obligation under Section 5.1(b) shall be for the account of the Sellers.

              (e) Tax Sharing Agreements. Any and all Tax sharing, Tax indemnity or Tax allocation agreements between any Seller, a Subject Subsidiary and/or any Affiliate thereof that were in effect at any time on or prior to the Funding shall terminate not later than the Funding. No further amounts shall be payable by any the Buyer, any Subject Subsidiary, any Subsidiary of a Subject Subsidiary or any Affiliate thereof under such agreements following the Funding and the Buyer, any Subject Subsidiary, any Subsidiary of a Subject Subsidiary, or any Affiliate thereof shall have no further obligations thereunder following the Funding. Notwithstanding the foregoing, with respect to the filing of consolidated income Tax Returns to the extent permitted by law each Subject Subsidiary shall elect to relinquish any carryback period which would include any Pre-Funding Tax Period with respect to carrybacks of net operating losses, net capital losses, unused tax credits and other deductible or creditable tax attributes.

              (f) Claims Adjusted for Tax Benefits. The amount of any indemnity payment owed by the Sellers to the Buyer under this Section 5.1 shall be adjusted if such indemnity payment is made in connection with (i) the purchase of the Purchased Businesses or (ii) the purchase of any Subject Subsidiary or any Subsidiary of any Subject Subsidiary if a Section 338 Election is made with respect to such purchase. The amount of any such indemnity payment shall be reduced to take account of any net Tax benefit realized by the Buyer arising from the item resulting in such indemnity payment, and increased by any net Tax cost realized by the Buyer as a result of the receipt of such indemnity payment being treated as income or as a reduction in purchase price. For purposes of this Section 5.1(f), (x) any net Tax benefit shall be calculated by discounting (based on semi-annual compounding) the Tax benefit from the date it is expected to be realized to the date the indemnity payment is made using a discount rate equal to the overpayment rate contained in Section 662 1(a)(1) of the Tax Code and (y) any net Tax cost shall be calculated by increasing the indemnity payment by an interest factor (based on semi-annual compounding) equal to the overpayment rate contained in Section 6621(a)(1) of the Tax Code from the Funding Date to the date the indemnity payment is made.

              (g) Allocation. Within 90 days after the Funding, the Company shall provide to the Company copies of a schedule allocating the Purchase Price (and

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any other items required to be treated as additional Purchase Price) among the Purchased Assets (the "Allocation Statement"). Within 60 days after the receipt of such Allocation Statement, the Buyer shall propose to the Buyer any changes to such Allocation Statement or shall indicate its concurrence therewith, which concurrence shall not be unreasonably withheld. The failure by the Buyer to propose any change or to indicate its concurrence within such 60 days shall be deemed to be an indication of its concurrence with such Allocation Statement. The Buyer and the Company shall file, and shall cause their Affiliates to file, all Tax Returns and statements (including Form 8594), forms and schedules in connection therewith in a manner consistent with such allocation of the Purchase Price and shall take no position contrary thereto unless required to do so by applicable Tax laws. Any disputes with respect to the items on the Allocation Statement that the Buyer and the Company, acting in good faith, are unable to resolve shall be resolved by a "Big Four" accounting firm mutually acceptable by the Buyer and the Company. Each of the parties to this Agreement shall be bound by such resolution. Without limiting the generality of the foregoing, the Buyer's allocation of the adjusted grossed-up basis (within the meaning of Treasury Regulation Section 1.338-5) and the Sellers' allocation of the aggregate deemed sales price (within the meaning of Treasury Regulation Section 1.338-4) shall be consistent with such allocation.

              (h) Cooperation on Tax Matters.

                   (i) The Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by any Party, in connection with the filing of Tax Returns for the Purchased Businesses, and any Tax Proceeding in respect of the Purchased Businesses. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and the Sellers agree (A) to retain all books and records with respect to Tax matters and pertinent to the Purchased Businesses until the expiration of the statute of limitations (and, to the extent notified by the other Party, any extensions thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, such Party shall allow the other Party to take possession of such books and records.

                   (ii) To facilitate the Buyer's decision on whether to acquire assets through an election to purchase the Shares of a Subject Subsidiary under Section 2.1(b), and whether to effect a Section 338 Election in respect to one or more Subject Subsidiaries, the Sellers shall deliver to the Buyer as promptly as practicable following the execution and delivery of this Agreement any and all information reasonably requested by the Buyer in connection with determining the expected Tax consequences of the

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

              transactions contemplated by this Agreement (such information to include, without limitation, information regarding the Tax attributes of the Sellers including information regarding the adjusted tax basis of each asset owned by any Selling Subsidiary). Such information shall be provided at the Sellers' expense and shall be the most current information reasonably available; provided, however, that all such information shall be current as of a date no earlier than September 30, 2002.

              (i) Tax Election. In any case in which the Buyer elects a Stock Sale, the Sellers will, at the Buyer's request no later than six months after the Funding Date join in treating the transaction as a purchase of assets for Tax purposes through an election under Tax Code Section 338(h)(10) and any analogous provision of state, local or foreign Law (a "Section 338 Election"). The Buyer shall provide to the Sellers (i) a draft Internal Revenue Service Form 8023 to Sellers no later than eight months after the Funding Date prepared in a manner consistent with Section 5.1 (g) and (ii) any other forms necessary to effect the Section 338 Election under state, local or foreign Law no later than 30 days prior to the due date thereof. Any dispute with respect to such forms shall be resolved in the manner set forth in Section 5.l(c)(i) and such forms shall be executed on behalf of the Sellers and delivered to the Buyer at least 15 days prior to the last day for filing such forms when due and in the manner required under applicable Law. The Buyer may make such requests separately with respect to a Section 338 Election with respect to any Subject Subsidiary and any Subsidiary of any Subject Subsidiary. If the Buyer requests that one or more
Section 338 Elections be made with respect to any Subject Subsidiary and/or any Subsidiary of any Subject Subsidiary, then Section 5.1(g) shall apply to determine the allocation of the Purchase Price and other relevant items among the assets of the Subject Subsidiaries and, if applicable, one or more of its Subsidiaries. The Sellers shall deliver to the Buyer as promptly as practicable, and in any event no later than May 1, 2003, any and all information in connection with determining whether to make any Section 338 Election (such information to include, without limitation, the adjusted tax basis of each asset owned by any Selling Subsidiary and the Sellers' (and any Affiliate of the Sellers') tax basis in the stock of each Selling Subsidiary). Any and all information provided pursuant to this Section 5.1(i) shall be provided at the Sellers' expense and shall be the most current information reasonably available; provided, however, that (x) all such information provided shall be current as of no earlier than September 30, 2002, (y) the Sellers shall deliver to the Buyer as promptly as practicable, and in any event within 20 days of receipt of the Buyer's request therefor, updates of the information provided pursuant to (x) of this proviso that is current as of no earlier than December 31, 2002.

         5.2 Access to Information and Facilities. With respect to Mill Creek Bank Inc., to the extent permitted by Law, and with respect to all other Sellers, the Sellers agree that, during the Pre-Funding Period, the Buyer and its representatives shall, upon reasonable notice to the Sellers and so long as such access does not unreasonably interfere with the business operations of any CFC Party, have full access to all premises of the CFC Parties, officers and management employees, as necessary to prepare for the integration and its monitor compliance by the CFC Parties with their obligations under this Agreement including, without limitation, the finance, accounting, marketing,

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sales, underwriting, risk and operational covenants (and the Sellers shall use their commercially reasonable efforts to cause the CFC Parties' independent accountants to be available to the Buyer on the same basis), and shall be entitled to make such reasonable investigation of the properties, businesses and operations of the CFC Parties and such examination of the Records and financial condition of the CFC Parties as it reasonably requests. Without any limitation of the foregoing, during the Pre-Funding Period, (a) the Sellers shall allow the Buyer reasonable access to the Business Employees in connection with payroll and benefit enrollment with the Buyer and (b) the Buyer shall have full access to any Property that is subject to an Assumed Lease for the purposes of conducting a Phase I environmental review.

         5.3 Confidentiality.

              (a) The Buyer acknowledges that all Evaluation Materials (as such term is defined in the Confidentiality Agreement) provided to the Buyer and any of its Affiliates, employees, agents and representatives by the Sellers and their respective Affiliates, employees, agents and representatives in connection with the transactions contemplated by this Agreement and other Transaction Documents to which Buyer is a party are subject to the terms of the Confidentiality Agreement, the terms of which are hereby incorporated herein by reference; provided, however, that notwithstanding such agreement, the Buyer may disclose Evaluation Materials to (i) any nationally recognized securities or statistical rating agency if and to the extent that the Buyer determines that doing so is desirable or, (ii) any other Person if required by Law or legal or administrative process. Upon Funding and effective as of the Cut-Off Time, the Confidentiality Agreement shall terminate; provided, however, the Buyer shall not disclose to a Third Party any Evaluation Materials (other than the Evaluation Materials related to the Purchased Assets or Purchased Businesses) except in connection with a potential acquisition or other transaction involving all or a portion of the Property of the CFC Parties.

              (b) The Company agrees that, the Company shall, and shall use all reasonable efforts to cause its Affiliates and its and their directors, officers, employees and advisors to, keep the Buyer Information (as defined below) confidential, except that any such Buyer Information required by Law or legal or administrative process to be disclosed may be disclosed without violating the provisions of this Section 5.3(b). For purposes of this Agreement, the term "Buyer Information" shall mean all information concerning the Buyer and its Affiliates (including information relating to the Purchased Businesses or any client, customer or supplier of the Purchased Businesses).

              (c) Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated in this Agreement, shall not apply to the tax structure or tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of such transactions.

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

The preceding sentence is intended to cause such transactions not to be treated as having been offered under conditions of confidentiality for purposes of
Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of such transactions or any tax matter or tax idea related to such transactions.

         5.4 Conduct of the Businesses Prior to Funding.

              (a) Subject to the obligations of a debtor-in-possession and any limitations on operations imposed by the Bankruptcy Court, except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Buyer, during the Pre-Funding Period, the CFC Parties shall (i) conduct the Purchased Businesses in the ordinary course of business consistent with the past practices of the CFC Parties and shall perform all of their obligations with respect to the Private Label Credit Card Master Trust Documents in accordance with their terms; (ii) use commercially reasonable efforts to preserve intact the Purchased Businesses and the value of the Purchased Assets, to keep available the services of its current employees and agents and to maintain its relations and good will with its customers, regulators and any others with whom or with which it has business relations; (iii) not take any action in violation of this Agreement; and (iv) file all Tax Returns when due (taking into account all extensions) and pay all Taxes when due; and (v) conduct the Purchased Business and operate the Purchased Assets in compliance in all material respects with all applicable Laws (including, without limitation, Finance Laws). In the event any of the Active Merchant Agreements are scheduled to expire or terminate prior to the Funding Date, the Company shall, and shall cause the applicable Seller to seek to renew and extend any such agreement on terms and conditions approved by the Buyer. On or prior to the Funding Date, effective as of the Cut-Off Time, the CFC Parties shall make all adjustments or modifications as may be necessary to cause their books and records to conform to the valuation and reserve methodologies set forth on Annex H hereto (which adjustments and methodologies shall not be used in the calculation of the Net Assets Value). Without limiting the foregoing, any Purchased Asset that is not a Specified Purchased Asset shall be reflected on the books and records of the applicable Seller with a zero value.

              (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Buyer, during the period from the Cut-Off Time through the Funding Date, the CFC Parties shall continue to provide the (i) Business Employees and (ii) Shared Service Employees to whom Buyer offers employment in accordance with Section 5.12(a)(ii) hereof, with the same level of base pay or wages and bonus or incentive compensation and the same employee benefit plans, programs and arrangements (including statutory benefits) in effect as of the date hereof.

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         5.5 Restrictions on Certain Actions.

              (a) Without limiting the generality of Section 5.4, and except as otherwise set forth in Section 5.5 of the Business Schedules (solely with respect to the period prior to the Cut-Off Time) or in Section 5.5(b) hereof or as otherwise expressly provided in this Agreement, on or prior to the Funding Date, the Company shall not, and shall not permit the Company or any of its Subsidiaries or any Affiliates of the Company to the extent such Affiliates own Purchased Assets, without the prior written consent of the Buyer, to:

                   (i) mortgage, pledge, assign, grant any participation or
              security interest in or otherwise further encumber any of the Purchased Assets;

                   (ii) (1) sell, transfer or liquidate any Property that would, but for such sale, be a Purchased Asset; provided, however, that the foregoing shall not prohibit (i) the sale of worn-out, unserviceable or obsolete equipment and fixtures, (ii) transfers resulting from any casualty or condemnation of Properties, in each case at a consideration no less than the Book Value of such Property as of January 31, 2003, and (iii) the sale of any Charged-off Accounts and repossessed collateral in the ordinary course of business and consistent with the past practices of the CFC Parties;

                        (2) change the composition of the Assigned Receivables
                   pool with respect to credit quality except in the ordinary course of business and consistent with the past practices of the CFC Parties;

                   (iii) amend its Organizational Documents, other than to
              convert any CFC Party (other than the Trust) into a limited liability company;

                   (iv) (A) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or (B) amend in any material respect any of the terms of any such securities outstanding as of the date hereof;

                   (v) (A) split, combine or reclassify any shares of its
              capital stock or any other securities or equity equivalents; (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or any other securities or equity equivalents; (C) repurchase, redeem or otherwise acquire any of its securities; (D) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of any CFC Party; or (E) repay intercompany indebtedness owed to Affiliates, except in payment of services rendered;

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

                   (vi) with respect to Mill Creek Bank Inc., (A) create, incur, guarantee or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person other than certificates of deposit issued by Mill Creek Bank Inc. to the extent such certificates of deposit is issued by Mill Creek Bank Inc. as reviewed weekly with the Buyer or (B) other than in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries or to another CFC Party);

                   (vii) except as may be required by applicable Laws, (A) make or agree to make any increase in the compensation payable or to become payable to any Employee, except for regularly scheduled increases in compensation payable or increases otherwise occurring in the ordinary course of business consistent with past practices or (B) enter into, adopt, make any material amendments to or terminate any collective bargaining agreement, any Employee Benefit Plan or any other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee.

                   (viii) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any Person, or other business organization or division thereof which would be included in the Purchased Businesses;

                   (ix) make any capital expenditure or expenditures in the
              Purchased Businesses in excess of the aggregate amount set forth in the capital expenditures budget agreed upon by the Company and the Buyer;

                   (x) enter into, assume, amend, modify, cancel, waive or
              change in any respect any Assumed Agreement, including, without limitation, directly or indirectly extend or otherwise restructure the payment schedule, payment terms or any other terms or conditions of any Assumed Receivables Contract, or make any advance, extension, novation, modification or other accommodation to any Obligor, except for extensions, restructuring, advances, novations, modifications or other accommodations made or entered into in the ordinary course of business as consistent with past practices of the Sellers;

                   (xi) enter into any Contract with an Affiliate other than
              Contracts entered into in the ordinary course of business consistent with past practices, involving no more than $100,000 per Contract or series of related Contracts and that do not affect or impact the Purchased Assets or the Assumed Liabilities or interfere with or impede the consummation of the transactions contemplated hereby; or

                   (xii) with respect to the Purchased Businesses, (1) change in any material respect any of the accounting principles or practices used by it for

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              Tax or accounting purposes, except for any change required by reason of a concurrent change in GAAP or (2) write-down the value of any assets, revalue any asset or write-off as uncollectible any receivables except in the ordinary course of business consistent with the past practices of the CFC Parties other than in accordance with the Accounting Principles;

                   (xiii) make any changes in dealer concessions, servicing,
              billing or collection operations or policies (including, without limitation, any modifications with respect to the existing collector incentive program) of the Purchased Businesses or change the existing service level and operating hours except in the ordinary course of business consistent with the past practices of the CFC Parties;

                   (xiv) with respect to the Purchased Businesses, deviate in any material respect from existing policies and procedures with respect to (i) classification of assets; (ii) accrual of interest;
              (iii) dealer and consumer underwriting, pricing, originating selling and servicing; and (iv) obtaining or extending financing and credit;

                   (xv) breach or otherwise fail to perform any of their
              material duties under the Private Label Credit Card Master Trust Documents;

                   (xvi) permit any Assigned Receivable to become subject to a
              Securitization;

                   (xvii) reject any Contract or transfer, sell or otherwise
              dispose of any Property that is necessary to operate the Purchased Businesses in ordinary course and consistent with the past practices of the CFC Parties;

                   (xviii) modify any terms or conditions of any deposit held or accepted by Mill Creek Bank Inc. except as reviewed weekly with the Buyer;

                   (xix) use any cash owned by Mill Creek Bank, Inc. or proceeds from any sale, transfer or other disposition of any Purchased Assets to pay any of the Excluded Liabilities except for the following:

                        (A) payments of Taxes due as required to be made
                   pursuant to Section 5.4(a)(iv) hereof,

                        (B) subject to Sections 2.4(f) and 5.38 hereof, payments
                   prior to the Cut-Off Time of operating expenses incurred by Mill Creek Bank Inc. in the ordinary course of its business and consistent with its past practices ("Allowed Operating Expenses"); and

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                        (C) subject to Sections 2.2(a)(iii) and 5.38 hereof,
                   payments of Allowed Operating Expenses after the Cut-Off Time through the Funding Date; or

                   (xx) enter into an agreement, contract or commitment to
              undertake any of the foregoing (other than this Agreement or the other Transaction Documents).

              (b) Without limiting the generality of Section 5.4, and except as otherwise set forth in Section 5.5(a) of the Business Schedules or as otherwise expressly provided in this Agreement, from the Cut-Off Time and through the Funding Date, the Company shall not, and shall not permit any CFC Party, without the prior written consent of the Buyer, to:

                   (i) sell, transfer or liquidate any Property that is a
              Purchased Asset;

                   (ii) enter into, assume, amend, modify, cancel, waive or
              change in any respect any Assumed Agreement or make any advance, extension, novation, modification or other accommodation to any Obligor (other than with respect to any Assigned Receivable, any Assumed Receivables Contract or any dealer agreement in the ordinary course of business consistent with the past practices of the CFC Parties);

                   (iii) with respect to the Purchased Businesses, (1) change in any respect any of the accounting principles or practices used by it for Tax or accounting purposes, except for any change required by reason of a concurrent change in GAAP or (2) write-down the value of any assets, revalue any asset or write-off as uncollectible any receivables except in accordance with the Accounting Principles;

                   (iv) make any changes in dealer concessions, servicing,
              billing or collection operations or policies (including, without limitation, any modifications with respect to the existing collector incentive program) of the Purchased Businesses or change the existing service level and operating hours;

                   (v) with respect to the Purchased Business, deviate in any respect from existing policies and procedures with respect to (A) classification of assets; (B) accrual of interest; (C) dealer and consumer underwriting, pricing, originating, selling and servicing; and (D) obtaining or extending financing and credit;

                   (vi) reject any Contract or transfer, sell or otherwise
              dispose of any Property that is a Purchased Asset;

                   (vii) incur, assume or acquire any other obligation or
              liability (contingent or otherwise) with respect to the Purchased Assets except

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              normal trade or business obligations incurred in the ordinary and usual course of businesses consistent with the past practices of the Sellers;

                   (viii) cancel or compromise any debt or claim that is a
              Purchased Asset, or waive or release any right that is a Purchased Asset (in each case, other than with respect to any Assigned Receivable, in the ordinary course of business and consistent with the past practices of the CFC Parties);

                   (ix) initiate or settle any pending legal proceeding with
              respect to the Purchased Assets (other than any collection proceedings conducted in the ordinary course of business and consistent with the past practices of the CFC Parties); or

                   (x) enter into an agreement, contract or commitment to
              undertake any of the foregoing (other than this Agreement or the other Transaction Documents).

         5.6 Press Releases and Announcements. No press releases or public disclosures related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of any Party shall be issued without the mutual prior written approval of the Parties, except for any public disclosure which is required by applicable Law or regulation. Prior to making any public disclosure required by applicable Law or regulation, the disclosing Party shall give the other Party a copy of the proposed disclosure and reasonable opportunity to comment on the same to the extent practicable.

         5.7 Approvals of Third Parties; Satisfaction of Conditions to Closing.

              (a) Subject to the terms of this Agreement, the Parties shall use their reasonable best efforts to cause the Funding to occur, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from Governmental Authorities and other third parties, including all consents required by Sections 6.4 and 7.4, as promptly as possible. The Sellers, with the Buyer's cooperation, shall use their reasonable best efforts to obtain the satisfaction of the conditions specified in ARTICLE 6. The Buyer, with the Sellers' cooperation, shall use its reasonable best efforts to obtain the satisfaction of the conditions specified in ARTICLE 7. The Sellers shall permit the Buyer to participate in negotiations with any merchant who is party to any Active Merchant Agreement with respect to any consent to transfer of such Active Merchant Agreement to the Buyer, any waivers and/or amendments to such Active Merchant Agreements referred to in Section 6.4(d) hereof. The Buyer shall have no duty to waive any rights or to assume any Liabilities other than the Assumed Liabilities to be assumed pursuant to the terms of this Agreement in order to obtain such consents, waivers or amendments.

              (b) The Parties shall cooperate in preparing, submitting, filing, updating and publishing (as applicable), as expeditiously as possible, all applications, notifications and other filings as may be required by or may be advisable under

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

applicable Laws with respect to the transactions contemplated by this Agreement, including, without limitation, those of the FDIC, the State Banking Authority and any other applicable state or federal regulatory agency and those under the HSR Act, if required. The Parties shall bear the costs and expenses of their respective filings; provided, however that each of the Buyer and the Company shall pay one-half the filing fees in connection with the filing under the HSR Act. The Parties shall use their respective reasonable best efforts to make such filings as promptly as practicable (and in any event within 30 days) following the date hereof. The Parties will use their commercially reasonable best efforts to obtain such approvals and accomplish such actions as expeditiously as possible.

              (c) The Parties shall respond to any requests for additional information made by either of such agencies, as expeditiously as possible, and to cause the waiting periods under applicable laws and regulations, including the HSR Act and the Bank Merger Act, to terminate or expire at the earliest possible date and to resist in good faith, at the respective cost and expense of each, any assertion that the transactions contemplated hereby constitute a violation of the antitrust or competition Laws, all to the end of expediting consummation of the transactions contemplated hereby; provided, however, that in no event shall the Buyer or any Seller be required to initiate or defend any proceeding before any Governmental Authority with respect to such assertions. Each of the Buyer, on the one hand, and the Sellers, on the other, shall consult with the other prior to making any substantive presentation by telephone or in person, in connection with the filings under the HSR (if any) and the Bank Merger Act, required to be obtained by any party in connection with this Agreement, to the staff of the applicable Governmental Authorities. Notwithstanding any provision of clauses (b) and (c) of this Section 5.7, neither Party shall be required to agree to commercially unreasonable and materially burdensome conditions, other than any requirement that it be well-capitalized, and in no event shall the Buyer or any of its Affiliates have any obligation to dispose of, hold separate or otherwise restrict its respective enjoyment of any of its Properties (including, without limitation, after the Cut-Off Time, the Purchased Assets).

              (d) Each Party represents, warrants and agrees that any information furnished by it for inclusion in any regulatory application will be true and complete as of the date so furnished.

         5.8 Bankruptcy Actions.

              (a) (i) The Filing Company Subsidiaries, that as of the date of this Agreement have not commenced the Chapter 11 Case, shall commence the Chapter 11 Case on a date (the "Petition Date") either prior to or, as soon as reasonably practicable after the execution of this Agreement (but not later than March 21, 2003), and serve notice of the execution of this Agreement on interested parties as required by the Bankruptcy Code and Rules. Notwithstanding the foregoing, the Buyer and the Company shall cooperate in determining any adverse impact of the filing of Mill Creek Servicing Corporation ("MCSC") and Conseco Finance Credit Card Corp. ("CFCCC") on the consummation of the transactions contemplated hereby. Notwithstanding the

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

terms of Section 2.3(b)(ii)(B), in the event that MCSC or CFCCC does not become a Filing Company Subsidiary on or prior to March 21, 2003, then that portion of the Purchase Price allocable to the Purchased Assets and Assumed Liabilities of the non-Filing Company Subsidiary (calculated on the basis of the Final Schedule of Assets Acquired and Liabilities Assumed) shall be paid directly to such non-Filing Company Subsidiary. The Sellers (other than the Banks) shall obtain entry of the Sale Order by March 14, 2003. The Sellers who have commenced a Chapter 11 Case shall file, in accordance with this Agreement and applicable Law, all pleadings with the Bankruptcy Court as are necessary or appropriate to secure entry of the Sale Order, shall serve all parties entitled to notice of such pleadings under applicable provisions of the Bankruptcy Code and Bankruptcy Rules, including, but not limited to, all parties to the Assumed Agreements (other than to Assumed Agreements relating solely to Subsidiaries that are not required to commence a Chapter 11 Case under this Agreement, and as to which neither the Company nor any Filing Company Subsidiaries that have commenced a Chapter 11 Case are parties) and all Governmental Authorities having or asserting jurisdiction over the Sellers, or the Purchased Assets and shall diligently pursue the obtaining of such orders.

                   (ii) The Sellers and their counsel shall consult with the
              Buyer and its counsel in advance of the Sale Hearing regarding the evidence to be presented in support of the Sale Order. The Sellers agree that the direct evidence to be presented to the Bankruptcy Court by the Sellers in support of the Sale Order, whether by written proffer, affidavit, or otherwise, shall be in form and substance reasonably satisfactory to the Buyer.

              (b) The Buyer covenants and agrees that it shall cooperate with the Sellers in connection with furnishing information or documents to the Sellers to satisfy the requirements of adequate assurance of future performance under section 365(f)(2)(B) of the Bankruptcy Code.

              (c) In the event an appeal is taken, or a stay pending appeal is requested from any of the Orders of the Bankruptcy Court in connection with the sale of the Purchased Assets, the Sellers shall immediately notify the Buyer of such appeal or stay request and, upon the Buyer's request, shall provide to the Buyer within three Business Days after the Sellers' receipt thereof a copy of the related notice of appeal or order of stay. The Sellers shall also provide the Buyer with written notice of any motion or application filed in connection with any appeal from any of such Orders.

              (d) The Parties hereby agree that, notwithstanding any provision to the contrary contained in this Agreement neither Mill Creek Bank Inc., any of its Subsidiaries, nor Green Tree Retail Services Bank Inc., or any of its Subsidiaries is required to commence a case under chapter 11 of the Bankruptcy Code.

              (e) (i) If requested by Buyer, the Seller shall seek a Final Order from the Bankruptcy Court on or before the Funding Date permitting the Buyer to use, in accordance with the terms and conditions of the existing lease, the space and other facilities currently occupied by the CFC Parties in connection with the PL Business at

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

332 Minnesota Street, St. Paul, Minnesota, for such period after the Funding and extending, pursuant to section 365(d)(4) of the Bankruptcy Code, the time within which the CFC Debtors may assume or reject such lease through and including December 31, 2003, which date may be further extended upon motion. If the Buyer is permitted to use the aforementioned space and facilities, the Buyer shall pay to the Seller all rent and other occupancy costs arising under such lease and shall comply in all material respects with the terms, conditions and provisions of such leases during the period of such occupancy, in each case for such period after the Funding. The CFC Debtors shall not seek to reject the leases covering such premises until in each case for such period after the Funding and ending on the earliest to occur of (i) receipt by Seller of written notice from Buyer of Buyer's decision to vacate such premises, (ii) a default by Buyer in its obligations under this Section 5.8(e), or (iii) December 31, 2003.

                   (ii) If the amendment contemplated under Section
              6.15(a)(ii)(B) hereof is obtained within the time period contemplated thereunder, such lease for 7140 S. Roosevelt Rd., Bldg. F/2, Tempe, AZ (as so amended) shall be deemed to be an Assumed Lease as of the Funding Date. If such an amendment is not so obtained, the terms, conditions and agreements in Section 5.8(e)(i) above shall, at the election of Buyer, also apply in all respects to such Tempe, AZ lease.

         5.9 [Intentionally Omitted].

         5.10 [Intentionally Omitted].

         5.11 Exclusivity; No Solicitation of Transactions.

              (a) The Sellers represent that, other than the transactions contemplated by this Agreement, they are not parties to or bound by any agreement with respect to a possible merger, sale, restructuring, refinancing or other disposition of all or any material part of the Purchased Businesses or the Purchased Assets.

              (b) From the date of the issuance of the Sale Order and until the Funding Date, neither the Sellers nor any of their Affiliates shall discuss, negotiate or consummate any transaction involving the sale, exchange, liquidation, reorganization, or other disposition of all or any part of the Purchased Assets or any of the Purchased Businesses.

         5.12 Employees.

              (a) (i) Effective as of the Funding Date, the Buyer shall offer employment to all Business Employees employed by the Sellers or their Affiliates as of the Funding Date. The Buyer shall have no obligation to offer employment to any Business Employees other than those identified in Section 5.12(a) of the applicable Business Schedules.

                   (ii) Promptly following the execution of this Agreement, the
              Sellers shall provide the Buyer with such assistance as the Buyer may

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

              request with respect to identifying those employees whose services are shared among both the Purchased Businesses and other businesses of the Company (the "Shared Service Employees"). At the same time, the Sellers shall also identify for the Buyer which Shared Service Employees are primarily engaged in performing services for, or are allocated to, the Purchased Businesses. The Buyer shall have until April 30, 2003 to determine and notify the Sellers which Shared Service Employees shall be offered employment. The Buyer, in its sole discretion, shall have the right to offer employment, effective as of the Funding Date, to any Shared Service Employee (A) primarily engaged in performing services for any Purchased Business (unless the Buyer agrees that the Bankruptcy Acquiror may offer employment to any such employee), (B) primarily engaged in performing services for the HE or MH Businesses, subject to the prior consent of the Bankruptcy Acquiror (unless the Bankruptcy Acquiror does not offer employment to such employee) and (C) listed under the "Unallocated" heading in Section 5.12(a) of the Business Schedules and who is designated for the Buyer on such schedule. Notwithstanding the above, the Shared Services Employees listed under the heading "Unallocated Risk Management Employees" on Section 5.12(a) of the Business Schedules (the "URM Employees") shall be offered employment by such joint venture as the Buyer and CFN shall establish (the "JV Arrangements") in accordance with such terms as mutually agreed upon by the parties to the JV Arrangements, including an allocation of costs within the joint venture based on the proportion of the work done for each respective joint venture party, and Buyer shall not offer employment to any URM Employee, except that if the Funding Date occurs prior to the closing of the transactions contemplated by the CFN Agreement, Buyer may offer employment to URM Employees. If Buyer has offered employment to URM Employees (pursuant to the above sentence), any such employees who accept Buyer's offer shall remain employees of Buyer until the closing of the transactions contemplated by the CFN Agreement, and thereafter shall be employed pursuant to the JV Arrangements, except that if the CFN Agreement is terminated, such URM Employees shall continue as employees of Buyer. During such time as any URM Employees are employed by Buyer prior to either the closing of the transactions contemplated by the CFN Agreement or, in the event of the termination of the CFN Agreement, until such time as the Sellers either liquidate or sell the Excluded Businesses (but in no event later than six months following the Funding Date), such employees shall continue to provide support services to the Excluded Businesses, and Sellers (or CFN if appropriate) shall reimburse Buyer for the proportionate cost of employing such URM Employees, based on the percentage of such employees' time dedicated to the Excluded Businesses, as mutually determined by Buyers and Sellers in good faith. Except with respect to URM Employees who are employed pursuant to the JV Arrangements as described herein, the Buyer shall have no Liability whatsoever for any

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

              Shared Service Employees who are not offered employment by the Buyer or who do not accept the Buyer's offer of employment.

                   (iii) The Buyer shall (A) assume liability and responsibility for the Assumed Retention Agreement and (B) assume the severance and sick pay, vacation and paid time off liability for any Business Employee who is not offered employment in accordance with
              Section 5.12 as such severance, sick pay, vacation and paid time off is set forth on the list provided under Section 3.14 hereof.

                   (iv) Notwithstanding anything to the contrary in Section
              5.12(a), the Buyer shall not offer employment to any employee listed on the "IT Employees" portion of Section 5.12(a) of the Business Schedules that is listed under the "CFN" column (the "Bankruptcy Acquiror IT Employees"), and the Buyer shall offer employment to all employees listed on the "IT Employees" portion of Section 5.12(a) of the Business Schedules where such employees are listed under the "GE PL/HI/CI" column (the "Buyer IT Employees"). The Buyer will assume severance and paid time off, sick leave, and vacation pay obligations (as set forth on the list provided under Section 3.14) with respect to Buyer IT Employees and will assume no Liabilities for severance, paid time off, sick leave and vacation pay with respect to the Bankruptcy Acquiror IT Employees.

              (b) Business Employees, Shared Service Employees and employees of the HE Business who accept offers of employment in accordance with Section 5.12(a) hereof and become employees of the Buyer are referred to herein as the "Transferred Employees" as of the date such employee commences employment with Buyer. Each such offer of employment shall be in accordance with Buyer's normal terms and conditions (including "OFAC" list checks but not drug screening and background checks) and at the same base salary or wage level and bonus opportunity applicable to each such Transferred Employee immediately prior to the Funding Date and the Buyer shall not reduce such base salary, wage level or bonus opportunity during the 12-month period following the Funding Date. The Buyer also agrees to provide the Transferred Employees and their covered dependents with welfare and retirement benefits that are no less favorable, in the aggregate, than those welfare and retirement benefits provided by Sellers to such Transferred Employees immediately prior to the Funding Date. Except as provided by Section 5.12(a)(ii), the Buyer shall assume no liability with respect to, any employees other than the Business Employees and Transferred Employees.

              (c) Within 45 days of the Funding Date, the Buyer shall pay the Business Employees and Transferred Employees the commissions relating to pre-Funding originations of Loans that constitute Purchased Assets for the month in which the Funding occurs, as calculated under the commission program in effect immediately prior to the Funding (regardless of whether such program is in effect at any time

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following the Funding), and as reflected on the Final Schedule of Assets
Acquired and Liabilities Assumed.

              (d) Prior to the Funding Date, or as soon as reasonably practicable thereafter, Sellers shall contribute, or cause to be contributed, to the ConsecoSave Plan an amount equal to the salary deferral relating to such deferrals from January 1, 2003 through the Funding Date for each Transferred Employee who participates in the ConsecoSave Plan. Each Transferred Employee shall be fully vested in his or her accounts in such plan. As soon as reasonably practicable following the Funding, the Buyer or one of its Affiliates shall designate or establish a tax-qualified defined contribution retirement plan and, to the extent allowable by Law, the Buyer shall take any and all necessary action to cause the trustee of such plan, if requested to do so by a Transferred Employee, to accept a direct "rollover" in cash of all or a portion of such employee's distribution in accordance with the terms and conditions of such plan from the ConsecoSave Plan. In the case of a Transferred Employee with an outstanding loan under the ConsecoSave Plan, the Buyer and the Sellers shall take any and all necessary action, to the extent allowable by Law, to permit the Transferred Employee to rollover such outstanding loan balance to the plan or plans designated or established by the Buyer, provided, however, that the Transferred Employee may transfer such loan only if such Transferred Employee elects to rollover his or her entire account balance under the ConsecoSave Plan to the Buyer's plan.

              (e) The Buyer shall pay to each Transferred Employee whose employment is terminated by the Buyer or one of its Affiliates within 12 months of the Funding Date, at the election of the Transferred Employee either (i) severance equivalent to that set forth in Section 5.12(a) of the applicable Business Schedules or (ii) severance benefits in accordance with the Buyer's applicable severance policy.

              (f) Liabilities for severance, paid time off, sick leave and vacation pay for Business Employees and Transferred Employees as set forth under the heading "PTO" in Section 5.12(a) of the applicable Business Schedules (or as set forth on the list provided under Section 3.14 hereof) shall be Assumed Liabilities hereunder as reflected on the Final Schedule of Assets Acquired and Liabilities Assumed.

              (g) The CFC Parties agree to timely perform and discharge all requirements under the WARN Act to the extent applicable and under applicable state and local laws and regulations for the notification of its Employees arising from the sale of the Purchased Assets to the Buyer up to and including the Funding Date for those employees who will become Transferred Employees effective as of the Funding Date. After the Funding Date, the Buyer shall be responsible for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees with respect to the Purchased Assets and the Businesses. The Parties shall provide one another with all assistance reasonably requested by each Party to ensure that the Parties can comply with their respective notification requirements of the WARN Act, including assistance with the provision of such notices to Employees prior to the Funding Date. The Buyer agrees to indemnify the Sellers and their Affiliates and their respective directors, employees,

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

consultants and agents for, and to hold them harmless from and against, any and all Losses arising or resulting, or alleged to arise or result, from liabilities arising under the WARN Act with respect to any Transferred Employees or any Business Employees not offered employment by the Buyers, provided that the Sellers have complied with the covenants set forth in Section 5.12(a).

              (h) To the extent permitted under the Buyer's welfare benefit plans, the Buyer shall (i) waive pre-existing condition requirements (except with respect to any pre-existing condition for which coverage was denied under any welfare benefit plan of the CFC Parties), evidence of insurability provisions, waiting period requirements or any similar provisions under any welfare benefit plans maintained by the Buyer for Transferred Employees after the Funding Date, and (ii) apply toward any deductible requirements and out-of-pocket maximum limits under its Employee welfare benefit plans any amounts paid (or accrued) by each Transferred Employee under the CFC Parties' welfare benefit plans during the applicable plan year in which the Funding Date occurs. The Buyer shall recognize for purposes of eligibility and vesting (but not benefit accruals under any defined benefit pension plan) under its policies and employee benefit plans, the service of any Transferred Employee with the CFC Parties or any of their Affiliates prior to the Funding Date.

              (i) Except for the reimbursement by the Buyer of Employment Costs pursuant to Section 2.2(a)(iii)(C), claims of Transferred Employees and their eligible beneficiaries and dependents for medical, dental, prescription drug, life insurance, and/or other welfare benefits ("Welfare Benefits") that are incurred before the Funding Date shall be the sole responsibility of the Sellers and the Sellers' welfare benefit plans. Claims of Transferred Employees and their eligible beneficiaries and dependents for Welfare Benefits that are incurred on or after the Funding Date shall be the sole responsibility of the Buyer and the Buyer's welfare benefit plans. For purposes of the preceding provisions of this paragraph, a medical/dental claim shall be considered incurred on the date when the medical/dental services are rendered or medical/dental supplies are provided, and not when the condition arose or when the course of treatment began. Claims of individuals receiving long-term disability benefits under a disability plan of the Sellers or any CFC Party ("Seller LTD Plan") as of the Funding Date shall be the sole responsibility of the Sellers and the Seller LTD Plan. Claims for long-term disability benefits based on an illness or injury arising prior to the Funding Date by any Transferred Employees (and their eligible beneficiaries and dependents) who were covered under the Seller LTD Plan, but not receiving benefits as of the Funding Date, shall be provided by the Seller LTD Plan in accordance with the terms of such plan as of the Funding Date.

              (j) The CFC Parties shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Tax Code, to provide continuation coverage to or with respect to any of the CFC Parties' employees and their covered dependents in accordance with law with respect to any "qualifying event" occurring on or prior to the Funding Date (including any termination of employment of an Employee which occurs in connection with the transaction contemplated herein). The Buyer shall be responsible for satisfying obligations under Section 601 et seq. of

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ERISA and Section 4980B of the Tax Code, to provide continuation coverage to or with respect to any of the Transferred Employees and their covered dependents in accordance with law with respect to any "qualifying event" which occurs after the Funding Date.

         5.13 Transition. The Sellers shall not in any manner take any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, suppliers, vendors, service providers, employees, lessors, licensors and other business relations from maintaining the same business relationships with the Purchased Businesses after the date of this Agreement; and during the Pre-Funding Period, the Sellers shall make such commercially reasonable efforts to encourage customers, suppliers, vendors, service providers, employees, lessors, licensors and other business relations to maintain the same business relationships with the Purchased Businesses after the date of this Agreement; provided, that actions required to be taken by the Sellers and their Subsidiaries pursuant to the Chapter 11 Cases shall not be deemed to be a breach by the Sellers of the foregoing. During the Pre-Funding Period, the Sellers shall also use all commercially reasonable efforts to obtain for the Buyer and the Buyer shall use all commercially reasonable efforts to cooperate with the Sellers in obtaining all of the rights under the agreements designated as "Share/Split Contracts" in Attachment A to Section 2.1(a) of the Business Schedules, which is necessary to operate the Purchased Businesses, to the extent such rights were provided to the Sellers or their Affiliates prior to the Funding Date; it being understood that such contracts designated as "Share/Split Contracts" shall in any event be Excluded Assets. During the Pre-Funding Period, subject to the consent of the Company, which consent shall not be unreasonably withheld, the Buyer may contact Third Parties that are parties to any Assumed Agreements. On and after the date hereof, the Sellers shall cooperate with the Buyer to identify and provide all reasonable information and access with respect to the transition services referred to in
Section 6.6 hereof.

         5.14 Seller's Trademarks. After the Funding, the Buyer may use and distribute solely in connection with the Purchased Businesses or the Purchased Assets, shipping materials, stationery, invoices, sales, promotional or other forms and literature comprising part of the Purchased Assets and which bear the name "Conseco" or "Conseco Finance" or the Conseco design (except as are transferred to the Buyer at Funding) only if the Buyer uses all commercially reasonable efforts to attach a sticker, name plate or other notice previously approved by the Seller which discloses the acquisition of such Purchased Asset(s) by the Buyer. Such right shall terminate 180 days following the Funding Date. Once such right has terminated, the Buyer shall destroy or cause to be destroyed all of such items and the Buyer further agrees that it shall use all commercially reasonable efforts to cease to use or display names or materials bearing the name "Conseco", "Conseco Finance" or the Conseco design trademarks or any derivative thereof as promptly as practicable. Notwithstanding the foregoing, in no event shall this Section 5.14 apply to any existing Contract on which such names or designs appear as of the Cut-Off Time and the Buyer shall be under no obligation to remove such names or designs from any Contract or any other Records or Files received from the Sellers.

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         5.15 Notices to Obligors. No later than 15 days prior to the Funding
Date, the Company shall prepare, and transmit to each Obligor (of an Assigned Receivable or Securitized Receivable) under each Assumed Receivables Contract a notice in a form satisfying the requirements, as applicable, of Regulation X of the Department of Housing and Urban Development under the Real Estate Settlement Procedures Act, as well as all other applicable legal requirements, and reasonably acceptable to the Buyer, to the effect that the Assumed Receivables Contract and, as applicable, the servicing of the Assumed Receivables Contract, will be transferred to the Buyer or another Person and directing that payments be made after the Funding Date to the Buyer or its designee at any address of the Buyer specified by the Buyer, with the Buyer's or its designee's name as payee on any checks or other instruments used to make such payments. The Company and the Buyer shall consult and cooperate with each other in the preparation of such notices and they each shall bear one-half of the expenses incurred for the preparation and transmission of such notices. With respect to all such Assumed Receivables Contracts on which payment notices or coupon books have been issued, the Buyer shall have the opportunity to prepare new payment notices or coupon books reflecting the name and address of the Buyer as the Person to whom and the place at which payments are to be made and to have such new payment notices or coupon books included with the notices prepared and transmitted by the Company.

         5.16 Non-Solicitation and Non-Competition.

              (a) The Sellers acknowledge that the agreements and covenants contained in this Section 5.16 are essential to protect the value of the Purchased Assets being acquired by the Buyer.

              (b) During the period commencing on the date of this Agreement and ending on the fifth anniversary of the Funding Date, neither the Sellers nor any of their Subsidiaries shall for themselves or on behalf of or in conjunction with any Person, directly or indirectly, solicit, endeavor to entice away from the Buyer, or otherwise directly or indirectly interfere with the relationship of the Buyer with any Person who within the prior 12 months had been an employee of the Buyer; provided, however, that the foregoing provision will not prevent the Sellers from hiring any such Person (i) who responds to a public advertisement placed by the Sellers or any of their Subsidiaries, or (ii) who has been terminated by Buyer or any of its Affiliates.

              (c) During the period commencing on the date of this Agreement and ending on the fifth anniversary of the Funding Date, neither the Sellers nor any of their Subsidiaries shall participate or engage, directly or indirectly, whether as an agent, consultant, stockholder, member, partner, joint venturer, investor or otherwise, in the same or similar type of business as the Purchased Businesses or in any activity which is the same as or similar to the Purchased Businesses, in all cases anywhere in the world.

              (d) The Parties agree that a monetary remedy for a breach of the agreements set forth in this Section 5.16 will be inadequate and impracticable and further agree that such a breach would cause irreparable harm, and that the non-

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breaching party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the breaching party agrees that the non-breaching party shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

              (e) If any of the provisions of this Section 5.16 is invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under the Laws of the United States and shall be binding and enforceable with respect to the Sellers, as applicable, as so curtailed; it being the intention of the Parties that the provisions of this
Section 5.16 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws and policies) of any provision of this Section 5.16 shall not render unenforceable or impair the remainder of the provision of this Section 5.16.

         5.17 Further Actions. The Sellers agree not to take any action in the Chapter 11 Case, including, but not limited to, any action in connection with proposing or confirming any plan of reorganization, that would limit, impair or alter the Buyer's rights under this Agreement.

         5.18 Further Assurances. Upon the request of the Buyer or its successors and assigns at any time after the Funding Date, the Sellers will forthwith execute and deliver to the Buyer or its designee such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may reasonably request in order to perfect title of the Buyer and its successors and assigns to the Purchased Assets (including the Shares purchased in a Stock Sale) consistent with the terms and conditions of this Agreement, or otherwise to effectuate the purposes of this Agreement and the other Transaction Documents.

         5.19 Mail Forwarding. For a period of one year after the Funding Date, the Sellers shall maintain adequate staff or engage an outside service at their own expense to accept and forward to the Buyer all mail and other communications received by the CFC Parties relating to the Purchased Assets.

         5.20 [Intentionally Omitted].

         5.21 [Intentionally Omitted].

         5.22 [Intentionally Omitted].

         5.23 Preparation of License Applications. As promptly as possible after the date hereof, the Sellers shall prepare drafts, which drafts shall be as complete as possible, of all notifications or other filings or applications that are advisable or are required to be filed by the Buyer pursuant to the Finance Laws in order to consummate the transactions contemplated hereby, for the Buyer's review, augmentation and filing. The Sellers shall provide all reasonable assistance and cooperation with respect to the Buyer's efforts to obtain such licenses.

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         5.24 Provision of Bank Information. The Sellers shall use all best efforts to arrange for a meeting between representatives of the FDIC and state banking authorities (collectively, the "Regulators") and representatives of the Buyer and its financing sources (if any), at which the Regulators shall be asked to discuss with them the results of examinations of Mill Creek Bank and other regulatory issues or concerns. The Company shall seek to schedule the meeting as soon as reasonably practicable after the date of this Agreement, but in no event more than 10 Business Days after the date of this Agreement. In addition, as soon as reasonably practicable after the date of this Agreement, but in no event more than 5 Business Days after the date of this Agreement, the Sellers shall provide to the Buyer to the extent permitted by Law the following information with respect to Mill Creek Bank: (i) copies of all examination reports issued by the FDIC or state banking authorities since January 1, 2000; (ii) copies of all supervisory or remedial agreements of any kind, including, but not limited to, memoranda of understanding, agreements, cease-and-desist orders, consent orders and enforcements orders outstanding at any time since January 1, 2000; (iii) copies of all supervisory correspondence, including, but not limited to, correspondence related to (i) and (ii) above; and (iv) copies of all internal analyses, including, but not limited to, memoranda, notes, correspondence and messages, and data, including, but not limited to, financial reports and reports concerning intercompany balances, regarding compliance with sections 23A and 23B of the Federal Reserve Act with respect to intercompany agreements with Mill Creek Bank (together with the discussions between the Buyer and the Regulators described above, the "Bank Information").

         5.25 Access to Records After the Funding.

              (a) For a period of eight years after the Funding Date, the Sellers and their representatives shall have reasonable access to all of the Files transferred to the Buyer hereunder to the extent that such access may reasonably be required by the Sellers. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. The Sellers shall be solely responsible for any costs or expenses incurred by them pursuant to Section 5.23(a). If the Buyer shall desire to dispose of any such Files prior to the expiration of such eight-year period, the Buyer shall, prior to such disposition, give the Sellers a reasonable opportunity, at their expense, to segregate and remove such Files as the Sellers may select.

              (b) For a period of eight years after the Funding Date, the Buyer and its representatives shall have reasonable access to all of the Files relating to the Purchased Businesses which the Sellers or any of their respective Affiliates may retain after the Funding Date. Such access shall be afforded by the Sellers and their respective Affiliates upon receipt of reasonable advance notice and during normal business hours. The Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this
Section 5.25(b). If the Sellers or any of their respective Affiliates shall desire to dispose of any such Files prior to the expiration of such eight-year period, the Sellers shall, prior to such disposition, give the Buyer a reasonable opportunity, at the Buyer's expense, to segregate and remove such Files as the Buyer may select. In the event any Records are acquired by any Bankruptcy Acquiror, the

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Sellers shall cause such Bankruptcy Acquiror to provide the Buyer and its representatives access to Records on terms and conditions substantially similar to the terms and conditions set forth in this Section 5.25(b).

              (c) In the event that the Buyer acquires any Records that relate to any Property acquired by any Bankruptcy Acquiror or retained by the Company, the Buyer shall provide such Bankruptcy Acquiror or the Company, as applicable, and their respective representatives access to such Records on terms and conditions substantially similar to the terms and conditions in Section 5.25(c) hereof; provided, however, the Bankruptcy Acquiror shall be solely responsible for any costs and expenses incurred by it and the Buyer pursuant to this Section 5.25(c) with respect to the access to such Records by the Bankruptcy Acquiror and the Company shall be solely responsible for any costs and expenses incurred by it and the Buyer pursuant to this Section 5.25(c) with respect to access by the Company to such Records.

         5.26 Liens. The Sellers shall provide to the Buyer, within five Business Days of the date hereof, written notice of a description of all Liens (except Permitted Liens) on the Purchased Assets, and a copy of all UCC searches conducted with respect thereof. On or prior to the Funding, the Sellers shall deliver to the Buyer evidence of the satisfaction, discharge or other termination of all such Liens (except Permitted Liens) on the Purchased Assets.

         5.27 Separation Matters. The Sellers shall cooperate with the Buyers with respect to all separation or transition issues which may arise in connection with the separation of various businesses of the CFC Parties as a result of the sale of the assets of the CFC Parties pursuant to the Auction. Without limiting the foregoing, the Sellers and the Buyer shall negotiate in good faith with each other and with any applicable Bankruptcy Acquiror (including, without limitation, CFN) to enter into (a) in case of the Sellers, an agreement in form and substance mutually acceptable to the Company and the Buyer whereby the Company would provide servicing to the Buyer for a period beginning from and after the Funding Date until the earlier of (i) the date which is four (4) months from the Funding Date or (ii) the closing date pursuant to the terms of the CFN Agreement; and (b) in case of a Bankruptcy Acquiror, an agreement incorporating the terms set forth on Annex D attached hereto and such other terms as may be agreed by the parties thereto whereby the Sellers or such Bankruptcy Acquiror shall agree to provide to the Buyer such services as the Buyer reasonably determines are necessary to operate the Purchased Businesses, to the extent such services were provided by the Sellers or its Affiliates prior to the Funding Date (the "Servicing Agreements"). The Servicing Agreements shall include, without limitation, certain transitional services provided pursuant to the agreements designated in Attachment A to Section 2.1(a) of the Business Schedules as required to be included under the Servicing Agreements. The Buyer agrees to grant CFN, from and after the closing date under the CFN Agreement, a perpetual, worldwide, royalty-free, sublicenseable, and transferable license to use the trademarks "FUNANCING," "MAKING EXCITEMENT AFFORDABLE," and "AQUAVANTAGE" in connection with the Purchased Businesses as defined in the CFN Agreement (the "CFN Purchased Assets"), which shall include a right for CFN to use any materials that incorporate these trademarks and that were created by the Sellers prior to

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the Cut-Off Time for use with the CFN Purchased Assets, in each case to the extent the Seller has transferred and assigned good and marketable title to such Property to the Buyer.

         5.28 [Intentionally Omitted].

         5.29 Financial Information. The Sellers shall prepare and deliver to the Buyer, within 10 Business Days after every calendar month-end between the date hereof and the Funding Date (the "Post-Signing Balance Sheets") a Restricted and Unrestricted Balance Sheet of the Company which shall fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof in accordance with GAAP, consistently applied and consistent with the accounting principles set forth in Part I of
Section 1.1A of the Business Schedules (subject, in the case of interim balance sheets, to normal year-end audit adjustments which will not be material in amount or effect and in the case of unaudited balance sheets, the omission of notes), together with delinquency reports in the same form and containing the same type of information and content as those created by the CFC Parties in their ordinary course of business. The Sellers shall also prepare and deliver to the Buyer as soon as reasonably practicable after every calendar month-end between the date hereof and the Funding Date, true, complete and correct ledger information of the Company which shall be in the form previously delivered to the Buyer.

         5.30 [Intentionally Omitted].

         5.31 Intellectual Property Licenses; Shared Services; Shared Systems.

              (a) In the event that the Buyer does not enter into an agreement with a Third Party on or prior to the Effective Closing Date pursuant to which such Third Party agrees to provide all Servicing required to service and manage the Home Improvement Loans and Consumer Loans originated by the HI Origination Platform and the CL Origination Platform and the HI and CL Mill Creek Bank Loans, and the Closing Date as defined in the CFN Agreement has not yet occurred, then the Sellers or their Affiliates shall provide such Servicing to Buyer for a period beginning from and after the Funding Date until the earlier of (i) the date which is four (4) months from the Funding Date or (ii) the closing date pursuant to the terms of the CFN Agreement.

              (b) On or prior to the Funding Date and effective as of the Cut-Off Time, the Sellers or their Affiliates hereby grants to the Buyer a non-exclusive perpetual, irrevocable, worldwide royalty-free, sublicensable right and license to use the Intellectual Property set forth in Section 5.31(b) of the Business Schedules and any other software developed by any Seller or for any Seller and necessary for any Seller to run the Purchased Businesses, and such license shall include the right to create and use enhancements, modifications and other derivative works of computer software included within such Intellectual Property. In the event that any of the Intellectual Property set forth in Section 5.31(b) of the Business Schedules is acquired by any Bankruptcy Acquiror, the Sellers shall cause such Bankruptcy Acquiror to (i) assume

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the obligations of the Sellers under the license described in this Section
5.31(b) or (ii) provide the Buyer all of the rights equivalent to those provided to the Buyer pursuant to the terms of the license described in this Section 5.31(b), on terms and conditions substantially equivalent to those set forth herein.

              (c) In the event that the Sellers or their Affiliates retain certain Intellectual Property after the Funding Date, which is necessary for the Buyer to conduct the Purchased Businesses, substantially in the manner in which they were conducted pre-Funding the Sellers shall grant to the Buyer a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, sublicensable right and license to use such Intellectual Property, and such license shall include the right to create and use enhancements, modifications and other derivative works thereof.

              (d) In the event that the Buyer acquires certain Intellectual Property pursuant to the terms of this Agreement which is necessary for the Sellers to conduct their business after the Funding Date, substantially in the manner in which it was conducted on or prior to the Funding Date (other than the business which they are prohibited from conducting pursuant to Section 5.16 (the "Restricted Business")), the Parties shall negotiate in good faith the terms of a license agreement pursuant to which the Buyer shall grant to the Sellers the right and license to use such Intellectual Property for the conduct of the Seller's business after the Funding Date; provided, however, that such license shall not include the Intellectual Property set forth in Section 5.31(d) of the Business Schedules.

         5.32 Pending or Threatened Litigation. Between the date of this Agreement and the Funding Date, the Sellers and the Buyer shall inform each other, promptly upon obtaining knowledge thereof, of any pending or threatened litigation or any investigation by any Governmental Authority which reasonably could be anticipated to (i) render inaccurate in any material respect any representation or warranty made by any Seller or the Buyer (as the case may be); or (ii) prohibit or restrain or materially and adversely affect the consummation of the transactions contemplated hereby or the performance by any Seller or the Buyer of their respective obligations hereunder.

         5.33 Insurance; Risk of Loss.

              (a) Without the prior written consent of the Buyer, no Seller shall effect any termination of any occurrence liability policies (belonging to such Seller) with respect to the Purchased Assets owned by such Seller so as to prevent the Buyer from recovering under such policies for Losses from events occurring prior to the Cut-Off Time to the extent that coverage for such Losses was otherwise provided by any such policy. For a period commencing on the Effective Closing Date and ending on the earlier of (i) the date a plan of liquidation with respect to the applicable Seller becomes effective and (ii) the date that is the second anniversary of the Funding Date, the Sellers shall also take all commercially reasonable steps necessary to assure the continuation and/or extension of all claims-made insurance policies in order to permit the Buyer to recover under such policies to the extent provided therein.

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              (b) Notwithstanding Section 5.33(a) hereof, to the extent that (i)
any insurance policies owned or controlled by any Seller (collectively, the "Sellers' Insurance Policies") cover any loss, liability, claim, damage or expense resulting from, arising out of, based on or relating to, any Seller (the "Sellers Liabilities") and resulting from, arising out of, based on or relating to occurrences prior to the Cut-Off Time and (ii) the Sellers' Insurance
Policies permit claims to be made thereunder with respect to the Sellers Liabilities resulting from, arising out of, based on or relating to occurrences prior to the Cut-Off Time (the "Seller Claims"), the Sellers shall take commercially reasonable steps to cooperate and shall cause these respective Affiliates to cooperate with the Buyer, in submitting any and all Seller Claims (or pursuing any Seller Claim previously made) on behalf of the Buyer under any Sellers' Insurance Policies.

         5.34 Supplements to Schedules; Post-Signing Information. Not earlier than ten (10) nor later than five (5) Business Days prior to the Effective Closing Date and Funding Date, the Sellers and the Buyer will (a) supplement or amend the Business Schedules relating to their respective representations and warranties in this Agreement (other than the representations and warranties that are made as of a date other than the date hereof, the Cut-Off Time or the Funding Date) with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to have been set forth or described in such Business Schedules. No supplement or amendment by either party shall be deemed to cure (or affect the rights of any party with respect to) any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in ARTICLES 6 and 7.

         5.35 Payment of Brokers' or Finders' Fees. The Sellers shall pay any and all brokers' or finders' fees, and any other commissions or similar fees, payable to any Person acting on behalf of the Sellers or any of their Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, and the Buyer shall pay any and all brokers' or finders' fees, and any other commissions or similar fees, payable to any Person acting on behalf of the Buyer or any of its Affiliates or under the authority of any of them, in connection with any of the transactions contemplated herein, in each case regardless of whether any claim for payment is asserted before or after the Funding, or before or after any termination of this Agreement.

         5.36 Powers of Attorney. Upon request by the Buyer, the Sellers shall revoke any or all powers of attorney applicable to the Purchased Assets.

         5.37 Non-Competition Waivers. Each Seller hereby waives, effective as of the Cut-Off Time, any provision of any document to which such Seller is a party restricting the ability of any Transferred Employee of such Seller, who accepts an offer of employment from the Buyer or any of its Affiliates and commences such employment, to accept, commence and continue such employment.

         5.38 Post-Effective Closing Date Deliverables. Immediately after the first day of each month to occur prior to the Funding Date (including, without limitation, April

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2003) but in no event later than the 3rd day of each such month, (i) the Sellers shall deliver to the Buyer a Month's End Data Tape, and the Portfolio
Information set forth thereon shall be true, correct and complete as of the date of such Month's End Data Tape, (ii) the Sellers shall deliver to the Buyer a CD-ROM containing a true, correct and complete list of Excluded Receivables, and each such list shall set forth the basis on which the Sellers determined that each such Receivable thereon is an Excluded Receivable and (iii) a certificate of an authorized officer of Mill Creek Bank Inc. certifying the amount of Allowed Operating Expenses paid by Mill Creek Bank during the preceeding month except (A) with respect to the certificate to be delivered on April 1, 2003, during the period commencing on the date hereof and ending on April 1, 2003, (B) with respect to the last period prior to the Cut-Off Time, the period commencing on the second day of the month in which the Cut-Off Time occurs and ending as of the Cut-Off Time, (c) with respect to the first period after the Cut-Off Time, the period commencing on the Effective Closing Date and ending on the first day of the month after the Effective Closing Date and (D) with respect to the last period prior to the Funding Date, the period commencing on the second day of the month in which the Funding Date occurs and ending on the Funding Date.

         5.39 Final Schedule of Assets Acquired and Liabilities Assumed.

              (a) Promptly and in no event later than 28 days after the Buyer's receipt of each Month's End Data Tape, the Buyer shall prepare and deliver to the Company a draft Schedule of Assets Acquired and Liabilities Assumed using the information reflected on such Month's End Data Tape and on the basis that such Month's End Data Tape is the Final Data Tape. Each such draft Schedule of Assets Acquired and Liabilities Assumed shall be prepared in accordance with the Accounting Principles and shall be based upon the information contained in the applicable Month's End Data Tape and such other documentation or information as is necessary or appropriate, including the results of any audit that the Buyer, at its sole option and expense, may cause to be conducted with respect to the assets reflected on such Month's End Data Tape and the liabilities of the Sellers that would be Assumed Liabilities if the date of the Month's End Data Tape is the Effective Closing Date, and the results of a physical inventory that the Buyer, at its sole option and expense, may conduct or cause to be conducted with respect to the fixed tangible assets and repossessed property that would be included in the Specified Purchased Assets as of the Cut-Off Time. The Buyer shall provide prior notice to the Company of any such physical inventory and shall provide representatives of the Sellers the opportunity to observe any such inventory. The Sellers shall provide to the Buyer any documentation and information in any Seller's possession or control, that are necessary and appropriate to conduct any such audit and inspection and that are reasonably requested by the Buyer.

                   (i) The Sellers shall provide the Buyer's auditors with full access to all information necessary to perform an audit of each Month's End Data Tape including, without limitation, with respect to the Final Data Tape and the Effective Closing Date, and an audit of the Purchased Assets and Assumed Liabilities. Without limiting the foregoing,

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              the Sellers shall timely deliver to the Buyer all such other documentation as may be reasonably be requested by the Buyer in connection with the determination of the Purchase Price, Net NAV or the Disposition Proceeds. The Buyer shall have a right to audit any certificates required to be delivered pursuant to Section 5.38 hereof.

                   (ii) The Seller shall cooperate and comply with all
              reasonable requests of the Buyer and its representatives to assist such Persons in accomplishing the preparation of each Schedule of Assets Acquired and Liabilities Assumed, any audit of the Schedule of Assets Acquired and Liabilities Assumed and the preparation of the Final Schedule of Assets Acquired and Liabilities Assumed. Without limiting the foregoing, from and after the date hereof,
              (A) each of the Buyer, the Sellers, and their respective representatives shall have full access to all relevant accounting, financial and other records reasonably requested by such Persons in connection with the preparation, confirmation or review of each Schedule of Assets Acquired and Liabilities Assumed and (B) each party shall make available to the other party and its accountants such personnel as they may reasonably request in connection with the preparation or confirmation of each Schedule of Assets Acquired and Liabilities Assumed and audit thereof including, without limitation, in the case of clause (A) and (B) above, the preparation, confirmation and review of the Schedule of Assets Acquired and Liabilities Assumed prepared as of the Effective Closing Date (and any audit thereof) and the determination of the Purchase Price, Net NAV and the Disposition Proceeds.

                   (iii) The Sellers shall promptly inform the Buyer if any
              information set on Annex I does not comply with Part II of the Accounting Principles.

              (b) The Company may review each such draft Schedule of Assets Acquired and Liabilities Assumed. The Buyer shall provide any additional information requested by the Company and used by the Buyer in its preparation of any draft Schedule of Assets Acquired and Liabilities Assumed promptly after the Company's request therefor. The draft Schedule of Assets Acquired and Liabilities Assumed prepared as of the Cut-Off Time shall become the Final Schedule of Assets Acquired and Liabilities Assumed unless, within 10 days after the receipt of such draft schedule, the Company notifies the Buyer in writing of any disagreement the Sellers may have with the draft Schedule of Assets Acquired and Liabilities Assumed, which notice shall identify each item in the draft Schedule of Assets Acquired and Liabilities Assumed to which the Sellers object and describe in reasonable detail the reasons for each such objection based on information available to the Sellers. The Buyer and the Company shall confer in good faith to attempt to resolve any such disagreements on the draft Schedule of Assets Acquired and Liabilities Assumed. In the event the Buyer and the Company are unable to reach agreement on such draft Schedule of Assets Acquired and Liabilities Assumed, the Purchase Price, Net NAV or the Disposition Proceeds prior to the date that is two Business Days prior to the Funding Date, then so

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long as neither the Buyer nor the Sellers shall have exercised their rights to terminate this Agreement pursuant to Section 8.1(j), the Company and the Buyer shall jointly hire the Auditor to resolve any disagreements with respect to the draft Schedule of Assets Acquired and Liabilities Assumed, and shall jointly pay the costs of such resolution.

              (c) The Auditor hired in accordance with this Section 5.39(b) shall resolve any such disagreements on the basis of the terms of this Agreement (including, without limitation, the Accounting Principles) and whether changes or adjustments (if any) are required in order for such Schedule to have been prepared in accordance with this Agreement (including, without limitation, the Accounting Principles). The Buyer and the Sellers shall use their commercially reasonable best efforts to cause the Auditor to issue a report (the "Report of the Auditor") to each of the Buyer and the Company within 10 days following appointment of the Auditor.

              (d) The Report of the Auditor shall include the following: (i) the Auditor's determination of the proper resolution of each disputed item (based on the terms of this Agreement, including, without limitation, the Accounting Principles) and a description in reasonable detail of the basis for such determination and (ii) a calculation of the Purchase Price, Net NAV and Disposition Proceeds, in each case, after giving effect to all disputes resolved by it or previously mutually resolved by agreement of the Buyer and the Company.
(e) Upon the earlier to occur of (i) the Company failing to object on a timely basis to the draft Schedule of Assets Acquired and Liabilities Assumed that was prepared as of the Cut-Off Time and delivered by the Buyer to the Company pursuant to Section 5.39(a), (ii) the Company and the Buyer agreeing on the final version of the Schedule of Assets Acquired and Liabilities Assumed or
(iii) five (5) Business Days after delivery of the Report of the Auditor, the Buyer shall deliver to the Company, as applicable, the version described in clause (i) hereof, the agreed version, or the version prepared by the Auditor, of the Schedule of Assets Acquired and Liabilities Assumed (which shall be deemed to be the "Final Schedule of Assets Acquired and Liabilities Assumed").

         5.40 Home Equity Loan, Reaffirmed Accounts, CRAs and Charged-Off Accounts Sales.

              (a) Prior to the Cut-Off Time, Mill Creek Bank Inc. shall use its commercially reasonable efforts to sell, transfer and assign all of its rights, title and interest in any and all Home Equity Loans owned by it for cash or cash equivalents. All proceeds of such sales, transfers and assignments shall be retained by Mill Creek Bank through the Cut-Off Time.

              (b) Prior to the Cut-Off Time, Mill Creek Bank Inc. shall use its commercially reasonable efforts to sell, transfer and assign all of its rights, title and interest in any and all Reaffirmed Accounts and any CRA owned by Mill Creek Bank

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

Inc. for cash or cash equivalents. All proceeds of such sales, transfers and assignments shall be retained by Mill Creek Bank Inc. through the Cut-Off Time.

              (c) Promptly after any sale, transfer or assignment by Mill Creek Bank Inc. of any Home Equity Loan, Reaffirmed Account, CRA or Charged-Off Account (to the extent permitted by Section 5.5(a)(ii)(1)(iii) hereof), Mill Creek Bank Inc. shall deliver to the Buyer a certificate certifying the amount of the cash proceeds received by Mill Creek Bank Inc. with respect to such sale, transfer or assignment.

              (d) For the avoidance of doubt, cash proceeds of any of the sales described in subsections (a), (b) and (c) that are owned by Mill Creek Bank Inc. as of the Cut-Off Time shall be deemed Purchased Assets.

         5.41 Other Notices. During the Pre-Funding Period, the Sellers shall promptly notify the Buyer of (i) any termination of any agreement with any merchant that but for such termination would be included in the Purchased Assets and of any agreement set forth on Attachment A to Section 2.1(a) of the Business Schedules and (ii) any departure of (A) an exempt employee or (B) an information technology employee (who otherwise received or would have received an offer of employment pursuant to Section 5.12 herein) and (iii) an employee turnover rate in any month which exceeds 4% for the PL Business, 2% for the CL Business and 4% for the HI Business and (iv) at the end of every calendar month, notify the Buyer of the dealer agreements (if any) that have been terminated during the preceding month.

         5.42 Limited Power of Attorney. Without limiting the provisions of
Section 2.3(b)(v), on or prior to the Funding Date, the Sellers shall deliver to the Buyer a duly executed and notarized limited power of attorney, in form and substance reasonably satisfactory to the Buyer and the Company, authorizing the Buyer to execute on behalf of the Sellers any Assumed Agreement.

         5.43 Wind-Down of PL Securitization. No later than 2 Business Days prior to the Cut-Off Time, the Company shall, or shall cause Mill Creek Bank Inc. and/or Conseco Finance Credit Card Funding Corp. to, use their commercially reasonable efforts to repay, redeem and discharge the obligations represented by the certificates issued by the Trust, to terminate the Private Label Credit Card Master Trust Documents and to cause the owner of the Receivables and other Property that is subject thereto to transfer such Receivables and Property to Mill Creek Bank Inc. and/or Conseco Finance Credit Card Funding Corp. on terms and conditions reasonably acceptable to the Buyer.

                                   ARTICLE 6
                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

              The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment, or waiver by the Buyer in accordance with this ARTICLE 6, of the following conditions as of the
Funding:

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

         6.1 Representations and Warranties; Covenants; Certificates.

              (a) The representations and warranties of the Sellers contained in this Agreement, and in any agreement, instrument or document executed and delivered by them in connection with the Closing (including the other Transaction Documents to which the Sellers are parties), shall be true and correct on and as of the Effective Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, except in each case to the extent that the failures in the aggregate of such representations and warranties (disregarding any qualifications as to materiality or Material Adverse Effect contained in such representations and warranties) to be true and correct would not reasonably be expected to have, and have not had, a Material Adverse Effect.

              (b) Each Seller shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by such Seller on or prior to the Effective Closing Date and the Funding Date, including, without limitation, the covenants set forth in Sections 5.4 and 5.5 hereof.

              (c) The Buyer shall have received a certificate, dated as of the Funding Date, signed by authorized officers of the Sellers, in their respective representative capacities and not individually, to the effect that such conditions set forth in Sections 6.1(a) and (b), 6.3 and 6.9 hereof have been satisfied in all respects.

         6.2 Bankruptcy Condition. The Bankruptcy Court shall have entered the Sale Order, which shall be a Final Order that has not been reversed, modified, rescinded or stayed as of the Cut-Off Time and as of the Funding Date.

         6.3 Litigation.

              (a) There shall be in effect no pending or threatened injunction, writ, decree or preliminary restraining order or other order of, or any other action or proceeding before, any Governmental Authority of competent jurisdiction that could reasonably be expected to (i) prevent or prohibit the sale of the Purchased Assets to the Buyer or the performance of the material obligations of the parties hereto (or result in substantial damages from the Buyer or any of its Affiliates as a result thereof), (ii) cause the transactions to be rescinded following the consummation thereof, (iii) materially modify the terms of the transactions contemplated hereby or result in the imposition of material liability on the Buyer or its Affiliates or (iv) have a material adverse effect on the Buyer's operation of the Purchased Businesses after the Cut-Off Time.

              (b) No Governmental Authority shall have notified any Party that the consummation of the transactions contemplated hereby would constitute a violation of the Laws of the United States or any State thereof or the Laws of the jurisdiction to

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

which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action, prior to what would otherwise have been the Effective Closing Date and the Funding Date.

         6.4 Approvals.

              (a) All authorizations, permits, licenses, certificates of authority, consents and waivers, Orders, filings, notices and approvals (other than bulk sale approvals) from Governmental Authorities necessary to permit the CFC Parties to perform the transactions contemplated hereby and required for the Buyer to own the Purchased Assets and to operate the Purchased Businesses post-Funding shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to the Buyer, shall not be subject to the satisfaction of any material condition that has not been satisfied or waived and shall be in full force and effect.

              (b) All terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the transactions contemplated under this Agreement, if any, shall have occurred. This includes, but is not limited to, the termination or expiration of all applicable waiting periods relating to the HSR Act, the Bank Merger Act and the satisfactory conclusion of any proceedings that may have been filed or instituted thereunder.

              (c) (i) All material consents and waivers from non-governmental third parties with respect to the Assumed Agreements (other than any Active Merchant Agreements) necessary to permit the Sellers to perform the transactions contemplated hereby and required for the Buyer to own the Purchased Assets and to operate the Purchased Businesses shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to the Buyer, shall not be subject to the satisfaction of any material condition that has not been satisfied or waived and shall be in full force and effect. The Sellers shall have provided copies of such consents, waivers and amendments to the Buyer.

                   (ii) For the avoidance of doubt, the following consents and waivers shall be deemed material:

                   (A) waivers duly executed by Acxiom Corporation of exclusivity provisions contained in any of the Acxiom Contracts; and

                   (B) an acknowledgment by Acxiom Corporation that the CFC Parties own all of the right, title and interest in and to all of the Acxiom Models.

              (d) The Sellers shall have delivered to the Buyer the following consents, waivers, amendments and novations:

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                   (i) written consent to assignment and transfer to the Buyer or its designee of the Active Merchant Agreements that are associated with at least 75% of the aggregate amount of Assigned Receivables generated by all Active Merchant Agreements, such amount to be calculated as of December 31, 2002; provided, however, for the purposes of such calculation (x) the Revolving Credit Program Agreement among the Company, Mill Creek Bank Inc. and Select Comfort Corporation dated May 17, 1999 (as amended) and/or the agreement with Carter Lumber may, at the Sellers' option, be excluded from both the denominator and the numerator of such calculation and (y) the Revolving Credit Program Agreement between the Company and Conseco Bank, Inc. as assignees and American Honda Motor Co. shall be included in the calculation as if consent to transfer of such agreement is required and as if such consent has been obtained.

                   (ii) amendments to the Active Merchant Agreements with Lennox and MTD duly executed by all parties thereto to ensure that after the Cut-Off Time no Bankruptcy Event or Change of Control Event of any Seller or any of its Affiliates may constitute an event of default under such Active Merchant Agreements;

                   (iii) one of the following: (x) waivers, in a form and
              substance satisfactory to the Buyer in its reasonable discretion, duly executed and delivered by each Subsidiary of the Sellers and the Parent (the "Participating Affiliates") that is party to or on behalf of which any Seller has entered into any Contract that is a Purchased Asset, waiving any right, title or interest that such Participating Affiliate, may have in such Contracts and authorizing the Buyer or its designees to enter from time to time into any amendment or modification, to such Contract after the Cut-Off Time; (y) a novation, in form and substance satisfactory to the Buyer in its reasonable discretion of such Contracts duly executed by all parties to each such Contract (including the Participating Affiliates) and naming the Buyer as an assignee of all CFC Parties and their Affiliates to such Contract (including, without limitation, such Participating Affiliates); or (z) a written consent in form and substance satisfactory to the Buyer in its reasonable discretion to the transfer and assignment of all rights, title and interest of all Sellers and the Participating Affiliates in and to such Contracts and the obligations thereunder which are Assumed Liabilities, together with an instrument of sale, transfer and assignment from the Sellers and each of the Participating Affiliates to effect transfer to the Buyer of good, valid and marketable title to such Contracts.

         6.5 Instruments of Conveyance and Transfer; Title. The Sellers shall have delivered to the Buyer such bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, including the Intellectual Property Assignment Agreements, in form and substance, reasonably satisfactory to the Buyer and its counsel, as are necessary to vest in the Buyer good and marketable title to

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the Purchased Assets, free and clear of all Liens, other than Permitted Liens, opinions of counsel and other documents and instruments referred to in Section 2.3(b). With respect to each PL Residual Asset, the Buyer or its designee shall have been made the registered owner of such PL Residual Asset pursuant to the terms of the related governing documents. In the case of a Stock Sale, the Company shall deliver to the Buyer or its designees (a) stock certificates representing the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, with all taxes, direct or indirect, attributable to the transfer of the Shares paid or provided for; (b) the minutes and stock records of the Subject Subsidiary; and (c) signature cards from all banks or financial institutions with which the Subject Subsidiary has an account designating signatures approved by the Buyer to become effective immediately following the Funding.

         6.6 Servicing Agreements. On or prior to the Funding Date, the Buyer and the Sellers and/or the Bankruptcy Acquiror (that purchases the Properties that are necessary for providing the services described in Annex D attached hereto), as the case may be, shall have entered into and delivered the Servicing Agreements (as such term is defined in Section 5.27 hereof), as the case may be.

         6.7 Resignation of Officers and Directors of Subject Subsidiaries. In the case of a Stock Sale, the directors and officers of the Subject Subsidiary identified by the Buyer shall have delivered letters of resignation from their respective positions at the Subject Subsidiary in form and substance satisfactory to the Buyer.

         6.8 [Intentionally Omitted].

         6.9 No Material Adverse Effect. From December 31, 2002 until the Cut-Off Time, there shall not have been any change, circumstance or event which constitutes or has resulted in, or that could reasonably be expected to result in, a Material Adverse Effect.

         6.10 [Intentionally Omitted].

         6.11 Securitization Rights. The Buyer shall be and shall be recognized by the relevant trustee as (i) the servicer or successor servicer with respect to all PL Servicing Rights under each PL Servicing Contract, (ii) the transferee of the transferor's interest in the Transferor Certificate (as defined in the Private Label Credit Card Master Trust Documents) and Transferor Amount (as defined in the Private Label Credit Card Master Trust Documents) and (iii) the transferee of the PL Residual Assets, and the Sellers shall furnish to the appropriate party all opinions, consents, approvals, rating agency confirmations and certificates and other items required in connection with such successions or transfers, including without limitation evidence that the Rating Agency Condition (as defined in the Private Label Credit Card Master Trust Documents) has been satisfied with respect to each such succession or transfer (but only if the CFC parties have not repaid, redeemed and discharged the obligations represented by the Trust and terminated the Private Label Credit Card Master Trust Documents, and the owners of the Receivables and other property that is subject thereto have not transferred such

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

Receivables and other Property to Mill Creek Bank Inc. prior to the Cut-Off
Time). The Sellers shall furnish to the Buyer a complete set of closing documents relating to the closing of the Conseco Private Label Credit Card Master Note Trust 2001-A and the Conseco Private Label Credit Card Master Note Trust 2001-B transactions.

         6.12 Tax Opinion.

              (a) The Sellers shall furnish to the Buyer an opinion of counsel to the effect that the Trust will be classified as a grantor trust, a partnership or a disregarded entity, and not an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool, for federal income tax purposes, and, to the extent that it has issued instruments designated as notes, bonds, debentures or other evidences of indebtedness, such instruments will be characterized as indebtedness for federal income tax purposes.

              (b) The requirement of this Section 6.12 may be satisfied by the delivery of a letter from the law firm that rendered the opinion as to the U.S. federal income tax treatment of the Trust, which letter states that the Buyer is entitled to rely on such opinion to the same extent as the party to whom the opinion was originally issued. A copy of the relevant opinion shall be attached to the letter that states that the Buyer is entitled so to rely.

         6.13 Data Service Contracts. Notwithstanding the provisions set forth in Section 5.13 hereof, the Sellers and the Parent shall have obtained for the Buyer all of the rights equivalent or substantially similar to those provided to the Sellers pursuant to, the Acxiom Contracts set forth in Section 6.13 of the Business Schedules and Attachment A to Section 2.1(a) of the Business Schedules and the database license with Oracle set forth in Attachment A to Section 2.1(a) of the Business Schedules and all such rights shall be deemed to be part of the Purchased Assets.

         6.14 Acceptance of Employment Offers. With respect to each of the Purchased Businesses, the Buyer shall have received acceptances of offers of employment from a sufficient number of employees of the Purchased Business so as to be able to operate such Purchased Business in a manner consistent with its operating history, as reasonably determined by the Buyer in the exercise of its good faith discretion.

         6.15 Agreements.

              (a) (i) The Bankruptcy Court (with respect to the bankruptcy proceeding of the Parent) shall have entered an Order which shall be a Final Order approving the letter agreement in form and substance satisfactory to the Buyer, the Parent and the Company pursuant to which the Parent shall guarantee the Seller's obligations with respect to certain tax matters. The Buyer shall have received all other documents and instruments to be delivered to the Buyer pursuant to Section 2.3(b).

                   (ii) The Buyer shall have entered into (A) an agreement or agreements with the applicable Sellers and any Bankruptcy Acquiror of the applicable Seller's fee simple interest in the properties located at 1400

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              Turbine Dr. Rapid City, S.D. 57703 on the terms and conditions set forth on Annex F hereto in accordance with the terms and conditions set forth on Annex F hereto and (B) an agreement or agreements with the landlord of the applicable Seller's leasehold interest in the property located at 7140 S. Roosevelt, Tempe, Arizona 85283 shortening the term of the lease by two years.

         6.16 Green Tree Retail Services Bank and Conseco Finance Servicing Corp. Transfers. CFC shall have caused (i) Green Tree Retail Services Bank to have transferred and assigned to the Company or any of its Subsidiaries that are Sellers of the Active Merchant Agreements owned by Green Tree Retail Services Bank and all Assigned Receivables related thereto and (ii) Conseco Finance Servicing Corp. to have transferred and assigned to the Company or Mill Creek Bank Inc. all Purchased Assets owned by Conseco Finance Servicing Corp.

         6.17 Replacement Servicer. The Seller or its Affiliate shall have been terminated as "Servicer" under each of the Private Label Credit Card Master Trust Documents and the Buyer or a Person designated by it shall have been duly appointed as successor servicer and all consents, approvals and rating agency confirmations required therefor in the Private Label Credit Card Master Trust Documents shall have been received in all cases, effective as of the Cut-Off Time.

              Any condition specified in this ARTICLE 6 may be waived by the Buyer; provided, however, that no such waiver shall be effective unless it is set forth in a writing executed by the Buyer or unless the Buyer agrees in writing to consummate the transactions contemplated by this Agreement without fulfillment of such condition.

                                   ARTICLE 7
                CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

              The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, or waiver by the Sellers in accordance with this ARTICLE 7, of the following conditions as of the
Funding:

         7.1 Representations and Warranties; Covenants; Certificates.

              (a) The representations and warranties of the Buyer contained in this Agreement, and in any agreement, instrument or document executed and delivered by it in connection with the Closing (including the other Transaction Documents to which the Buyer is a party), shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, except in each case to the extent that the failures in the aggregate of such representations and warranties (disregarding any qualifications as to materiality contained therein) to be true and correct would not reasonably be

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expected to have, and have not had, a material adverse effect on the Buyer or its ability to perform its obligations hereunder or to consummate the transactions contemplated herein.

              (b) The Buyer shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it on or prior to the Effective Closing Date and the Funding Date.

              (c) The Sellers shall have received a certificate, dated as of the Funding Date, signed by authorized officers of the Buyer, in their respective representative capacities and not individually, to the effect that such conditions set forth in Sections 7.1(a) and (b) and Section 7.3 hereof have been satisfied in all respects.

         7.2 Bankruptcy Condition. The Bankruptcy Court shall have entered the Sale Order, that shall be a Final Order which has not been reversed, modified, rescinded or stayed as of the Cut-Off Time and as of the Funding Date.

         7.3 Litigation.

              (a) There shall be in effect no pending or threatened injunction, writ, decree or preliminary restraining order or other order of, or any other action or proceeding before, any Governmental Authority of competent jurisdiction that could reasonably be expected to (i) prevent or prohibit the performance of the material obligations of the parties hereto or to materially modify the terms or results of the transactions contemplated hereby or (ii) cause the transactions to be rescinded following the consummation thereof.

              (b) No Governmental Authority shall have notified either party to this Agreement that the consummation of the transactions contemplated hereby would constitute a violation of the Laws of the United States or the Laws of any state thereof or the Laws of the jurisdiction to which such Governmental Authority is subject and that it intends to commence proceedings to restrain the consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action, prior to what would otherwise have been the Effective Closing Date and the Funding Date.

         7.4 Approvals.

              (a) All authorizations, permits, licenses, certificates of authority, consents, notices, filings, orders and approvals (other than bulk sale approvals) from Governmental Authorities necessary to permit the CFC Parties to perform the transactions contemplated hereby shall have been duly obtained, made or given, shall be in form and substance reasonably satisfactory to the Sellers, shall not be subject to

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the satisfaction of any material condition that has not been satisfied or waived and shall be in full force and effect.

              (b) All terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the transactions contemplated under this Agreement, if any, shall have occurred. This includes, but is not limited to, the termination or expiration of waiting periods under the HSR Act.

         7.5 [Intentionally Omitted].

         7.6 Other Documents. The Sellers shall have received all other documents and instruments to be delivered to the Sellers pursuant to Section 2.3(b).

              Any condition specified in this ARTICLE 7 may be waived by the Sellers; provided, however, that no such waiver shall be effective against the Sellers unless it is set forth in a writing executed by the Sellers or unless the Sellers agree in writing to consummate the transactions contemplated by this Agreement without the fulfillment of such condition.

                                    ARTICLE 8
                                   TERMINATION

         8.1 Termination Prior to Closing. This Agreement may be terminated prior to the Closing as follows:

              (a) by mutual written agreement of the Buyer and the Company;

              (b) by the Buyer or the Company, if there shall be in effect a Final Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

              (c) by the Buyer (provided, however, that the Buyer is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties of the Sellers that would have a Material Adverse Effect or a material breach of any of the covenants set forth in this Agreement on the part of the Sellers, which breach is not cured within 15 Business Days following written notice to the Company;

              (d) by the Company (provided, however, that none of the Sellers is then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties that would have a material adverse effect on the Buyer's ability to perform its obligations hereunder or to consummate the transactions contemplated herein or a material breach of any of the covenants set forth in this Agreement on the part of the Buyer, which breach is not cured within 15 Business Days following written notice to the Buyer;

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              (e) [Intentionally Omitted];

              (f) [Intentionally Omitted];

              (g) by the Buyer or the Company, if the Funding Date has not occurred by the Drop Dead Date; provided, however, that such failure of the Funding Date to occur is not caused by a breach of this Agreement by the terminating party;

              (h) [Intentionally Omitted];

              (i) [Intentionally Omitted];

              (j) (i) by the Buyer, in the event either that the Shortfall Amount is $50 million or more; or

                   (ii) by the Company, in the event the Shortfall Amount is $50 million or more, unless the Buyer elects to consummate the transactions contemplated in this Agreement and other Transaction Documents and pay the amount set forth in Section 2.4(b)(i) hereof.

         8.2 [Intentionally Omitted].

         8.3 No Consequential Damages. If this Agreement is terminated pursuant to Section 8.1(d), the sole and exclusive remedy of the CFC Parties and their Affiliates shall be strictly limited to retention of the Purchased Assets and the prompt payment by the Buyer to the Company of any Losses on an after Tax basis actually incurred or suffered by the Sellers as a result of such breach. If this Agreement is terminated pursuant to Section 8.1(c), the sole and exclusive remedy of the Buyer and its Affiliates shall be strictly limited to the prompt payment by the Company of any Losses on an after tax basis actually incurred or suffered by the Buyer as a result of such breach. In no event shall
(a) the Buyer or its Affiliates have any Liability (including, without limitation, pursuant to Section 9.2(b) hereof) to the CFC Parties or their respective Affiliates or any other Person or (b) the Sellers or their respective Affiliates have any Liability (including, without limitation, pursuant to Section 9.2(a) hereof) to the Buyer or any other Person, in either case, for any special, consequential or punitive damages, and any such claim, right or cause of action for any damages that are special, consequential or punitive is hereby fully waived, released and forever discharged.

         8.4 Effect of Termination. If the transactions contemplated hereby are consummated, then this Agreement shall become null and void and of no further force and effect and there shall be no Liability on the part of any Party to any other Party or its shareholders, directors or officers, except as contemplated by ARTICLE 8 and ARTICLE 9 hereof and except for Liabilities for breach by either party hereto of this Agreement prior to the termination hereof.

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                                   ARTICLE 9
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         9.1 Survival of Representations.

              (a) The respective representations and warranties of the Parties contained herein and in any Transaction Document or in any other agreement, certificate, instrument or other document delivered pursuant hereto or thereto shall survive the Funding until a date 12 months from the Funding Date; and provided, however, that representations and warranties contained in Section 3.22 hereof shall survive the Funding until 60 days after the lapse of the applicable statute of limitations. No claim may be asserted nor may any action be commenced against the Sellers pursuant to Section 9.2(a)(ii) or against the Buyer pursuant to Section 9.2(b)(i) unless written notice of such claim or action is received by the Sellers, in the case of Section 9.2(a)(ii), and Buyer, in the case of
Section 9.2(b)(i) on or prior to the date on which the representation or warranty is based ceases to survive as set forth in the prior sentence (it being agreed and understood that if a claim for a breach of a representation or warranty is timely made, the representation or warranty shall, solely for purposes of such claim, survive until the date on which such claim is finally liquidated or otherwise resolved).

              (b) Except as otherwise provided herein, the respective covenants of the Parties contained in this Agreement, the other Transaction Documents or in any other agreement, certificate, instrument or other document delivered pursuant hereto or thereto shall survive the Closing indefinitely. Notwithstanding anything to the contrary set forth herein, the representations and warranties pertaining to any claim filed prior to the expiration of the relevant survival period specified in Section 9.1(a) hereof, shall, solely for purposes of such claim survive until the resolution of such claim.

         9.2 Indemnification.

              (a) From and after the Funding Date and subject to Sections 9.3 and 9.6 hereof), the Sellers on a joint and several basis shall indemnify, defend and hold the Buyer, its Affiliates and their respective directors, officers, employees, representatives, agents, successors and assigns (collectively, the "Buyer Indemnified Parties") harmless, from and against all Losses on an after-Tax basis that may be incurred or suffered by any Buyer Indemnified Party resulting or arising from, related to or incurred or suffered in connection with:

                   (i) any failure of the CFC Parties to pay, perform and
              discharge any Excluded Liabilities;

                   (ii) any breach of any representation or warranty of the CFC
              Parties contained herein or in any other Transaction Document or in any other agreement, certificate, instrument or other document delivered

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

              pursuant hereto or thereto including any exhibit or schedule hereto and thereto;

                   (iii) any breach of any covenant, obligation or agreement of the CFC Parties contained herein or in any other Transaction Document or in any other agreement, certificate, instrument or other document delivered pursuant hereto or thereto;

                   (iv) any failure to comply with any "bulk sales" or similar laws promulgated by any Governmental Authority; and

                   (v) any failure of the CFC Parties to pay, perform or
              discharge any of the Assumed Liabilities to the extent that such Assumed Liabilities were due and payable or were required to be performed by the owner of the Purchased Assets from the Cut-Off Time through the Funding Date.

              Notwithstanding the foregoing, Mill Creek Bank shall have no obligations under this Section 9.2(a).

              (b) From and after the Funding Date, subject to Sections 9.3 and 9.6, the Buyer shall indemnify, defend and hold the Sellers, their Affiliates and their respective directors, officers, employees, representatives, agents, successors and assigns (collectively, the "Seller Indemnified Parties", and together with the Buyer Indemnified Parties, the "Indemnified Parties") harmless from and against all Losses, that may be incurred or suffered by any Seller Indemnified Party resulting or arising from, related to or incurred or suffered in connection with:

                   (i) any breach of any representation or warranty of the Buyer contained herein or in any other Transaction Document or in any other agreement, certificate, instrument or other document delivered pursuant hereto or thereto (including any exhibit or schedule hereto and thereto);

                   (ii) any breach of any covenant, obligation or agreement of the Buyer contained herein or in any other Transaction Document or in any other agreement, certificate, instrument or other document delivered pursuant hereto or thereto; or

                   (iii) any failure of the Buyer to assume, pay, perform and discharge any Assumed Liability (other than the Assumed Liabilities paid, performed or discharged by the CFC Parties pursuant to Section 2.2(a)(ii) hereof) as set forth in Section 2.2(a) hereof.

         9.3 Qualifications on Indemnification. Notwithstanding anything to the contrary contained in this Agreement,

              (a) Each Buyer Indemnified Party entitled to indemnification for any Losses suffered or incurred by such Person resulting from, arising out of, based on or relating to (A) a breach of any representation set forth in Section
3.22 or (B) a

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

failure to perform any covenant, agreement or undertaking of any Seller shall be entitled to such indemnification for the full amount of such Losses regardless of the amount of Losses.

              (b) Each Buyer Indemnified Party entitled to indemnification for any Losses suffered or incurred by such Person resulting from, arising out of, based on or relating to any breach described in Sections 9.2(a)(ii) and 9.2(a)(iii) shall be entitled to such indemnification for the full amount of such Losses regardless of the amount of the Losses; provided, however, that the Sellers shall not be required to indemnify the Buyer Indemnified Parties for any Losses pursuant to Section 9.2(a)(ii) hereof (other than with respect to representations under Section 3.22 hereof) until the aggregate amount of such Losses exceeds $3.5 million (the "Indemnity Deductible"), and then only for the excess of such Losses over such Indemnity Deductible; provided, further, that the Sellers shall not be required to indemnify the Buyer Indemnified Parties for any Losses pursuant to Section 9.2(a)(ii) (other than with respect to the representations under Section 3.22) for any Losses in the aggregate in excess of $35 million (the "Cap").

              (c) Each Seller Indemnified Party entitled to indemnification for any Losses suffered or incurred by such Person resulting from, arising out of, based on or relating to any breach described on Sections 9.2(b)(ii) and 9.2(b)(iii) shall be entitled to such indemnification for the full amount of such Losses regardless of the amount of the Losses; provided, however, that the Buyer shall not be required to indemnify the Seller Indemnified Parties for any Losses (i) pursuant to Section 9.2(b)(i) until the aggregate amount of such Losses exceeds the Indemnity Deductible, and then only for the excess of such Losses over such Indemnity Deductible; and provided, further, that the Buyer shall not be required to indemnify the Seller Indemnified Parties for any Losses pursuant to Section 9.2(b)(i) for any Losses in the aggregate in excess of the Cap.

              (d) For the purposes of determining whether the Indemnity Deductible has been attained and whether any Indemnified Party is entitled to indemnification for Losses pursuant to Section 9.2(a)(ii) or Section 9.2(b)(i), all qualifications as to "material," "materiality," "Material Adverse Effect," or similar exception or qualifier contained therein shall be disregarded.

         9.4 Notice and Defense of Claims.

              (a) Notice of Claims. If an Indemnified Party desires to assert a Direct Claim or receives notice of the assertion of any claim or of the commencement of any Third Party Claim with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnified Party will give such Indemnifying Party reasonable prompt notice thereof, but the failure to give timely notice will not affect the rights or obligations of the Indemnifying Party except to the extent that, as a result of such failure, the Indemnifying Party has been materially prejudiced by the Indemnified Party's failure to give such notice, in which case the Indemnifying Party shall be relieved from its obligations hereunder only to the extent of such material

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

prejudice. Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable, of the Loss that has been or may be sustained by the Indemnified Party. Any Notice of a Direct Claim will state the nature of such claim in reasonable detail and indicate the estimated amount, if practicable.

              (b) Third Party Claim Defense. Subject to Section 9.4(d), the Indemnifying Party will have the right to participate in or, by giving notice to the Indemnified Party, to elect to assume the defense of, any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel. If an Indemnifying Party assumes the defense, it must pursue such defense, settlement or negotiation diligently and in good faith. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event use its commercially reasonable efforts to cooperate with and assist the Indemnifying Party; provided, however, that any Indemnified Party shall be entitled to participate in the defense of any such Third Party Claim with counsel of its own choice at the expense of the Indemnifying Party if, in the good faith judgment of the Indemnified Party's counsel, representation by the Indemnifying Party's counsel presents a material conflict of interest or if the Indemnified Party has conflicting defenses. Subject to the proviso in the immediately preceding sentence, if within 10 calendar days after an Indemnified Party provides notice to the Indemnifying Party of any Third Party Claim, the Indemnified Party receives notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement or compromise of any Third Party Claim unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

              (c) Direct Claim. The Indemnifying Party will have a period of 45 calendar days from the receipt of notice of a Direct Claim within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such 45-day period, the Indemnifying Party will be deemed to have accepted such Direct Claim. If the Indemnifying Party rejects such Direct Claim, the Indemnified Party will be free to seek enforcement of its rights to indemnification under this Agreement.

              (d) Non-Assumable Claims. The Buyer shall have the sole right, with counsel of its choice, to defend and/or settle any claim that is a Non-Assumable Claim and Sellers will not be entitled to assume defense thereof; provided, however, that the Buyer shall consult with the Sellers before settling any Non-Assumable Claim. With respect to any Non-Assumable Claim, upon the receipt by the Buyer of an offer of compromise relating to such Non-Assumable Claim that includes an unconditional release of the Buyer and requires only the payment of money, the Buyer shall promptly inform the Sellers of such offer together with a description of the material terms and conditions of such offer. The Sellers shall have the right to terminate their liability for Losses in respect of any Non-Assumable Claim that is the subject of such an

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

unconditional offer of compromise upon their irrevocable offer to the Buyer, as applicable, to pay the amount contained in such offer to compromise; upon receipt, in the form of immediately available funds by the Buyer, of the amount contained in such offer to compromise and payment of all other Losses suffered or incurred by any of them in respect of such Non-Assumable Claim, the Sellers shall have no further liability to the Buyer in respect of such Non-Assumable Claim.

         9.5 Tax Treatment. The Parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law. All indemnification payments under this Agreement shall include an amount sufficient to hold the recipient harmless on a net after-Tax basis from all Taxes imposed with respect to the receipt or on account of the payment.

         9.6 Remedy. Notwithstanding any other provisions of this Agreement other than Sections 2.5 and 9.7 hereof and for equitable remedies (including, without limitation, specific performance), absent fraud, from and after the Funding Date, the sole remedy of a party in connection with a breach of any representation, warranty or covenant contained herein or in any other Transaction Document or in any other agreement, certificate, instrument or other document delivered pursuant hereto or thereto shall be set forth in this ARTICLE 9.

         9.7 Administrative Expense; Administrative Priority.

              (a) The following shall constitute allowed administrative expenses of the CFC Debtors under section 364(c)(1) of the Bankruptcy Code with priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code: the first $3.5 million of the Sellers' obligations under Section 5.1(b)(i) and this ARTICLE 9 ("Administrative Tax and Indemnity Claims"); the balance of Seller's obligations in excess of the first $3.5 million referenced above shall be allowed as an unsecured prepetition claim. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that the obligations of the CFC Parties pursuant to Section 2.5 hereof shall be separately enforceable at law or in equity and shall not constitute a claim under ARTICLE 9 hereof.

              (b) The Buyer shall not be required to file any request for allowance of administrative claims or proofs of claim with the Bankruptcy Court or otherwise. Any notices or claims provided by the Buyer hereunder pursuant to this ARTICLE 9 shall satisfy and perfect any such request for administrative claims or proof of claim filing requirements otherwise applicable to holders of claims in the Chapter 11 case. In the event that the Buyer gives notice of a claim or makes a claim pursuant to ARTICLE 9 hereof that is liquidated as to amount and the CFC Debtors dispute such claim, the CFC Debtors shall deposit with the Administrative Claims Escrow Agent, on account of, pending allowance of, such claim cash in an amount equal to all Administrative Tax and Indemnity Claims, not to exceed $3.5 million, the disposition of which shall be governed by the terms and conditions set forth in the Administrative Claims Escrow Agreement. In addition, the CFC Debtors shall deposit with the

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

Administrative Claims Escrow Agent on account of, and pending allowance of, all general unsecured claims for Administrative and Tax and Indemnity Claims in excess of $3.5 million, any property distributable on account of general unsecured claims pursuant to a confirmed chapter 11 plan of the CFC Debtors. Notwithstanding the foregoing, any reserve established pursuant to this Section 9.7(b) may be increased upon motion or other request by the Buyer filed with the Bankruptcy Court up to the Cap. The CFC Debtors shall not seek to disallow, expunge or estimate any claims of Bayer under section 502 of the Bankruptcy Code or otherwise, on the grounds that such claims are contingent or unliquidated.

              (c) On or prior to the Funding, the Buyer, the Sellers and the Administrative Claims Escrow Agent shall enter into the Administrative Claims Escrow Agreement. Such Administrative Claims Escrow Agreement shall terminate with respect to any claims made pursuant to Section 9.2(a) on the date an order of the Bankruptcy Court allowing or disallowing such indemnity claim is entered; provided, however, that promptly after the entry of such order, the Buyer and the Company shall instruct the Administrative Claim Escrow Agent to release the amount allowed or disallowed by such order and the Buyer shall have received such amounts.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Expenses. Except as otherwise specifically provided in this Agreement, the Sellers and the Buyer will each pay all costs and expenses incurred by each of them, or on their behalf respectively,. in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel.

         10.2 Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived; provided, however, that any such amendment or waiver shall be binding upon a Party hereto only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto under or by reason of this Agreement.

         10.3 Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to the Sellers and the Buyer shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

     Notices to the Sellers:        Conseco Finance Corp.
     ----------------------         1100 Landmark Towers
                                    Saint Paul, Minnesota 55102
                                    Attention: Charles H. Cremens
                                    Telecopy No.: (651) 293-5746

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, IL 60601
                                    Attention:  James H.M. Sprayregen, P.C.
                                    Telecopy: (312) 861-2200

     Notices to the Buyer:          General Electric Capital Corporation
     --------------------           General Electric Consumer Finance
                                    1600 Summer Street
                                    Stamford, CT  06905
                                    Attention:  Ron Lemmens
                                    Telecopy:  (203) 602-8626

                                    with copies (which shall not constitute
                                    notice) to:

                                    General Electric Capital Corporation
                                    General Electric Consumer Finance
                                    1600 Summer Street
                                    Stamford, CT  06905
                                    Attention: General Counsel
                                        General Electric Consumer Finance
                                           Americas
                                    Telecopy: (203) 961-5331

                                    with copies (which shall not constitute
                                    notice) to:

                                    Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, NY 10153
                                    Attention: Jane McDonald
                                    Telecopy: (212) 310-8007


         10.4 Binding Agreement; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Sellers without the prior written consent of the Buyer or by the Buyer without the prior written consent of the Sellers. Notwithstanding the foregoing, without the prior written consent of the Sellers, each of the Buyer and its permitted assigns may at any time, in its sole discretion, assign, in whole or in part, (a) its rights and obligations pursuant to this Agreement and the other Transaction Documents to one or more of its Affiliates, (b) after the Funding, its rights under this Agreement and, except as otherwise specifically set forth therein, the other Transaction Documents, in whole or in part, to any Person. However, the Buyer and its permitted assigns shall not be released or novated from any obligations assigned by the Buyer or its permitted assigns pursuant to this Section 10.4.

         10.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         10.6 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean "including without limitation".

         10.7 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

         10.8 Entire Agreement. The annexes, exhibits and schedules identified in this Agreement are incorporated herein by reference. This Agreement and the other Transaction Documents (including the Confidentiality Agreement) contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

         10.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

         10.10 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

         10.11 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

         10.12 Consent to Jurisdiction. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY (BUT NOT EXCLUSIVELY) LIE IN ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK; PROVIDED, HOWEVER, THAT THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OVER ANY DISPUTE RELATING TO THE AUCTION OR THE PURCHASED ASSETS SHALL EXCLUSIVELY LIE WITH THE BANKRUPTCY COURT SO LONG AS THE BANKRUPTCY COURT SHALL BE WILLING TO HEAR SUCH DISPUTE. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL AT SUCH LOCATIONS AS INDICATED IN SECTION 10.3, HEREOF RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

         10.13 Delivery by Facsimile. This Agreement and any other Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such Contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a Contract and each such Party forever waives any such defense.

         10.14 Disclosure Schedules. All schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The description or listing of a matter, event or thing within the schedules (whether in response for a description or listing of material items or otherwise) shall not be deemed an admission or acknowledgment that such matter, event or thing is "material" for any

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

purpose. In addition, matters reflected in the schedules are not necessarily limited to matters required by this Agreement to be reflected in such schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

                            [Signature pages follow]

              IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first written above.

                                        CONSECO FINANCE CORP.



                                        By: /s/ Keith Anderson
                                           -------------------------------------
                                        Name: Keith Anderson
                                        Its:



                                        CONSECO FINANCE CANADA HOLDING COMPANY


                                        By: /s/ Keith Anderson
                                           -------------------------------------
                                        Name: Keith Anderson
                                        Its:



                                        CONSECO FINANCE CANADA COMPANY


                                        By: /s/ Keith Anderson
                                           -------------------------------------
                                        Name: Keith Anderson
                                        Its:




                                        RICE PARK PROPERTIES CORPORATION


                                        By: /s/ Keith Anderson
                                           -------------------------------------
                                        Name: Keith Anderson
                                        Its:

                                        GREEN TREE RETAIL SERVICES BANK, INC.


                                        By: /s/ Daniel J. Finn, Jr.
                                           -------------------------------------
                                        Name: Daniel J. Finn, Jr.
                                        Its:  President



                                        MILL CREEK BANK INC.


                                        By: /s/ Shawn R. Gensch
                                           -------------------------------------
                                        Name: Shawn R. Gensch
                                        Its:  President



                                        MILL CREEK SERVICING CORPORATION


                                        By: /s/ Shawn R. Gensch
                                           -------------------------------------
                                        Name: Shawn R. Gensch
                                        Its:  SVP & CFO



                                        CONSECO FINANCE CREDIT CARD
                                        FUNDING CORP.


                                        By: /s/ Keith Anderson
                                           -------------------------------------
                                        Name: Keith Anderson
                                        Its:


                                        GENERAL ELECTRICAL CAPITAL CORPORATION


                                        By: /s/ Renier Lemmens
                                           -------------------------------------
                                        Name: Renier Lemmens
                                        Its:  Authorized Representative

                          PURCHASED BUSINESSES SCHEDULE

                                INDEX OF EXHIBITS



Exhibit A               -        Additional Representations and Warranties with
                                 Respect to the Loans
Exhibit B               -        [Intentionally Omitted].
Exhibit C               -        [Intentionally Omitted].
Exhibit D               -        Form of Lost Document Affidavit

Annex A                 -        November 30 Balance Sheet
Annex B                 -        December 31 Balance Sheet
Annex C                 -        January 31 Balance Sheet
Annex D                 -        Servicing Agreements Terms
Annex E                 -        Form of Sale Order
Annex F                 -        Lease Terms
Annex G                 -        [Intentionally Omitted]
Annex H                 -        Adjustments to Book and Records
Annex I                 -        Pro Forma Schedule as of January 31, 2003

                                    EXHIBIT A

1. Loans. The Sellers make the following representations with respect (a) to the Loans that are Purchased Assets and (b) the Securitized Loans relating to the PL Business (collectively, the "Covered Loans"):

              (a) Binding Obligation. The Covered Loans are the legal, valid and binding obligations of the Obligor thereunder and are enforceable by the applicable Sellers in accordance with their written terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally.

              (b) No Defenses. The Covered Loans are, or as of the Cut-Off Time and as of the Funding Date will be, in full force and effect free and clear of all Liens (other than Permitted Liens) and are not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury by any Person, and the operation of any of the terms of such Loans or the exercise of any right thereunder by any Person will not render such Loans unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

              (c) Insurance. In the case of all applicable Covered Loans, including, but not limited to Home Improvement Loans, relating to real property, other than unsecured Loans, as of the date a CFC Party originated or purchased (as applicable) such Covered Loan, all improvements on the related real property were covered by a hazard insurance policy.

              (d) Origination. Each Covered Loan constitutes and arose out of a bona fide business transaction entered into by the Sellers in the ordinary course of business consistent with past practices of the Sellers, and if not originated by the Sellers, then purchased by or assigned to a Seller from a home improvement contractor, dealer or a similarly situated Person in the ordinary course of business of the Sellers consistent with past practices of the applicable Sellers. The origination practices with respect to each Covered Loan
(i) have been and are in all material respects legal and proper in the origination business and consumer finance business and (ii) are in accordance with the Sellers' underwriting guidelines in all material respects (except that, with respect to each Covered Loan that was originated by a Person other than a Seller, the Sellers make such origination practices representation and warranty only to their Knowledge).

              (e) Lawful Assignment. The Covered Loans were not originated in and are not subject to the Laws of any jurisdiction whose Laws would make the transfer or ownership thereof unlawful or unenforceable. The assignment and any and all documents executed and delivered by the Sellers pursuant to this Agreement each constitutes the legal, valid and binding obligation of the Sellers enforceable in accordance with their terms. On the Funding Date, effective as of the Cut-Off Time, the Sellers will have executed a valid blanket assignment of the Covered Loans transferred to the Buyer, and will have transferred all their right, title and interest in such Covered Loans, including all rights the Sellers may have against the originating Person with respect to Covered Loans originated by Persons other than a Seller.

              (f) Compliance with Laws. All requirements of any Law, including without limitation, the Finance Laws, and FHA regulations, if applicable, have been complied with in all material respects and such compliance is not affected by the holding or ownership of the Covered Loans.

              (g) Loans In Force. The Covered Loans have not been satisfied, subordinated or rescinded, in whole or in part, and, in the case of such Loans or Securitized Loans secured by collateral, such collateral has not been released, in whole or in part (except as released in the ordinary course of business consistent with past practices), from the Lien created thereby.

              (h) Liens. With respect to Loans that are Home Improvement Loans, such Covered Loans have been duly executed and delivered by the Obligors and the related mortgage are valid and subsisting first, second or third Liens on the property described therein or the Home Improvement Loans are unsecured borrowings of the Obligor. On the Funding Date, effective as of the Cut-Off Time, the Sellers will assign any related mortgage to the Buyer, and the Buyer will have valid and subsisting Liens on the property therein described. The Sellers have full right to sell and assign such Loans to the Buyer.

              (i) Originals. The Sellers have in their possession (either directly or through a custodian) and, as of the Funding Date, will have delivered to the Buyer, all originals of the mortgage notes, promissory notes, Contracts, applications and certificates, security agreements, certificates of title, UCC financing statement that constitute or evidence the Covered Loans, and to the extent applicable, together with an allonge affixed to each such note and certificate showing a complete chain of endorsements to Buyer. As to any missing promissory note, contract or certificate, the Sellers shall deliver or cause to be delivered, a copy of the lost document and a lost document affidavit with respect thereto, the form of which is attached hereto at Exhibit D. In the case of Loans secured by real property, including but not limited to Home Improvement Loans, the Sellers will deliver, or cause to be delivered, to the Buyer on the Funding Date, effective as of the Cut-Off Time, the original mortgage or deed of trust, with evidence of recording thereon, or if the original mortgage has not yet been returned from the recording office, a true copy of the mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the real property has been delivered, and executed assignments of mortgage showing a complete chain of assignment of mortgage to the Buyer.

              (j) Notation of Security Interest. With respect to the Covered Loans where the underlying collateral, such as consumer products, is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows (or, if a new or replacement title document with respect to such collateral is being applied for, then such title document will be issued within 180 days and will show) a Seller as the holder of a first priority security interest in such collateral. If the collateral is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in goods of the type of such collateral, such filings or recording have been duly made and show a Seller as a secured party.

              (k) Purchase Money Security Interest. The retail installment contracts create a "purchase money security interest" (as defined in the UCC) in favor of the Sellers in the consumer product covered thereby as security for payment of the outstanding balance of such retail installment contract and all other obligations of the Obligor under such retail installment contract; such security interest has been assigned by the Sellers to the Buyer and at the time of such assignment the Buyer will have a valid purchase money security interest in such consumer product.

              (l) [Intentionally Omitted].

              (m) Home Ownership and Equity Protection Act. With respect to any Loan subject to the Home Ownership and Equity Protection Act of 1994, each such Loan has been originated and serviced in compliance with the provisions thereof.

              (n) Licensing Requirements. All CFC Parties that have had any interest in any Covered Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the Laws of the state where the related mortgaged property is located, except where the failure to comply with such licensing requirements will not adversely affect the Buyer's interest in the Covered Loans, all parties were (2) (a) organized under the Laws of such jurisdiction, or (b) qualified to do business in such jurisdiction, or (c) federal savings and loan associations, savings banks, industrial loan corporations or national banks having principal offices in such jurisdiction, or (d) not doing business in such jurisdiction, and (2) all parties had capacity to execute the Loans and Securitized Loans.

2. PL Residual Assets. The Sellers make the following representations with respect to the PL Residual Assets:

              (a) All of the PL Residual Assets that are certificated securities have been validly issued, and are fully paid and non-assessable, and have been offered, issued and sold in compliance with all applicable laws. There are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance, in connection with such PL Residual Assets. There are no agreements on the part of the Sellers to issue, sell or distribute the PL Residual Assets and the Sellers have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein or to pay any dividend or make any distribution in respect of the PL Residual Assets.

              (b) Except as indicated in the PL Residuals Schedule, no servicing termination or over collateralization triggers or early amortization events have occurred on any Securitization relating to the PL Business.

              (c) The servicing practices used by each of the CFC Parties in Securitizations relating to the PL Business are in compliance in all material respects with the requirements of the related agreements and federal, state and local laws, rules and regulations.

                                    EXHIBIT D

                         FORM OF LOST DOCUMENT AFFIDAVIT

              The undersigned being duly sworn, according to law, deposes and states that he is an officer of [________________] (the "Holder"), that he makes this Affidavit on its behalf, being authorized to do so, and that the facts stated herein are true and correct to the best of his knowledge, information and belief.

              1. On or about [________________], [the Company, ("Company")]
issued [document].

              2. The Holder is the sole legal and beneficial holder of the [document].

              3. The Holder has reason to believe that the [document] has been lost, stolen or destroyed because the Holder has caused a diligent search to be made for the [document], and the [document] is nowhere to be found.

              4. If the [document] is found or comes into the Holder's possession or control or into the possession or control of the Holder's representatives or assigns, the [document] shall be delivered to the Company to be cancelled.

              5. The Holder relinquishes any claim of any nature whatsoever which it had in connection with the [document].

              6. The undersigned states that the above statements are true and to the best of the undersigned's knowledge, information and belief.


                                 [COMPANY]



                                 By:___________________________
                                    Name:
                                    Title:



Sworn to and Subscribed before
me this ____ day of _________ __, 2003


---------------------------
Notary Public

================================================================================





                            ASSET PURCHASE AGREEMENT



                                  by and among



                             CONSECO FINANCE CORP.,



                        THE SELLING ENTITIES NAMED HEREIN



                                       and



                      GENERAL ELECTRIC CAPITAL CORPORATION



                                   Dated as of



                                 March 14, 2003






================================================================================

                                TABLE OF CONTENTS


                                                                                                      Page
ARTICLE 1             DEFINITIONS.......................................................................1

         1.1      Definitions...........................................................................1

ARTICLE 2             PURCHASE AND SALE OF ASSETS......................................................32

         2.1      Purchased Assets.....................................................................32

         2.2      Liabilities..........................................................................34

         2.3      Funding Transactions.................................................................38

         2.4      Purchase Price.......................................................................42

         2.5      Post-Effective Time Amounts Received and Paid; Assignment of New Loans;
                  Securitized Receivables..............................................................43

         2.6      Sale of Assets.......................................................................44

         2.7      Assumption of Certain Leases and Contracts...........................................44

         2.8      Consents to Certain Assignments......................................................45

         2.9      Real Estate Taxes....................................................................45

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF THE SELLERS....................................45

         3.1      Organization and Power...............................................................45

         3.2      Authorization of Transactions........................................................46

         3.3      Absence of Conflicts; Required Consents, Approvals and Filings.......................46

         3.4      Company Subsidiaries.................................................................47

         3.5      Good Title...........................................................................47

         3.6      Compliance with Laws; Permits........................................................48

         3.7      Assets Necessary and Sufficient to Conduct Businesses................................48

         3.8      Facilities; Real Property............................................................49

         3.9      Personal Property....................................................................49

         3.10     Receivables..........................................................................49

         3.11     Material Agreements..................................................................50

         3.12     Intellectual Property................................................................51

         3.13     Brokerage............................................................................53

         3.14     Employees............................................................................53

         3.15     Affiliate Transactions...............................................................53

         3.16     ERISA; Employee Benefits.............................................................54

         3.17     Depository Institutions..............................................................54


                               TABLE OF CONTENTS
                                   (continued)

                                                                                                      Page
         3.18     Litigation...........................................................................54

         3.19     Financial Statements.................................................................55

         3.20     Indebtedness; Guarantees; Absence of Undisclosed Liabilities.........................55

         3.21     PL Residual Assets...................................................................56

         3.22     Tax Matters..........................................................................56

         3.23     Insurance............................................................................58

         3.24     Environment; Health and Safety.......................................................58

         3.25     Accounting Controls..................................................................59

         3.26     Summary of Securitizations Relating to PL Business...................................59

         3.27     Representations as to Certain Purchased Assets.......................................59

         3.28     Securities Offerings.................................................................59

         3.29     No Powers of Attorney................................................................59

         3.30     Securities Laws Matters; No Registration.............................................59

         3.31     Securitizations Relating to PL Business..............................................59

         3.32     Conduct of Business..................................................................61

         3.33     Absence of Certain Changes...........................................................61

         3.34     Maintenance of Books.................................................................62

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF THE BUYER......................................62

         4.1      Organization and Corporate Power.....................................................62

         4.2      Authorization of Transaction.........................................................62

         4.3      No Violation.........................................................................63

         4.4      Governmental Authorities and Consents................................................63

         4.5      Litigation...........................................................................63

         4.6      Brokerage............................................................................63

         4.7      Availability of Funds................................................................63

         4.8      Stock Purchase.......................................................................63

         4.9      Approvals............................................................................64

         4.10     Knowledge............................................................................64

                               TABLE OF CONTENTS
                                   (continued)

                                                                                                      Page
ARTICLE 5             ADDITIONAL AGREEMENTS............................................................64

         5.1      Tax Matters..........................................................................64

         5.2      Access to Information and Facilities.................................................70

         5.3      Confidentiality......................................................................71

         5.4      Conduct of the Businesses Prior to Funding...........................................72

         5.5      Restrictions on Certain Actions......................................................73

         5.6      Press Releases and Announcements.....................................................77

         5.7      Approvals of Third Parties; Satisfaction of Conditions to Closing....................77

         5.8      Bankruptcy Actions...................................................................78

         5.9      [Intentionally Omitted]..............................................................80

         5.10     [Intentionally Omitted]..............................................................80

         5.11     Exclusivity; No Solicitation of Transactions.........................................80

         5.12     Employees............................................................................80

         5.13     Transition...........................................................................85

         5.14     Seller's Trademarks..................................................................85

         5.15     Notices to Obligors..................................................................86

         5.16     Non-Solicitation and Non-Competition.................................................86

         5.17     Further Actions......................................................................87

         5.18     Further Assurances...................................................................87

         5.19     Mail Forwarding......................................................................87

         5.20     [Intentionally Omitted]..............................................................87

         5.21     [Intentionally Omitted]..............................................................87

         5.22     [Intentionally Omitted]..............................................................87

         5.23     Preparation of License Applications..................................................87

         5.24     Provision of Bank Information........................................................88

         5.25     Access to Records After the Funding..................................................88

         5.26     Liens................................................................................89

         5.27     Separation Matters...................................................................89

         5.28     [Intentionally Omitted]..............................................................90

                               TABLE OF CONTENTS
                                   (continued)

                                                                                                      Page
         5.29     Financial Information................................................................90

         5.30     [Intentionally Omitted]..............................................................90

         5.31     Intellectual Property Licenses; Shared Services; Shared Systems......................90

         5.32     Pending or Threatened Litigation.....................................................91

         5.33     Insurance; Risk of Loss..............................................................91

         5.34     Supplements to Schedules; Post-Signing Information...................................92

         5.35     Payment of Brokers' or Finders' Fees.................................................92

         5.36     Powers of Attorney...................................................................92

         5.37     Non-Competition Waivers..............................................................92

         5.38     Post-Effective Closing Date Deliverables.............................................92

         5.39     Final Schedule of Assets Acquired and Liabilities Assumed............................93

         5.40     Home Equity Loan, Reaffirmed Accounts, CRAs and Charged-Off Accounts Sales...........95

         5.41     Other Notices........................................................................96

         5.42     Limited Power of Attorney............................................................96

         5.43     Wind-Down of PL Securitization.......................................................96

ARTICLE 6             CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS..................................96

         6.1      Representations and Warranties; Covenants; Certificates..............................97

         6.2      Bankruptcy Condition.................................................................97

         6.3      Litigation...........................................................................97

         6.4      Approvals............................................................................98

         6.5      Instruments of Conveyance and Transfer; Title........................................99

         6.6      Servicing Agreements................................................................100

         6.7      Resignation of Officers and Directors of Subject Subsidiaries.......................100

         6.8      [Intentionally Omitted].............................................................100

         6.9      No Material Adverse Effect..........................................................100

         6.10     [Intentionally Omitted].............................................................100

         6.11     Securitization Rights...............................................................100

         6.12     Tax Opinion.........................................................................101

                                       iv
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                               TABLE OF CONTENTS
                                   (continued)

                                                                                                      Page
         6.13     Data Service Contracts..............................................................101

         6.14     Acceptance of Employment Offers.....................................................101

         6.15     Agreements..........................................................................101

         6.16     Green Tree Retail Services Bank and Conseco Finance Servicing Corp. Transfers.......102

         6.17     Replacement Servicer................................................................102

ARTICLE 7             CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS................................102

         7.1      Representations and Warranties; Covenants; Certificates.............................102

         7.2      Bankruptcy Condition................................................................103

         7.3      Litigation..........................................................................103

         7.4      Approvals...........................................................................103

         7.5      [Intentionally Omitted].............................................................104

         7.6      Other Documents.....................................................................104

ARTICLE 8             TERMINATION.....................................................................104

         8.1      Termination Prior to Closing........................................................104

         8.2      [Intentionally Omitted].............................................................105

         8.3      No Consequential Damages............................................................105

         8.4      Effect of Termination...............................................................105

ARTICLE 9             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION....................................106

         9.1      Survival of Representations.........................................................106

         9.2      Indemnification.....................................................................106

         9.3      Qualifications on Indemnification...................................................107

         9.4      Notice and Defense of Claims........................................................108

         9.5      Tax Treatment.......................................................................110

         9.6      Remedy..............................................................................110

         9.7      Administrative Expense; Administrative Priority.....................................110

ARTICLE 10            MISCELLANEOUS...................................................................111

         10.1     Expenses............................................................................111

                               TABLE OF CONTENTS
                                   (continued)

                                                                                                      Page
         10.2     Amendment and Waiver................................................................111

         10.3     Notices.............................................................................111

         10.4     Binding Agreement; Assignment.......................................................112

         10.5     Severability........................................................................113

         10.6     Construction........................................................................113

         10.7     Captions............................................................................113

         10.8     Entire Agreement....................................................................113

         10.9     Counterparts........................................................................113

         10.10    Governing Law.......................................................................113

         10.11    Parties in Interest.................................................................114

         10.12    Consent to Jurisdiction.............................................................114

         10.13    Delivery by Facsimile...............................................................114

         10.14    Disclosure Schedules................................................................114


                                       vi